Exhibit (as)
MILLION OUNCE PLANT UPGRADE
PROJECT
CONTRACT PACKAGE: MOPU-0011
ENGINEERING DESIGN FOR UPGRADE OF
CRUSHING, CONVEYING, GRINDING & OXIDATION
FACILITIES
MINOR WORKS — CONSULTANCY AGREEMENT
SCHEDULE OF RATES
Volume 1 of 2

MILLION OUNCE PLANT UPGRADE — MOPU-0011
CONTRACT PACKAGE
VOLUME 1
MOP-0011 Consolidated Contract

1.0	AGREEMENT PARTICULARS

MINE: Lihir Gold Mine (“Owner”)

PRINCIPAL: Lihir Services Australia Pty Limited (ABN 33 116 067 611) of Level 9 AAMI Building 500 Queen Street, Brisbane 4000, Australia (“LSA”)

CONSULTANT: Lycopodium Minerals Qld Pty Ltd (ABN: 37 124 757 384) (“Consultant”)

ADDRESS OF CONSULTANT: 163 Wharf Street, Spring Hill QLD 4000

TEL No: 07 3244 7777 FAX No: 07 3244 7788

EMAIL:

AGREEMENT No: MOPU-0011

DATE: 11th September, 2008

TENDERED BUDGET COST:

AGREEMENT CURRENCY: AUD ............. (If nothing stated AUD)

COMMENCEMENT DATE: 10th September, 2008.

ANTICIPATED COMPLETION DATE: 4th November, 2009.
2.0	AGREEMENT

2.1	Whereas LSA is desirous to engage the Consultant to provide certain Services:

Engineering Design for Upgrade of Crushing, Conveying, Grinding & Oxidation Facilities (the “Services”)

The Consultant will provide the Services from the Commencement Date to the Completion Date in accordance with this Agreement, at the rates set out in Appendix 1 and will not without the prior written consent of LSA exceed the Tendered Budget Cost. The Consultant will not perform anyServices beyond of the Tendered Budget Cost without LSA’s written approval.
MOP-0011 Consolidated Contract

2.2	When the Consultant reaches of each functional area (refer Appendix 1) and the Tendered Budget Cost, the Consultant must notify LSA promptly in writing that this amount has been reached.

2.3	The documents listed in the Table of Contents shall be deemed to form and be read and construed as the entire agreement between the parties:

In the event of any inconsistency between the above documents, they will be read in the order of precedence shown below.
1)	Section 1 The Agreement Particulars

2)	Section 6 Schedule of Rates & Budget;

3)	Section 5 Specifications;

4)	Section 4 Special Conditions; and

5)	Section 3 The General Terms and Conditions.
3.0	GENERAL TERMS AND CONDITIONS

3.1	The Consultant shall carry out the Services in a proper and professional manner in accordance with the terms of this Agreement and in accordance with all laws, by-laws, acts, regulations, conditions or requirements of any authority having jurisdiction over the Services or the work to which the Services relates (“Applicable Laws”).

3.2	Before commencing the Services, the Consultant shall give LSA copies of certificates of currency of the insurances required.

3.2.1	Insurances to be Arranged by the Consultant
a)	Professional Indemnity insurance with a limit of not less than inclusive for any one claim. Such insurance shall be continued in place for at least six years following completion of the Services;

b)	Public Liability Insurance covering all legal liability to pay damages or compensation arising out of any injury to or death of any person or any loss of or damage to any property (including, but not limited to, property of LSA) for an amount of not less than in respect of any one occurrence;

c)	Workers Compensation as required under any Applicable Laws.

d)	Where applicable, motor vehicle liability insurance indemnifying against liability for death or injury to any person and loss or damage to any property with minimum coverage of
MOP-0011 Consolidated Contract

3.2.2	General Insurance requirements
a)	All insurances shall be with a reputable Australian insurer and, where possible, must note the interests of LSA as principal.

b)	The Consultant must ensure all policies of insurance remain in force for the duration of this Agreement and provide evidence of currency to LSA on demand.

c)	The Consultant shall be liable for all deductibles specified in insurances.
3.3	This Agreement is based on a Schedule of Rates. The nature and scope of the Services are of the type that the Consultant is familiar with and experienced in performing, accordingly, the Consultant has been able, as a result of their familiarity and experience in performing such Services, to assess a reasonable budget (Appendix 1) to fully complete all the Services necessary to produce the requirements of the Agreement, even though those requirements are only generally stated. The Consultant will be paid in accordance with the Schedule of Rates for performing the Services required for each deliverable up to but not exceeding without prior written consent of LSA the Tendered Budget Cost. Such rates are applicable to 30 December 2008 and new rates will be reviewed every six months in accordance with Section 6.0 Schedule of Rates and Budget.

The Principal must, with respect to the Services being performed, reimburse the Consultant for all Reimbursable Expenses on a monthly basis within 30 days of receiving satisfactory supporting documents.
3.4	If at any time during the term of the Agreement, LSA determines that the Services should be varied, LSA may require the Consultant to:
i)	Increase, decrease or omit any part of the Services;

ii)	Execute additional Services.
(Variations)

The Consultant shall carry out Variations only upon receipt of a Variation Order as per Section 5 issued by LSA. The consultant shall perform such variation at the rates set out in Section 6.0 as adjusted on a six monthly basis in accordance with clause 3.3.

3.5	Once each month, the Consultant shall prepare and present to LSA a Progress Claim. Progress payments shall be made within 30 days after receipt by LSA of a proper Tax Invoice.

3.6	If the Consultant considers that it is entitled to receive any payment in addition to the Tendered Rates and Issued Variation Orders, (Claim), it shall, within 14 days of the commencement of the circumstances giving rise to such Claim, submit a written notice of
MOP-0011 Consolidated Contract

claim (Notice of Claim) setting out the detailed particulars of the Claim that are known at the time of making the Claim. The Consultant shall only be entitled to Claim for the payment of costs and expenses incurred from 14 days prior to receipt by LSA of the Notice of Claim.

3.7	Indemnities

3.7.1	The Consultant shall indemnify, defend and hold harmless LSA from any legal liability for loss, damage, claim, cause of action or liability for:
a)	the death or injury to the officers, employees, agents, representatives of the Consultant or LSA; and

b)	loss of or damage to property (personal or real); and

c)	to the extent arising from acts, omissions or negligence of the consultant.
3.7.2	LSA shall indemnify, defend and hold harmless the Consultant from any legal liability for loss, damage, claim, cause of action or liability for:
d)	the death or injury to the officers, employees, agents, representatives of LSA directly resulting from the performance of obligations by LSA, its officers, employees, or agents under this Agreement, and;

e)	the injury or death to third parties or any third party claims including damage to property caused by or directly resulting from the performance obligations by LSA, its officers, employees, or agents under this Agreement.
except to the extent that the Consultant contributed to any such loss, damage, claims or demands in (c) and/or (d).

3.7.3	Notwithstanding any clause in this Agreement under no circumstances shall a party be liable to the other party for any indirect or consequential loss, including but not limited to any loss of opportunity, loss of earnings (actual or anticipated), pure economic loss or loss of profits, loss of use, or any other form of economic loss howsoever arising. This clause will survive termination or expiry of this Agreement.
MOP-0011 Consolidated Contract

3.8	LSA may, at its option, at any time and for any reason it may deem advisable, following 3 days written notice, cancel and terminate the Agreement, in which event the Consultant shall be entitled to receive payment for demobilisation, all Services provided and an additional amount of the value of Service performed by the Consultant in the ten (10) days prior to the date of the written notice of cancellation and termination which is hereby agreed to be the total entitlement of the Consultant for any inconvenience, loss or damage incurred by it due to the cancellation and termination of the Agreement by LSA.

Notwithstanding the preceding paragraph, if this agreement is terminated as a result of the Consultant’s insolvency, administration, receivership, wilful default or fraud, no additional amount will be payable and the Consultant will only be entitled to receive payment for demobilisation and for Services performed up to the date of termination.

3.9	In case any dispute or difference shall arise either during the progress of the Services or after the termination of this Agreement, then the aggrieved party shall give to the other, notice in writing setting out in full, the detailed particulars of the dispute or difference, Upon receipt or issue of the notice, the parties shall agree upon a date, time and venue for a conciliation meeting to be held to discuss in detail the dispute or difference and may appoint such further time as may be necessary for the continuation thereof. The parties shall not be legally represented at the conciliation meeting but shall present in their own manner, with the assistance of witnesses and documentary evidence, the details of their respective cases. If at the conclusion of the conciliation meeting the parties fail to resolve the dispute or difference, either party may give to the other within fourteen (14) days, a notice stating that at the expiration of 30 days, it will proceed to have the dispute or difference referred to a court of competent jurisdiction and at the expiration therefore, but not before, may so proceed.

3.10	Goods and Services Tax (GST)

3.10.1	Definitions

Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and related imposition Acts have the same meaning in this clause.

3.10.2	GST Exclusive Consideration
a)	Any consideration to be paid or provided for a supply made under or in connection with the Contract, unless specifically described in the Contract as “GST inclusive”, does not include an amount on account of GST.

b)	Despite any other provision in the Contract, if a party (“Supplier”) makes a supply under or in connection with the Contract on which GST is imposed to any extent (not being a supply the consideration for which is specifically described in the Contract as “GST inclusive”):
MOP-0011 Consolidated Contract

I.	The consideration payable or to be provided for that supply under the Contract is increased by, and the recipient of the supply (“Recipient”) must also pay to the Supplier, an amount equal to the GST payable by the Supplier on that supply;

II.	The amount by which the GST exclusive consideration is increased must be paid to the Supplier by the Recipient at the same time as the GST exclusive consideration is payable or to be provided; and

III.	Notwithstanding any other provision of the Contract, the Recipient is not required to pay any amount unless it has received a valid tax invoice (or valid adjustment note) for that taxable supply.
3.10.3	Reimbursements

If a payment to a party under the Contract is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment must be reduced by the amount of any input tax credit to which that party is entitled for that loss, cost or expense. That party is assumed to be entitled to a full input tax credit unless it proves, before the date on which the payment must be made, that its entitlement is otherwise.

3.10.4	Adjustment Events

If, at any time, an adjustment event arises in respect of any supply made by a party under the Contract, a corresponding adjustment must be made between the parties. Payments to give effect to the adjustment must be made between the parties and the Supplier must issue a valid adjustment note in relation to the adjustment event.

3.10.5	GST Group

If a party is member of a GST group, references to GST which the party must pay and to input tax credits to which the party is entitled, include GST which the representative member of the GST group must pay and input tax credits to which the representative member of the group is entitled.

3.10.6	No Merger

This clause does not merge on completion or termination of the Contract.
MOP-0011 Consolidated Contract

3.11	Where two or more people comprise the Consultant the expression is a reference to each of them severally as well as to any two or more of them jointly and the obligations, agreements, representations, warranty warranties and/or indemnities on their part in the Agreement to which they are a party will bind each of them severally and any two or more of them jointly.

3.12	Copyright and Intellectual Property
a)	LSA owns all Intellectual Property Rights in all New Material.

b)	The Consultant grants an irrevocable, non-exclusive, royalty-free, perpetual licence to the Principal to use, reproduce and copy the Existing Material for any purpose related to the Principal’s interest in the project, including operation and maintenance.

c)	The Consultant must ensure that, in performing the Services, it does not infringe the Intellectual Property Rights or Moral Rights of any person.

d)	On completion of performance of the Services (or termination of this Agreement), the Consultant must return to the Principal all New Material (including any copies made) together with any documents and materials which the Principal may have supplied in connection with the Services.

e)	The Consultant owns all intellectual Property rights in all Existing Material.

f)	LSA grants to the Consultant a revocable, royalty free licence to use the New Material for the purpose of performing the Services.

g)	LSA warrants that it and the Consultant have the right to use any intellectual Property that it provides to the Consultant.

h)	Notwithstanding any other clause in this Agreement the Consultant may retain one copy of all New Material and other documents and material supplied in connection with the Services for the purpose of record keeping.
3.13	Confidentiality
a)	The Consultant must use Confidential Information for the purpose of performing the Services and for no other purpose.

b)	The Consultant must keep confidential and not allow, make or cause any public announcement or other disclosure of or in relation to the Confidential Information or Work Documents without the prior written consent of LSA, except to the extent that:
(i)	such disclosure is reasonably required to be made by the Consultant to other persons who have a bona fide need to have access thereto in connection with the performance of the Services, and who are under an obligation of confidentiality to LSA or the Consultant; or
MOP-0011 Consolidated Contract

3.20	Special Conditions

The Special Conditions in section 4.0 modify these General Terms and Conditions. To the extent, if any, that they may be inconsistent with the General Terms and Conditions, the Special Conditions shall take precedence.

EXECUTION

This agreement and the above documents set out the entire agreement between LSA and the Consultant.

Signed by a duly authorised representative of the Consultant:

In the presence of (Witness)

Signed by a duly authorised representative of LSA:

In the presence (Witness)
MOP-0011 Consolidated Contract

4.0	SPECIAL CONDITIONS

4.1	Design Related Obligations

4.1.1	General

The Consultant must carry out the design Services in accordance with this Contract (including the Drawings and Specifications).

4.1.2	Warranty and Standard of Care
(a)	The Consultant warrants that:
(i)	it has carefully examined LSA’s Requirements, the Drawings and Specifications;

(ii)	to the extent it is able to verify as a competent engineer the Design Documentation is adequate for LSA’s Requirements; and

(iii)	it will make ongoing reasonable enquiries to ascertain LSA’s requirements in respect of the Services.
Any acknowledgements, warranties, liabilities, responsibilities or obligations of the Consultant shall be reduced to the extent that any Drawings, Specifications or other documents provided to the Consultant by LSA which the Consultant incorporates into the Design Documentation are unsuitable, inadequate or incomplete, except to the extent that the Consultant using its Best Endeavours should have been aware of such unsuitability, inadequacy or incompleteness.

(b)	The Consultant must carry out the design Services to Current Industry Practice with the professional skill, care and diligence that would be expected of a professional designer and Consultant experienced in projects or activities of a similar nature to the Services.

(c)	The Consultant must ensure that the each member of the Design Team carries out that part of the design Services for which that member of the Design Team is responsible to the Consultant with the professional skill, care and diligence expected of a designer experienced in projects or activities of a similar nature to that part of the Services.
4.1.3	Preparation of Design Documentation
(a)	The Consultant must:
(i)	prepare all Design Documentation;

(ii)	ensure that the Design Documentation is prepared by employees or Subconsultants with appropriate professional qualifications;
MOP-0011 Consolidated Contract

(b)	The Consultant must:
(i)	give LSA for its review 2 copies and subject to clause 4.1.3(g) an electronic copy (in a format acceptable to LSA of:
(A)	all Design Documentation by the dates or within the times set out in the Program; and

(B)	all changes to Design Documentation;
(ii)	if LSA gives the Consultant a written notice within the time allowed for its review stating that the Design Documentation or any amended Design Documentation submitted for its review does not comply with the Contract:
(A)	amend the Design Documentation so that it complies with the Contract;

(B)	promptly resubmit the amended Design Documentation to LSA for its review; and

(C)	allow LSA sufficient time to review the amended Design Documentation and to comment if necessary (but in any case, not less than 5 Business Days must be allowed for the LSA to review and comment on the amended Design Documentation).
(c)	Any change which the Consultant proposes to any Design Documentation which has been submitted for review must be promptly submitted to LSA with details of:
(i)	the proposed change; and

(ii)	the reasons for the proposed change, together with any other information and supporting documentation LSA reasonably requires.
(a)	(i) Where the Consultant provides electronic copies of any Design Documentation to LSA in an editable format, LSA agrees that it will indemnify and hold harmless the Consultant (including the Consultant’s officers, employees, contractors and representatives) from all claims, loss or damage to the extent arising out of any amendments or alterations made by LSA or its affiliates or assigns, or any other person who has obtained such Design Documentation via LSA (including LSA and its affiliates and assigns’ officers, employees, contractors, representatives and other consultants other than the Consultant) to such Design Documentation.
(ii)	LSA acknowledges that prior to the Consultant providing electronic copies of any Design Documentation to LSA in an editable format, the Consultant is entitled to take necessary measures in order to safeguard any of the Consultant’s Intellectual Property or confidential information.”
MOP-0011 Consolidated Contract

(d)	The Consultant shall be entitled to an extension of time in the event of any delay beyond its reasonable control
4.1.4	Definitions

“LSA’s Requirements” means:

(a) the purposes for which the Consultant provides the Services; and

(b) the performance and quality of the Services, as specified in this Agreement.

“Design Documentation” means all documentation which the Consultant is required to produce (including any produced by its subcontractors) in accordance with this Agreement including plans, drawings, specifications, calculations, models, equipment, information and other data stored by any means.

“Current Industry Practice” means the practices, methods, specifications, standards of safety, design, engineering, procurement, testing, commissioning and performance (including standards relating to the operation and maintenance of the Works) and acts which are generally engaged in or observed by international design, engineering, and construction industries with respect to the design, engineering, procurement, construction, testing, commissioning and delivery for commercial operation of facilities similar to the Works consistent with the Law, Authority Approvals, reliability of the Works safety and environmental protection.
4.2	Limitation of liability
(a)	For a period of 12 months after the Completion Date, LSA may, by notice to the Consultant, call upon the Consultant to provide professional services free of charge for completing any rectification of any omission or defect with regard to the Services. The notice shall identify the omission or defect and state the date by which the rectification work is to be completed. Where rectification work is to be carried out it shall be done at times and in a manner which causes as little inconvenience to LSA as is reasonably possible.

(b)	Costs associated with any direct contractors’ or manufacturers’ mobilisation, equipment, material, labour, accommodation and all other items and like things necessary to rectify the Consultant’s omission or defect referred to in clause 4.2(a) shall be to LSA’s account.

(c)	Notwithstanding any clause in this Agreement to the contrary, the Consultant’s total aggregate liability to LSA for all matters, if any, which may arise out of or in connection with the Services or dealings between the parties in connection with this Agreement whether in contract, including quasi-contract; in tort for negligence or otherwise; or otherwise at law (including statute) or in equity, shall be limited (and LSA releases the Consultant of any liability extending beyond those limits):
(i)	in respect of corrective action taken by the Consultant under clause 4.2(a), to the provision of professional services to a maximum amount of the total aggregate amount of the Consultant’s fees payable under this Agreement;

(ii)	in respect of claims for which the Consultant is indemnified under the Public liability insurance policy provided by the Consultant, to a maximum of;
MOP-0011 Consolidated Contract

(iii)	in respect of claims for which the Consultant is indemnified under the Professional Indemnity insurance policy provided by the Consultant, to a maximum of; and

(iv)	in respect of claims for which the Consultant would be entitled to indemnity under any other insurance policy provided by the Consultant, to the limit of indemnity under that policy.
(d)	This Clause 4.2 will survive termination or expiry of this Agreement.
MOP-0011 Consolidated Contract

5.0	SPECIFICATIONS

5.1	Project Specifications

The LSA specifications that form part of this Agreement are:
•	Project Reference (LSA title as stated — Rev2)

•	Engineering Design — General Requirements (LSA title as stated — Rev 00)

•	Technical Scope of Work for Grinding and Oxidation facilities (LSA title Engineering Design for Upgrade of Grinding and Oxidation Facilities. Appendix 2/A-2 Technical Scope of Work Rev 01)

•	Technical scope of work for Crushing and Conveying facilities (LSA title Engineering Design for Crushing and Conveying facilities. Appendix 2/A-2 Technical Scope of Work Rev 01)

•	Process Design Criteria (LSA title Process Design Criteria Appendix2/A-4 Rev B)

•	Battery Limit review for FEED and Detailed Design of POX area.

•	VARIATION ORDER — (LSA title stated as Appendix 3/A).
These Specifications are contained in Appendix 2 of this Agreement.

5.2	Modifications to Project Specifications

In developing the budget that is identified in Section 6.0 of this Agreement, the following amendments to the Project Specifications were agreed with LSA.

5.2.1	Key Milestones:

These are superseded by the schedule as noted in Section 8.0 of this Agreement.

5.2.2	Reporting:

These were amended to reflect the reporting requirements as outlined in Section 9.0 of this Agreement.

5.2.3	Scope:

The scope of works are amended or clarified as follows:
•	3D modeling
The services will be performed in 2D Microstation and 3D Block modeling will be performed as a back drafting exercise.
MOP-0011 Consolidated Contract

•	Isometrics for major process lines

Isometrics will be prepared for lines f100mm and above.

•	Cable Tray

Design of structural supports will be provided for cable tray. Design and layout of cable tray will be performed by others. No allowance has been made within the Budget for the provision of drawings showing the running of cable tray.

•	Geotechnical/Metallurgical

No allowance has been made within the Budget for metallurgical and geotechnical test work and surveys. Lycopodium will develop any additional work programs in consultation with LSA.

•	Shop Detailing

No allowance has been made within the Budget for the preparation of workshop detailed drawings for structural steel or plate work.

•	Native Drawings of existing facilities and from Study

The Budget is based on the assumption that LSA will free issue all original CAD files for the relevant areas of the Plant.

•	PFD & P&ID Markups

Within the Budget, allowance has been made to mark up PFD’s and P&ID’s only, with drafting by LSA.

•	Instrument List

Within the Budget, allowance has been made to produce the instrument list with instrument data sheets by LSA.

•	Change Management and Procurement

Change Management and Procurement Services as defined in Section 6.0 and 7.0 of “Engineering Design — General Requirements” are excluded from the Budget, but where requested by LSA are subject to the LSA DCN process.
MOP-0011 Consolidated Contract

6.0	SCHEDULE OF RATES & BUDGET.

6.1	Schedule of Rates

The rates applicable for the provision of the services are contained in Appendix 1.

6.2	Services Budget

The budget for the provision of the Services is detailed in Appendix 1. Table 6.2.1 below provides a summary of the Budget.
Table 6.2.1 — Budget Summary (* exclusive of GST)

Location	Man-Hours	AUD*
Brisbane
Perth
Manila
Subtotal
Expenses
Total
MOP-0011 Consolidated Contract

7.0	ORGANISATION STRUCTURE & CATEGORIES.

7.1	Organisation Structure

The consultant’s organisation structure proposed to undertake the services is outlined in Figure 7.1.1 below:
Figure 7.1.1 Organisation Structure
MOP-0011 Consolidated Contract

7.2	Categories

The categories of key personnel engaged in the performing the services are listed below in Table 7.2.1. A listing of Lycopodium staff and their categories that may be utilised in providing the Services is provided in Appendix 1.
Table 7.2.1 — Key Personnel

Name	Billing Title	MOPU-0011 Project Position
	Principal Design Engineer — Process	Technical Review
	Senior Consultant — Design	Technical Review
	Senior Project Engineer	Senior Project Engineer
	Lead Design Engineer — Process	Lead Process Engineer
	Lead Design Engineer — Mechanical	Design Manager
	Manager of Engineering	Technical Review
	Manager of Process	Technical Review
	Drawing Office Manager	Drawing Office Manager
	Lead Design Engineer — Process	Lead Process Engineer
	Principal Design Engineer — Mechanical	Design Manager
	Senior Consultant	Project Sponsor
	Lead Design Engineer — Mechanical	Lead Mechanical Engineer
	Senior Project Manager	Engineering Services Manager
	Principal Design Engineer — Civil / Structural	Principal Civil/Structural Engineer
	Principal Design Engineer — Civil / Structural	Lead Civil / Structural Engineer
MOP-0011 Consolidated Contract

8.0	PROJECT SCHEDULE.

8.1	Key dates

Key dates are contained in the Project Schedule with commencement and anticipated completion dates as follows:

Commencement: 10th September 2008

Anticipated Completion: 4th November 2009

8.2	Key Assumptions:
▪	Required turnaround time for approval of drawings, specifications and other technical information is assumed to be five working days.

▪	The Project schedule does not allow for potential delays that could be experienced through test work or lack of vendor data.

▪	It is assumed that by week 6, LSA will provide a FEED package for the Autoclave that will allow the Consultant to proceed with the FEED activities for the POX area.
8.3	Project Schedule

The project schedule is as provided in Appendix 3.
MOP-0011 Consolidated Contract

9.0	PROJECT REPORTING.
The following modifications were agreed with respect to project reporting.

Project reporting would essentially follow the Consultants reporting methods with examples provided in Appendix 4.
▪	Actual & Forecast Manning Plan

▪	Chart — budget vs. Actual vs. Forecast & Cost

▪	Drafting — Design Hour Summary by Contract Package

▪	Monthly Report

▪	Tax Invoice
MOP-0011 Consolidated Contract

10.0	PROJECT DOCUMENTATION.
The following documents form the basis of the information supplied by LSA against which the Services budget estimate was developed.

10.1	Documents

The Project Specifications noted in section 5.1.

10.2	Drawings

The drawings listed in Appendix 5.
MOP-0011 Consolidated Contract

APPENDIX 1
BUDGET DETAILS
CONTENTS
▪	SCHEDULE OF RATES BRISBANE

▪	SCHEDULE OR RATES MANILA

▪	BUDGET PER FUNCTIONAL AREA (MANNING PLAN)

▪	BUDGET

▪	STAFF CATEGORIES
MOP-0011 Consolidated Contract

Lycopodium Engineering
COMMERCIAL TERMS FOR
PROFESSIONAL SERVICES
1 June 2008
1.0 Reimbursable Services
Lycopodium Engineering’s schedule of rates for the various categories of personnel engaged in the provision of engineering, procurement and construction management services are listed in Table 1.
These rates are inclusive of:
•	Salaries and wages.

•	Payroll tax, workers’ compensation insurance and superannuation.

•	Stationery and drawing paper, excluding photocopying and any other paperwork printed specifically for the project.

•	Computer and CAD hardware/software (while in office).

•	Company overheads and profit.

•	Income or profit tax.
An uplift factor of shall apply to the rates listed in Table 1 for all Australian based employees on assignment to the Manila Office of Lycopodium Engineering in connection with the services.
Table 1

Rate A$/h
Technical Services
Technical Director
Senior Consultant
Technical Writer
Study Manager

Manager of Process
Manager of Studies
Manager of Engineering
Design Manager (Electrical and Mechanical)
Engineering Coordinator
Principal Design Engineer
Lead Design Engineer
Senior Design Engineer
Design Engineer
Graduate Engineer

Drawing Office Manager
Drawing Office Coordinator
Principal Designer
Lead Draftsperson / Area Leader / Checker
Senior Draftsman
Draftsperson
Tracer / CAD Operator
Document Control Manager
Lead Document Controller
Document Controller

Project Management
Manager of Projects
Project Director
Senior Project Manager
Project Manager
Lead Project Engineer
Senior Project Engineer
Project Engineer
Technical Clerk
Secretarial / WP
Travel Co-ordinator
Clerical Assistant

Estimating
Estimating Manager
Lead Estimator
Senior Estimator
Estimator
Costing Engineer

Project Controls
Project Controls Manager
Commercial Manager
Lead Project Controls Engineer
Senior Project Controls Engineer
Project Controls Engineer
Project/ Engineering Controls Officer
Principal Planner
Lead Planner
Senior Planner
Planner

Project Services
Project Services Manager
Procurement Manager
Lead Procurement Officer
Senior Procurement Officer
Procurement Officer

Contracts Management
Contracts Manager
General Counsel
Legal Counsel
Lead Contracts Engineer
Senior Contracts Engineer
Contracts Engineer
Contracts Administrator
Contracts Officer

Materials Management
Materials Manager
Transport / Logistics Coordinator
Senior Inspector / Expeditor
Inspector/Expeditor

Quality
Quality Manager
Quality Officer

Project Accounting / Administration
Lead Project Accountant
Project Accountant / Accountant
Assistant Accountant
Project Cost Controller

Human Resources
HR Manager
HR Advisor

IT
Chief Information Officer
IT Officer
CAD IT Coordinator
Software Engineer
Programmer

Terms_Rev E - 1 June 2008	Page 1 of 2

Lycopodium Engineering
COMMERCIAL TERMS FOR
PROFESSIONAL SERVICES
1 June 2008
Table 1 (continued)

Rate A$/h
Construction Services
Manager of Construction
Site Project Manager
Commissioning Manager
Construction Manager
Construction Superintendent (all disciplines)
Site Supervisor (all disciplines)
Chief Surveyor
Quantity Surveyor
HSE Manager
HSE Advisor
Environmental Officer
HR / IR Advisor
Site Administration Manager
Site Administrator
Site Secretary
Site Clerk
2.0 Reimbursable Costs
2.1 Internal Costs
Lycopodium Engineering shall be reimbursed at the rate of per manhour for the following items of expenditure:
•	All local courier services, postage, telephone calls and facsimile calls.

•	Internal photocopying and printing.

•	CDs.
Lycopodium Engineering shall be reimbursed at the direct cost for the following items of expenditure:
•	Mobile telephone calls.

•	Non-local courier services, postage, telephone calls and facsimile calls.

•	Travel allowance for any staff member using a personal or company vehicle for the purposes of providing part of the services, at the rate of.

•	Lap tops at per day (when out of office).

•	Hire cars, airline travel, (over 5 hours business class), taxis, meals and accommodation.

•	External photocopying and printing.
2.2 External Services
Lycopodium Engineering shall be reimbursed at the direct cost plus an administration charge of for all third party or indirect costs incurred in the provision of the services such as:
•	Metallurgical testwork.

•	Subconsultants.

•	Specialist consultants.

•	Purchase of equipment or materials on behalf of clients.
3.0 Goods and Services Tax (GST)
Rates quoted in Sections 1.0 and 2.0 exclude GST.
4.0 Terms of Trading
Services and reimbursable costs invoiced monthly with payment in accordance with the General Terms and Conditions.
5.0 Government Imposts
The imposition by any government of any consumption, withholding or any other tax not specifically detailed in these terms will be to the account of the
6.0 Validity
The rates in Table 1 are valid for 6 months in accoradance with the General Terms and Conditions.

Terms_Rev E - 1 June 2008	Page 2 of 2

Lycopodium Engineering
COMMERCIAL TERMS FOR
PROFESSIONAL SERVICES
1 June 2008
1.0 Reimbursable Services
Lycopodium’s schedule of rates for the various categories of personnel engaged in the provision of engineering, project and construction management services are listed in Table 1.
These rates are inclusive of:
•	Salaries and wages.

•	Payroll burdens.

•	Stationery and drawing paper, excluding photocopying and any other paperwork printed specifically for the project.

•	Computer and CAD hardware/software (while in office).

•	Company overheads and profit.

•	Income or profit tax.
Note: Expatriates assigned to Manila are invoiced at the agreed Australian charge out rates plus a uplift. Australian charge out rates available on request.
Table 1

Rate A$/h
Technical Services
Lead Design Engineer
Senior Design Engineer
Design Engineer
Engineer Coordinator

Principal Designer
Lead Draftsperson / Area Leader / Checker
Senior Draftsperson
Draftsperson
Junior Draftsperson / Tracer
Lead Document Controller
Document Controller

Project Management
Senior Project Engineer
Project Engineer
Technical Clerk / Clerical Assistant
Secretarial / WP

Estimating
Lead Estimator
Senior Estimator
Estimator
Quantity Surveyor

Project Controls
Lead Project Controls Engineer
Senior Project Controls Engineer
Project Controls Engineer
Senior Planner
Planner

Project Services
Lead Procurement Officer
Senior Procurement Officer
Procurement Officer

Contracts Management
Lead Contracts Engineer
Senior Contracts Engineer
Contracts Engineer
Contracts Administrator / Officer

Materials Management
Transport / Logistics Coordinator
Inspector /Expeditor

Construction Services
Construction Superintendent (all disciplines)
Site Supervisor (all disciplines)
HSE Advisor
Environmental Officer
Site Administration Manager
Site Administrator
Site Secretary
Site Clerk
2.0 Reimbursable Costs
2.1 Internal Costs
Lycopodium shall be reimbursed at the rate of per manhour for the following items of expenditure:
•	All local courier services, postage, telephone calls and facsimile calls.

•	Internal photocopying and printing.

•	CDs.
Lycopodium shall be reimbursed at the direct cost for the following items of expenditure:
•	Mobile telephone calls.

•	Non-local courier services, postage, telephone calls and facsimile calls.

•	Hire cars, airline travel, taxis, meals and accommodation.

•	External photocopying and printing.
2.2 External Services
Lycopodium shall be reimbursed at the direct cost plus an administration charge of for all third party or indirect costs incurred in the provision of the services such as:
•	Metallurgical testwork.

•	Subconsultants.

•	Specialist consultants.

•	Purchase of equipment or materials on behalf of clients.
3.0 Goods and Services Tax (GST)
Rates quoted in Sections 1.0 and 2.0 exclude GST.
4.0 Terms of Trading
Services and reimbursable costs invoiced monthly with payment in accordance with the General Terms and Conditions.
5.0 Government Imposts
The imposition by any government of any consumption, withholding or any other tax not specifically detailed in these terms will be to the account of the client.
6.0 Validity
The rates in Table 1 are valid for 6 months in accordance with the General Terms and Conditions.

Commercial Terms_Rev D - 1 June 2008	Page 1 of 1

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 - Design Services for Crushing, Conveying, Reclaim, Grinding, Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number	3024

							item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
LABOUR
Project Kick-Oil & Option Studies
Kick-Off Meeting and Site Visit
Project Management	1	60	60	General	Engineering Manager
Construction	1	60	60	General	Manager of Construction
Process	1	60	60	Process	Lead Design Engineer
Mechanical	1	60	60	Mechanical	Principal Design Engineer
Civil	1	60	60	Civil/Struct	Lead Design Engineer
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410
Engineering Management	1	60	60	General	Design Manager
Process	1	60	60	Process	Principal Process Engineer
Process	1	60	60	Process	Lead Design Engineer

Option Studies
Study Management	10	40	400	General	Engineering Manager
Study Administration	9	40	360	General	Secretary / WP
Review Feasibility Study Information (Process)	1	120	120	Process	Lead Design Engineer
Review Feasibility Study Information (Mech)	1	120	120	Mechanical	Principal Design Engineer
Review Feasibility Study Information (Civil)	1	80	80	Civil/Struct	Lead Design Engineer
Crushing Options
Prepare Crusher Options (Process)	1	40	40	Process	Lead Design Engineer
Prepare Crusher Options (Mech)	1	160	160	Mechanical	Principal Design Engineer
Detail Crusher Options & Budget Pricing (Mech)	1	120	160	Mechanical	Design Engineer
Prepare Crusher Options (Civil)	1	40	40	Civil/Struct	Lead Design Engineer
Prepare Crusher Layouts	1	160	160	General	Lead Draftsperson / Checker
Prepare Crusher Estimates	1	60	60	General	Lead Estimator
Technical Review - Crusher Options	3	4	12	General	Senior Consultant
ROM Options
Prepare ROM Options (Mech)	1	80	80	Mechanical	Principal Design Engineer
Prepare ROM Options (Mech)	1	120	120	Mechanical	Design Engineer
Prepare ROM Options (Civil)	1	80	80	Civil/Struct	Lead Design Engineer
Prepare ROM Layouts	1	160	160	General	Lead Draftsperson / Checker
Technical Review - ROM Options	3	4	12	General	Senior Consultant
Pebble Crushing / Ball Loading Options
Review Existing Circuit & Develop Options (Process)	1	80	80	Process	Lead Design Engineer
Review Existing Circuit & Develop Options (Mech)	1	120	120	Mechanical	Principal Design Engineer
Prepare Pebble Circuit Layouts	1	160	160	General	Lead Draftsperson / Checker
Technical Review - Pebble Circuit Options	3	4	12	General	Senior Consultant

Sub Total (Option Studies)			3016

Process

Process Design Criteria	1	80	80	Process	Lead Design Engineer
Mass Balance	1	120	120	Process	Lead Design Engineer
Flowsheet Development				Process
Hard Ore Crushing	1	12	12	Process	Lead Design Engineer
Soft Ore Crushing	1	12	12	Process	Lead Design Engineer
Conveying / Stockpile	1	12	12	Process	Lead Design Engineer
HGO Reclaim	1	12	12	Process	Lead Design Engineer
FGO Reclaim	1	12	12	Process	Lead Design Engineer
Grinding	1	12	12	Process	Lead Design Engineer
Pebble Crushing	1	12	12	Process	Lead Design Engineer
P&ID Development	14			Process
Hard Ore Crushing Sheet 1	1	12	12	Process	Senior Design Engineer
Hard Ore Crushing Sheet 2	1	12	12	Process	Senior Design Engineer
Soft Ore Crushing Sheet 1	1	12	12	Process	Senior Design Engineer
Soft Ore Crushing Sheet 2	1	12	12	Process	Senior Design Engineer
Conveying / Stockpile	1	12	12	Process	Senior Design Engineer
HGO Reclaim	1	12	12	Process	Senior Design Engineer
FGO Reclaim	1	12	12	Process	Senior Design Engineer
SAG Mill	1	12	12	Process	Senior Design Engineer
Ball Mill	1	12	12	Process	Senior Design Engineer
Classification	1	12	12	Process	Senior Design Engineer
Screening & Transfer Pumps	1	12	12	Process	Senior Design Engineer
Existing Mill Transfer Pumps	1	12	12	Process	Senior Design Engineer
Pebble Crushing Sheet 1	1	12	12	Process	Senior Design Engineer
Pebble Crushing Sheet 2	1	12	12	Process	Senior Design Engineer
Process Calculations	1	120	120	Process	Lead Design Engineer
Control Philosophy				Process
Crushing & Conveying	1	40	40	Process	Senior Design Engineer
HGO Reclaim	1	40	40	Process	Senior Design Engineer
FGO Reclaim	1	40	40	Process	Senior Design Engineer
Grinding	1	120	120	Process	Senior Design Engineer
Pebble Crushing	1	40	40	Process	Senior Design Engineer
Equipment Data Sheet Review	50	2	100	Process	Lead Design Engineer
Attend HAZOP	2	40	80	Process	Lead Design Engineer
Project Meetings	30	2	60	Process	Lead Design Engineer
Client Meetings	15	2	30	Process	Lead Design Engineer
Design Overview	1	60	60	Process	Principal Design Engineer
Develop Commissioning Plan	1	160	160	Process	Lead Design Engineer
Input into Design Report	1	40	40	Process	Lead Design Engineer
Pebble Crushing - Process Calculations & Modelling	1	120	120	Process	Lead Design Engineer
Pebble Crushing - Testwork Review	1	15	16	Process	Lead Design Engineer
Pebble Crushing - Equipment Data Sheet Review	5	2	10	Process	Lead Design Engineer
				Process
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410				Process
Process Design Criteria	1	80	80	Process	Lead Design Engineer
Class Balance Major	1	110	110	Process	Lead Design Engineer
Class Balance Minor	1	90	90	Process	Design Engineer
Flowsheet Development				Process
Thickening	1	12	12	Process	Lead Design Engineer
Pre-Ox	1	12	12	Process	Lead Design Engineer
POX	1	12	12	Process	Lead Design Engineer

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 - Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	NO.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
POX Services	1	12	12	Process	Lead Design Engineer
P&ID Development (By Areas)	12			Process
Thickening 1	1	12	12	Process	Lead Design Engineer
Thickening 2	1	12	12	Process	Lead Design Engineer
Pre-OX	1	12	12	Process	Lead Design Engineer
HP Feed	1	12	12	Process	Lead Design Engineer
Autoclave	1	12	12	Process	Lead Design Engineer
Flash Train 1	1	12	12	Process	Lead Design Engineer
Flash Train 2	1	12	12	Process	Lead Design Engineer
Slurry Disposal 1	1	12	12	Process	Design Engineer
Slurry Disposal 2	1	12	12	Process	Design Engineer
Seal Water 1	1	12	12	Process	Lead Design Engineer
Services 1	1	12	12	Process	Design Engineer
Services 2	1	12	12	Process	Design Engineer
Process Calculations	1	120	120	Process	Lead Design Engineer
Process Calculations	1	60	60	Process	Design Engineer
Control Philosophy				Process
Thickening	1	24	24	Process	Senior Design Engineer
Pre-OX	1	24	24	Process	Senior Design Engineer
POX — Review	1	80	80	Process	Senior Design Engineer
Equipment Data Sheet Review	15	2	30	Process	Lead Design Engineer
Attend HAZOP	2	40	80	Process	Lead Design Engineer
Project Meetings	30	2	60	Process	Lead Design Engineer
Client Meetings	10	2	20	Process	Lead Design Engineer
Design Overview	1	200	200	Process	Principal Design Engineer
Process Design Controls	1	80	80	General	Design Manager
Process Technical Overview	1	250	250	General	'Senior Consultant
Develop Commissioning Plan	1	160	160	Process	Senior Design Engineer
Input into Design Report	1	40	40	Process	Senior Design Engineer

Sub Total (Process)			3228

Mechanical/Piping

Develop Quantity Take-offs	1	120	120	Mechanical	Senior Design Engineer
Engineering Specifications	8	4	32	Mechanical	Senior Design Engineer
Mechanical Design Criteria	1	16	16	Mechanical	Principal Design Engineer
Technical Spec / Datasheet Preparation				Mechanical
Crushing, Conveying & Reclaim				Mechanical
Apron Feeders	1	24	24	Mechanical	Senior Design Engineer
Gyratory Crusher	1	40	40	Mechanical	Principal Design Engineer
Rock Breaker	1	24	24	Mechanical	Senior Design Engineer
Sizer	1	24	24	Mechanical	Principal Design Engineer
Dust Scrubber	1	16	16	Mechanical	Principal Design Engineer
Slurry and Sump Pumps	1	24	24	Mechanical	Senior Design Engineer
Conveyor Drives	1	16	16	Mechanical	Senior Design Engineer
Conveyor Mechanical Components	1	16	16	Mechanical	Senior Design Engineer
Tramp Magnet	1	16	16	Mechanical	Senior Design Engineer
Belt Weightometer	1	8	8	Mechanical	Senior Design Engineer
Ventilation Fans	1	16	16	Mechanical	Senior Design Engineer
Water Pumps	1	8	8	Mechanical	Senior Design Engineer
Compressed Air Systems	1	8	8	Mechanical	Design Engineer
Firewater Pump	1	8	8	Mechanical	Design Engineer
Radial Stacker	1	40	40	Mechanical	Senior Design Engineer

Belt Weightometer	1	8	8	Mechanical	Design Engineer
Fire Fighting Equipment	1	16	16	Mechanical	Design Engineer
Safety Showers	1	4	4	Mechanical	Design Engineer
Control Valves	1	16	16	Mechanical	Senior Design Engineer
Manual Valves	1	16	16	Mechanical	Senior Design Engineer
Piping Specials	1	8	8	Mechanical	Design Engineer
RL Pipe Spools	1	4	4	Mechanical	Senior Design Engineer
Platework & Tanks	1	8	8	Mechanical	Senior Design Engineer
Instruments	1	20	20	Mechanical	Senior Design Engineer
Radiation Gauges (level)	1	8	8	Mechanical	Senior Design Engineer
Crusher Installation	1	20	20	Mechanical	Principal Design Engineer
SMP Installation	1	20	20	Mechanical	Principal Design Engineer
Grinding				Mechanical
Mills (by LGL)				Mechanical
Cyclone Cluster	1	16	16	Mechanical	Senior Design Engineer
Linear Screen	1	16	16	Mechanical	Senior Design Engineer
Static Screen	1	16	16	Mechanical	Senior Design Engineer
Sampler	1	16	16	Mechanical	Senior Design Engineer
Slurry and Sump Pumps	1	24	24	Mechanical	Senior Design Engineer
Air Systems + Reciever	1	8	8	Mechanical	Design Engineer
Overhead Travelling Crane and Hoists	1	16	16	Mechanical	Senior Design Engineer
Conveyor Drives	1	16	16	Mechanical	Senior Design Engineer
Conveyor Mechanical Components	1	16	16	Mechanical	Senior Design Engineer
Vibrating Feeders	1	16	16	Mechanical	Senior Design Engineer
Safety Showers	1	4	4	Mechanical	Design Engineer
Control Valves	1	16	16	Mechanical	Senior Design Engineer
Manual Valves	1	16	16	Mechanical	Senior Design Engineer
Piping Specials	1	8	8	Mechanical	Design Engineer
RL Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
Platework & Tanks	1	8	8	Mechanical	Senior Design Engineer
Density Gauges	1	16	16	Mechanical	Senior Design Engineer
Flow Meters	1	16	16	Mechanical	Senior Design Engineer
Instruments	1	20	20	Mechanical	Senior Design Engineer
Mill Installation	1	20	20	Mechanical	Principal Design Engineer
SMP Installation	1	20	20	Mechanical	Principal Design Engineer
Pebble Crushers				Mechanical
Pebble Crushers	1	24	24	Mechanical	Senior Design Engineer
Magnets	1	16	16	Mechanical	Senior Design Engineer
Trommel Magnet	1	16	16	Mechanical	Senior Design Engineer
Conveyor Drives and Components	1	24	24	Mechanical	Senior Design Engineer
Vibrating Feeders	1	16	16	Mechanical	Senior Design Engineer
Bid Technical Evaluations				Mechanical

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding, Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Crushing, Conveying & Reclaim				Mechanical
Apron Feeders	1	48	48	Mechanical	Senior Design Engineer
Gyratory Crusher	1	80	80	Mechanical	Principal Design Engineer
Rock Breaker	1	48	48	Mechanical	Senior Design Engineer
Sizer	1	48	48	Mechanical	Principal Design Engineer
Dust Scrubber	1	32	32	Mechanical	Principal Design Engineer
Slurry and Sump Pumps	1	48	48	Mechanical	Senior Design Engineer
Conveyor Drives	1	32	32	Mechanical	Senior Design Engineer
Conveyor Mechanical Components	1	32	32	Mechanical	Senior Design Engineer
Tramp Magnet	1	32	32	Mechanical	Senior Design Engineer
Belt Weightometer	1	16	16	Mechanical	Senior Design Engineer
Ventilation Fans	1	32	32	Mechanical	Senior Design Engineer
Water Pumps	1	16	16	Mechanical	Senior Design Engineer
Compressed Air Systems	1	16	16	Mechanical	Design Engineer
Firewater Pump	1	16	16	Mechanical	Design Engineer
Radial Stacker	1	80	80	Mechanical	Senior Design Engineer
Belt Weightometer	1	16	16	Mechanical	Design Engineer
Fire Fighting Equipment	1	32	32	Mechanical	Design Engineer
Safety Showers	1	8	8	Mechanical	Design Engineer
Control Valves	1	32	32	Mechanical	Senior Design Engineer
Manual Valves	1	32	32	Mechanical	Senior Design Engineer
Piping Specials	1	16	16	Mechanical	Design Engineer
RL Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
Platework & Tanks	1	16	16	Mechanical	Senior Design Engineer
Instruments	1	40	40	Mechanical	Senior Design Engineer
Radiation Gauges (level)	1	16	16	Mechanical	Senior Design Engineer
Crusher Installation (not in scope)				Mechanical
SMP Installation (not in scope)				Mechanical
Grinding				Mechanical
Mills (by LGL)				Mechanical
Cyclone Cluster	1	32	32	Mechanical	Senior Design Engineer
Linear Screen	1	32	32	Mechanical	Senior Design Engineer
Static Screen	1	32	32	Mechanical	Senior Design Engineer
Sampler	1	32	32	Mechanical	Senior Design Engineer
Slurry and Sump Pumps	1	48	48	Mechanical	Senior Design Engineer
Air Systems + Reciever	1	18	16	Mechanical	Design Engineer
Overhead Travelling Crane and Hoists	1	32	32	Mechanical	Senior Design Engineer
Conveyor Drives	1	32	32	Mechanical	Senior Design Engineer
Conveyor Mechanical Components	1	32	32	Mechanical	Senior Design Engineer
Vibrating Feeders	1	32	32	Mechanical	Senior Design Engineer
Safety Showers	1	8	8	Mechanical	Design Engineer
Control Valves	1	32	32	Mechanical	Senior Design Engineer
Manual Valves	1	32	32	Mechanical	Senior Design Engineer
Piping Specials	1	16	16	Mechanical	Design Engineer
RL Pipe Spools	1	16	16	Mechanical	Senior Design Engineer
Platework & Tanks	1	16	16	Mechanical	Senior Design Engineer
Density Gauges	1	32	32	Mechanical	Senior Design Engineer
Flow Meters	1	32	32	Mechanical	Senior Design Engineer
Instruments	1	40	40	Mechanical	Senior Design Engineer
Mill Installation (not in scope)				Mechanical
SMP Installation (not in scope)				Mechanical
Pebble Crushers				Mechanical
Pebble Crushers	1	48	48	Mechanical	Senior Design Engineer
Magnets	1	32	32	Mechanical	Senior Design Engineer
Trommel Magnet	1	32	32	Mechanical	Senior Design Engineer
Conveyor Drives and Components	1	48	48	Mechanical	Senior Design Engineer
Vibrating Feeders	1	32	32	Mechanical	Senior Design Engineer
Calculations				Mechanical
Crushing, Conveying & Reclaim				Mechanical
Apron Feeders	5	16	80	Mechanical	Senior Design Engineer
Crusher checks	1	8	8	Mechanical	Principal Design Engineer
Preliminary Conveyor Design	10	24	240	Mechanical	Principal Design Engineer
Final Conveyor Design	10	12	120	Mechanical	Principal Design Engineer
Slurry Pump	1	12	12	Mechanical	Senior Design Engineer
Sump Pumps	8	4	32	Mechanical	Senior Design Engineer
Process Water Pump	1	16	16	Mechanical	Senior Design Engineer
Fire Water Pump and System	1	24	24	Mechanical	Senior Design Engineer
Reclaim Fire Protection System	1	24	24	Mechanical	Senior Design Engineer
Preliminary Radial Stacker Calcs	1	24	24	Mechanical	Principal Design Engineer
Dust Collection System	2	40	80	Mechanical	Principal Design Engineer
Compressed Air System	1	16	16	Mechanical	Senior Design Engineer
Air Ventilation	2	16	32	Mechanical	Senior Design Engineer
Grinding				Mechanical
Mill Speed/Drive Calcs	1	8	8	Mechanical	Principal Design Engineer
Cyclone Feed Pumps	1	16	16	Mechanical	Senior Design Engineer
Cyclone OF Transfer Pumps	1	16	16	Mechanical	Senior Design Engineer
Sump Pumps	2	8	16	Mechanical	Senior Design Engineer
Launder Calcs	1	24	24	Mechanical	Senior Design Engineer
Platework Design	1	16	16	Mechanical	Senior Design Engineer
Compressed Air System	1	16	16	Mechanical	Senior Design Engineer
Relining Machine — Check Compatibility	1	8	8	Mechanical	Senior Design Engineer
Pebble Crushing				Mechanical
Preliminary Conveyor Design	4	24	96	Mechanical	Principal Design Engineer
Final Conveyor Design	4	12	46	Mechanical	Principal Design Engineer
Platework Design	1	40	40	Mechanical	Senior Design Engineer
Pneumatic Circuits	1	16	16	Mechanical	Senior Design Engineer
Vibrating Feeder Calcs	1	16	16	Mechanical	Senior Design Engineer
Mechanical Design Check	0.25	456	114	Mechanical	Senior Design Engineer
P&ID Development	14	4	56	Mechanical	Senior Design Engineer
Equipment List	1	160	160	Mechanical	Design Engineer
Pipeline List				Mechanical
Crushing & Reclaim	1	40	40	Mechanical	Design Engineer
Grinding	1	40	40	Mechanical	Design Engineer
Pebble Crushers	1	24	24	Mechanical	Design Engineer
Valve Schedule				Mechanical
Crushing & Reclaim	1	40	40	Mechanical	Design Engineer

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding, Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Grinding	1	40	40	Mechanical	Design Engineer
Pebble Crushers	1	24	24	Mechanical	Design Engineer
Tie-in Schedule				Mechanical
Crushing	1	40	40	Mechanical	Design Engineer
Reclaim	1	40	40	Mechanical	Design Engineer
Grinding	1	40	40	Mechanical	Design Engineer
Pebble Crushers	1	16	16	Mechanical	Design Engineer
Liason with Electrical Engineer	24	8	192	Mechanical	Senior Design Engineer
Liason with Other Design Engineers for Interfaces	1	80	80	Mechanical	Senior Design Engineer
General Arrangement Input				Mechanical
Crushing	1	80	80	Mechanical	Principal Design Engineer
Reclaim	1	80	80	Mechanical	Principal Design Engineer
Grinding	1	120	120	Mechanical	Principal Design Engineer
Pebble Crushers	1	80	80	Mechanical	Principal Design Engineer
Drafting Assistance				Mechanical
Mechanical Design Drawings	151	2	302	Mechanical	Senior Design Engineer
Piping Layouts	70	2	140	Mechanical	Senior Design Engineer
Signing /Checking	221	0.5	111	Mechanical	Senior Design Engineer
Vendor Drawing Review	49	6	294	Mechanical	Principal Design Engineer
Vendor Manual Review	Not in Scope			Mechanical
Design Review	4	8	32	Mechanical	Principal Design Engineer
Attend HAZOP	2	40	80	Mechanical	Principal Design Engineer
Construction Support	Not in Scope			Mechanical
Commissioning Support	Not in Scope			Mechanical
Project Meetings	40	2	80	Mechanical	Principal Design Engineer
Client Meetings	20	2	40	Mechanical	Principal Design Engineer
Site Visits	1	70	70	Mechanical	Principal Design Engineer
Site Visits to Review As-Constructed P&IDs	1	140	140	Mechanical	Design Engineer
Site Visit (for tie-ins)	1	70	70	Mechanical	Design Engineer
Commissioning Planning	1	120	120	Mechanical	Senior Design Engineer
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410				Mechanical
Develop Quantity Take-offs	1	12	12	Mechanical	Senior Design Engineer
Engineering Specifications	8	1	8	Mechanical	Senior Design Engineer
Mechanical Design Criteria	1	8	8	General	Design Engineer
Technical Spec / Datasheet Preparation				Mechanical
Thickening				Mechanical
Thickeners	1	12	12	Mechanical	Senior Design Engineer
Slurry and Sump Pumps	1	12	12	Mechanical	Senior Design Engineer
Gland Water Pumps	1	8	8	Mechanical	Principal Design Engineer
Water Pumps	1	8	8	Mechanical	Principal Design Engineer
Compressed Air Equipment	1	4	4	Mechanical	Design Engineer
Safety Showers	1	4	4	Mechanical	Design Engineer
Control Valves	1	16	16	Mechanical	Senior Design Engineer
Manual Valves	1	16	16	Mechanical	Senior Design Engineer
Piping Specials	1	4	4	Mechanical	Design Engineer
RL Pipe Spools	1	4	4	Mechanical	Senior Design Engineer
Platework & Tanks	1	4	4	Mechanical	Senior Design Engineer
Instruments	1	12	12	Mechanical	Senior Design Engineer
Radiation Gauges (Density)	1	8	8	Mechanical	Senior Design Engineer
Thickening Installation	1	12	12	Mechanical	Principal Design Engineer
SMP Installation	1	12	12	Mechanical	Principal Design Engineer
Pre-OX				Mechanical
Agitators	1	8	8	Mechanical	Senior Design Engineer
Slurry and Sump Pumps	1	8	8	Mechanical	Senior Design Engineer
Gland Water Pumps	1	8	8	Mechanical	Principal Design Engineer
Samplers	1	8	8	Mechanical	Design Engineer
Safety Showers	1	4	4	Mechanical	Design Engineer
Control Valves	1	8	8	Mechanical	Senior Design Engineer
Manual Valves	1	8	8	Mechanical	Senior Design Engineer
Piping Specials	1	8	8	Mechanical	Design Engineer
RL Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
Platework & Tanks	1	4	4	Mechanical	Senior Design Engineer
Instruments	1	8	8	Mechanical	Senior Design Engineer
Site Tankage Installation		4	4	Mechanical	Principal Design Engineer
SMP Installation		12	12	Mechanical	Principal Design Engineer
POX				Mechanical
Autoclave incl lining and brick	Not in Scope			Mechanical
Autoclave Agitators	Not in Scope			Mechanical
Heat Exchangers	1	8	8	Mechanical	Lead Design Engineer
HP Slurry Pumps	1	16	16	Mechanical	Lead Design Engineer
Slurry and Sump Pumps	1	12	12	Mechanical	Lead Design Engineer
HP Water Pumps	1	12	12	Mechanical	Lead Design Engineer
Water Pumps	1	12	12	Mechanical	Lead Design Engineer
HP Slurry Valves	1	18	18	Mechanical	Lead Design Engineer
Flash Scrubber	1	18	18	Mechanical	Lead Design Engineer
Compressed Air Equipment	1	8	8	Mechanical	Design Engineer
Slurry Filters	1	8	8	Mechanical	Senior Design Engineer
Slurry Agitators	1	8	8	Mechanical	Senior Design Engineer
Safety Showers	1	4	4	Mechanical	Design Engineer
Control Valves	1	16	16	Mechanical	Senior Design Engineer
Manual Valves	1	16	16	Mechanical	Senior Design Engineer
Piping Specials	1	6	8	Mechanical	Design Engineer
Exotic Material Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
RL Pipe Spools	1	4	4	Mechanical	Senior Design Engineer
Platework & Tanks	1	8	8	Mechanical	Senior Design Engineer
Instruments	1	24	24	Mechanical	Senior Design Engineer
Autoclave & Vessels Installation	1	12	12	Mechanical	Principal Design Engineer
SMP Installation	1	12	12	Mechanical	Principal Design Engineer
Bid Technical Evaluations				Mechanical
Thickening				Mechanical
Thickeners	1	16	16	Mechanical	Lead Design Engineer
Slurry and Sump Pumps	1	24	24	Mechanical	Lead Design Engineer
Gland Water Pumps	1	16	16	Mechanical	Principal Design Engineer
Water Pumps	1	16	16	Mechanical	Principal Design Engineer

Lycopodium Engineering

Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island. PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Compressed Air Equipment	1	8	8	Mechanical	Design Engineer
Safety Showers	1	8	8	Mechanical	Design Engineer
Control Valves	1	32	32	Mechanical	Senior Design Engineer
Manual Valves	1	32	32	Mechanical	Senior Design Engineer
Piping Specials	1	8	8	Mechanical	Design Engineer
RL Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
Plalework & Tanks	1	8	8	Mechanical	Senior Design Engineer
Instruments	1	16	16	Mechanical	Senior Design Engineer
Radiation Gauges (Density)	1	16	16	Mechanical	Senior Design Engineer
Thickening Installation	1	24	24	Mechanical	Principal Design Engineer
SMP Installation	1	24	24	Mechanical	Principal Design Engineer
Pre-OX				Mechanical
Agitators	1	16	16	Mechanical	Lead Design Engineer
Slurry and Sump Pumps	1	16	18	Mechanical	Senior Design Engineer
Gland Water Pumps	1	16	16	Mechanical	Principal Design Engineer
Samplers	1	16	16	Mechanical	Design Engineer
Safety Showers	1	8	8	Mechanical	Design Engineer
Control Valves	1	16	16	Mechanical	Lead Design Engineer
Manual Valves	1	16	16	Mechanical	Lead Design Engineer
Piping Specials	1	16	16	Mechanical	Design Engineer
RL Pipe Spools	1	16	16	Mechanical	Senior Design Engineer
Platework & Tanks	1	8	8	Mechanical	Senior Design Engineer
Instruments	1	16	16	Mechanical	Senior Design Engineer
Site Tankage Installation	1	8	8	Mechanical	Principal Design Engineer
SMP Installation	1	24	24	Mechanical	Principal Design Engineer
				Mechanical
POX				Mechanical
Autoclave incl lining and brick	Not in Scope			Mechanical
Autoclave Agitators	Not in Scope			Mechanical
Heat Exchangers	1	16	16	Mechanical	Lead Design Engineer
HP Slurry Pumps	1	32	32	Mechanical	Lead Design Engineer
Slurry and Sump Pumps	1	24	24	Mechanical	Lead Design Engineer
HP Water Pumps	1	24	24	Mechanical	Lead Design Engineer
Water Pumps	1	24	24	Mechanical	Lead Design Engineer
HP Slurry Valves	1	36	8	Mechanical	Lead Design Engineer
Flash Scrubber	1	36	38	Mechanical	Lead Design Engineer
Compressed Air Equipment	1	16	16	Mechanical	Design Engineer
Slurry Filters	1	16	16	Mechanical	Lead Design Engineer
Slurry Agitators	1	16	16	Mechanical	Lead Design Engineer
Safety Showers	1	8	8	Mechanical	Lead Design Engineer
Control Valves	1	32	32	Mechanical	Senior Design Engineer
Manual Valves	1	32	32	Mechanical	Senior Design Engineer
Piping Specials	1	16	16	Mechanical	Design Engineer
Exotic Material Pipe Spools	1	16	16	Mechanical	Senior Design Engineer
RL Pipe Spools	1	8	8	Mechanical	Senior Design Engineer
Platework & Tanks	1	16	16	Mechanical	Senior Design Engineer
Instruments	1	48	48	Mechanical	Senior Design Engineer
Autoclave & Vessels Installation	1	24	24	Mechanical	Principal Design Engineer
SMP Installation	1	24	24	Mechanical	Principal Design Engineer
				Mechanical
Calculations				Mechanical
Thickening/Pre-Ox/POX				Mechanical
HP Slurry Pump	1	20	20	Mechanical	Lead Design Engineer
Slurry Pump	8	0	48	Mechanical	Lead Design Engineer
Sump Pumps	8	3	24	Mechanical	Lead Design Engineer
Water Pumps	2	8	12	Mechanical	Lead Design Engineer
Compressed Air System	1	8	8	Mechanical	Senior Design Engineer
Launder Cales	1	12	12	Mechanical	Senior Design Engineer
Pressure Vessel Design	4	24	96	Mechanical	Lead Design Engineer
Pressure Pipe Design	5	6	36	Mechanical	Lead Design Engineer
Pipework Run/Support Calculations	8	2	16	Mechanical	Lead Design Engineer
Tankage Design	4	6	24	Mechanical	Senior Design Engineer
Platework Design	4	4	16	Mechanical	Senior Design Engineer
Heat Transfer Calcs	8	2	16	Mechanical	Senior Design Engineer
				Mechanical
Mechanical Design Check	0.25	89	24.75	Mechanical	Lead Design Engineer
P&ID Development	12	4	46	Mechanical	Lead Design Engineer
Equipment List	1	120	120	Mechanical	Design Engineer
Pipeline List				Mechanical
Thickening	1	8	8	Mechanical	Lead Design Engineer
Pre-Ox	1	8	8	Mechanical	Lead Design Engineer
POX	1	40	40	Mechanical	Lead Design Engineer
Valve Schedule				Mechanical
Thickening	1	16	16	Mechanical	Lead Design Engineer
Pre-Ox	1	12	12	Mechanical	Lead Design Engineer
POX	1	40	40	Mechanical	Lead Design Engineer
Tie in Schedule				Mechanical
Thickening	1	8	8	Mechanical	Design Engineer
Pre-Ox	1	8	8	Mechanical	Design Engineer
POX	1	24	24	Mechanical	Design Engineer
Liason with Electrical Engineer	30	4	120	Mechanical	Lead Design Engineer
Liason with Other Design Engineers for Interfaces	1	120	120	Mechanical	Lead Design Engineer
General Arrangement Input				Mechanical
Thickening	1	20	20	Mechanical	Principal Design Engineer
Pre-Ox	1	12	12	Mechanical	Principal Design Engineer
POX	1	80	80	Mechanical	Principal Design Engineer
Drafting Assistance				Mechanical
Mechanical Design Drawings	82	2	164	Mechanical	Principal Design Engineer
Pipng Layouts	256	2	512	Mechanical	Principal Design Engineer
Signing/Checking	338	0.5	169	Mechanical	Principal Design Engineer
Vendor Drawing Review	25	4	100	Mechanical	Principal Design Engineer
Vendor Manual Review	Not in Scope			Mechanical
Design Review	4	8	32	Mechanical	Principal Design Engineer
Attend HAZOP	1	40	40	Mechanical	Principal Design Engineer
Construction Support	Not in Scope			Mechanical
Commissioning Support	Not in Scope			Mechanical

Lycopodium Engineering

Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying,Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island. PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Project Meetings	30	1	30	Mechanical	Principal Design Engineer
Client Meetings	20	1	20	Mechanical	Principal Design Engineer
Site Visits	Included in Project Mgt			Mechanical
Site Visit to Review As-Constructed P&IDs	Included in Project Mgt			Mechanical
Site Visit (for tie-ins)	Included in Project Mgt			Mechanical
Commissioning Planning	1	60	60	Mechanical	Lead Design Engineer

Sub Total (Mech. Piping)			9932
Civil

Earthworks
Develop Quantity Take-Offs	1	40	40	Civil/Struct	Senior Design Engineer
Engineering Specifications	1	2	2	Civil/Struct	Senior Design Engineer
General Site Earthworks & Drainage	1	60	60	Civil/Struct	Senior Design Engineer
Site Roads & Drainage	1	60	60	Civil/Struct	Senior Design Engineer
FGO Stockpile Area	1	40	40	Civil/Struct	Senior Design Engineer
HGO Stockpile Area	1	40	40	Civil/Struct	Senior Design Engineer
Liason with Geotech Consultant	1	80	80	Civil/Struct	Senior Design Engineer
Earthworks SOW & Tech Specs	1	32	32	Civil/Struct	Senior Design Engineer
Concrete				Civil/Struct
Develop Quantity Take-Offs	1	60	80	Civil/Struct	Senior Design Engineer
Engineering Specifications	2	4	8	Civil/Struct	Senior Design Engineer
Crusher Area	1	200	200	Civil/Struct	Senior Design Engineer
ROM Bin	1	80	80	Civil/Struct	Senior Design Engineer
Conveyor 1	1	20	2O	Civil/Struct	Senior Design Engineer
Conveyor 2	1	20	20	Civil/Struct	Senior Design Engineer
Conveyor 3	1	20	20	Civil/Struct	Senior Design Engineer
Conveyor 4	1	20	20	Civil/Struct	Senior Design Engineer
Conveyor 5	1	20	20	Civil/Struct	Senior Design Engineer
Conveyor 6	1	20	20	Civil/Struct	Senior Design Engineer
Radial Stacker	1	120	120	Civil/Struct	Senior Design Engineer
Crushing MCCs and Transformers	1	20	20	Civil/Struct	Senior Design Engineer
Crushing Miscellaneous Concrete	1	20	20	Civil/Struct	Senior Design Engineer
FGO Reclaim Tunnel	1	120	120	Civil/Struct	Senior Design Engineer
FGO Escape Tunnel	1	40	40	Civil/Struct	Senior Design Engineer
FGO Emergency Feeder	1	40	40	Civil/Struct	Senior Design Engineer
FGO Feed Conveyor	1	20	20	Civil/Struct	Senior Design Engineer
HGO Reclaim Tunnel	1	120	120	Civil/Struct	Senior Design Engineer
HGO Escape Tunnel	1	40	40	Civil/Struct	Senior Design Engineer
HGO Emergency Feeder	1	40	40	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 1	1	20	20	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 2	1	20	20	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 3	1	20	20	Civil/Struct	Senior Design Engineer
Reclaim Miscellaneous Concrete	1	20	20	Civil/Struct	Senior Design Engineer
SAG Mill Foundations	1	80	80	Civil/Struct	Senior Design Engineer
Ball Mill Foundations	1	80	80	Civil/Struct	Senior Design Engineer
New HGO Grinding Area	1	120	120	Civil/Struct	Senior Design Engineer
Mill Crane Structure	1	40	40	Civil/Struct	Senior Design Engineer
Existing HGO Grinding Area	1	20	20	Civil/Struct	Senior Design Engineer
Grinding MCCs and Transformers	1	20	20	Civil/Struct	Senior Design Engineer
Grinding Miscellaneous Concrete	1	20	20	Civil/Struct	Senior Design Engineer
Pebble Crushing	1	80	80	Civil/Struct	Senior Design Engineer
Concrete Design Check	0.25	1520	350	Civil/Struct	Senior Design Engineer
Concrete Drafting Check & Supervision	89	4	356	Civil/Struct	Senior Design Engineer
Civil Works SOW & Tech Specs				Civil/Struct
Crushing	1	24	24	Civil/Struct	Senior Design Engineer
Reclaim	1	24	24	Civil/Struct	Senior Design Engineer
Grinding	1	24	24	Civil/Struct	Senior Design Engineer
Pebble Crushing	1	24	24	Civil/Struct	Senior Design Engineer
Design Criteria	1	8	8	Civil/Struct	Senior Design Engineer
Design Review	4	8	32	Civil/Struct	Senior Design Engineer
Construction Support	Not in Scope			Civil/Struct
Project Meetings	30	2	60	Civil/Struct	Senior Design Engineer
Site Visits	1	70	70	Civil/Struct	Senior Design Engineer
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410				Civil/Struct
Earthworks				Civil/Struct
Develop Quantity Take-Offs	1	8	8	Civil/Struct	Lead Design Engineer
Engineering Specifications	1	2	2	Civil/Struct	Lead Design Engineer
General Site Earthworks & Drainage	1	8	8	Civil/Struct	Design Engineer
Site Roads & Drainage	1	4	4	Civil/Struct	Design Engineer
Thickening	1	12	12	Civil/Struct	Design Engineer
Pre-Ox	1	8	8	Civil/Struct	Design Engineer
POX	1	12	12	Civil/Struct	Design Engineer
Liason with Geolech Consultant	1	8	8	Civil/Struct	Design Engineer
Earthworks SOW & Tech Specs	1	12	12	Civil/Struct	Design Engineer
Concrete				Civil/Struct
Develop Quantity Take-Offs	1	8	8	Civil/Struct	Design Engineer
Engineering Specifications	12	2	4	Civil/Struct	Design Engineer
Thickener Area	1	42	42	Civil/Struct	Lead Design Engineer
Pre-Ox	1	12	12	Civil/Struct	Design Engineer
HP Slurry Pumps	1	12	12	Civil/Struct	Design Engineer
POX	1	80	80	Civil/Struct	Lead Design Engineer
POX Services	1	16	16	Civil/Struct	Design Engineer
MCCs and Transformers	1	4	4	Civil/Struct	Design Engineer
Miscellaneous Concrete	1	4	4	Civil/Struct	Design Engineer
Area Crane Structure	1	16	16	Civil/Struct	Design Engineer
Concrete Design Check	0.25	166	46.5	Civil/Struct	Lead Design Engineer
Concrete Drafting Check & Supervision	56	2	112	Civil/Struct	Design Engineer
Civil Works SOW & Tech Specs				Civil/Struct
Thickner Area	1	8	8	Civil/Struct	Lead Design Engineer
Pre-Ox	1	8	8	Civil/Struct	Design Engineer
POX	1	8	8	Civil/Struct	Lead Design Engineer
Design Criteria	1	4	4	Civil/Struct	Design Engineer
Design Review	1	8	8	Civil/Struct	Design Engineer
Construction Support	Not in Scope			Civil/Struct

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding, Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island. PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Project Meetings	30	1	30	Civil/Struct	Design Engineer
Site Visits	1	70	70	Civil/Struct	Lead Design Engineer

Sub Total (Civil)			3530.5
Structural

Develop Quantity Take-Offs	1	80	80	Civil/Struct	Senior Design Engineer
Design Criteria	1	8	8	Civil/Struct	Senior Design Engineer
Engineering Specifications	3	2	6	Civil/Struct	Senior Design Engineer
Structural Design				Civil/Struct
Crusher Area	1	120	120	Civil/Struct	Senior Design Engineer
ROM Bin	1	50	80	Civil/Struct	Senior Design Engineer
Conveyor 1	1	40	40	Civil/Struct	Senior Design Engineer
Conveyor 2	1	40	40	Civil/Struct	Senior Design Engineer
Conveyor 3	1	40	40	Civil/Struct	Senior Design Engineer
Conveyor 4	1	40	40	Civil/Struct	Senior Design Engineer
Conveyor 5	1	40	40	Civil/Struct	Senior Design Engineer
Conveyor 6	1	40	40	Civil/Struct	Senior Design Engineer
Radial Stacker	1	20	20	Civil/Struct	Senior Design Engineer
Crusher Miscellaneous Steelwork	1	40	40	Civil/Struct	Senior Design Engineer
Crusher Platework	1	40	40	Civil/Struct	Senior Design Engineer
FGO Reclaim	1	40	40	Civil/Struct	Senior Design Engineer
FGO Emergency Feeder	1	40	40	Civil/Struct	Senior Design Engineer
FGO Feed Conveyor	1	40	40	Civil/Struct	Senior Design Engineer
HGO Reclaim	1	40	40	Civil/Struct	Senior Design Engineer
HGO Emergency Feeder	1	40	40	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 1	1	40	40	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 2	1	40	40	Civil/Struct	Senior Design Engineer
HGO Feed Conveyor 3	1	40	40	Civil/Struct	Senior Design Engineer
Reclaim Miscellaneous Steelwork	1	40	40	Civil/Struct	Senior Design Engineer
Reclaim Platework	1	40	40	Civil/Struct	Senior Design Engineer
Mill Area Steelwork	1	120	120	Civil/Struct	Senior Design Engineer
Mill Crane Structure	1	40	40	Civil/Struct	Senior Design Engineer
Check Pebble Crusher Conveyor Structure	1	40	40	Civil/Struct	Senior Design Engineer
Grinding Miscellaneous Steelwork	1	40	40	Civil/Struct	Senior Design Engineer
Grinding Platework	1	40	40	Civil/Struct	Senior Design Engineer
Pebble Crushing — existing crusher structures	1	80	80	Civil/Struct	Senior Design Engineer
Pebble Crushing — existing conveyor magnet structures	1	40	40	Civil/Struct	Senior Design Engineer
Pebble Crushing — new structures	1	80	80	Civil/Struct	Senior Design Engineer
Pebble Circuit Platework	1	40	40	Civil/Struct	Senior Design Engineer
Structural Design Check	0.25	1420	355	Civil/Struct	Senior Design Engineer
Structural Drafting Check & Supervision	80	4	320	Civil/Struct	Senior Design Engineer
Structural SOW & Tech Specs				Civil/Struct
Crushing	1	24	24	Civil/Struct	Senior Design Engineer
Reclaim	1	24	24	Civil/Struct	Senior Design Engineer
Grinding	1	24	24	Civil/Struct	Senior Design Engineer
Pebble Crushing	1	24	24	Civil/Struct	Senior Design Engineer
Design Review incl in civil	0	0	0	Civil/Struct	Senior Design Engineer
Construction Support	Not in Scope			Civil/Struct
Project Meetings — incl in civil	0	2	0	Civil/Struct	Senior Design Engineer
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410				Civil/Struct
Develop Quantity Take-Offs	1	8	8	Civil/Struct	Lead Design Engineer
Design Criteria	1	4	4	Civil/Struct	Lead Design Engineer
Engineering Specifications	3	1	3	Civil/Struct	Principal Design Engineer
Structural Design				Civil/Struct
Thickening	1	100	100	Civil/Struct	Lead Design Engineer
Pre-OX	1	80	60	Civil/Struct	Lead Design Engineer
POX	1	140	140	Civil/Struct	Principal Design Engineer
Miscellaneous Steelwork	1	24	24	Civil/Struct	Lead Design Engineer
Platework	1	24	24	Civil/Struct	Lead Design Engineer
Structural Design Check	0.25	348	87	Civil/Struct	Principal Design Engineer
Structural Drafting Check & Supervision	65	2	130	Civil/Struct	Principal Design Engineer
Structural SOW & Tech Specs				Civil/Struct
Thickening	1	12	12	Civil/Struct	Principal Design Engineer
Pre-OX	1	12	12	Civil/Struct	Lead Design Engineer
POX	1	24	24	Civil/Struct	Lead Design Engineer
Design Review - Incl in civil	0	0	0	Civil/Struct	Principal Design Engineer
Construction Support	Not in Scope			Civil/Struct
Project Meetings — Incl in civil	0	2	0	Civil/Struct	Principal Design Engineer

Sub Total (Structural)			2953
Electrical/Instrument
Electrical / Instrumentation Coordination	1	330	330	Electrical	Senior Design Engineer

Sub Total (Electrical/Instrument)			330
Project Management/Procurement

Project Management	48	.40	1920	General	Engineering Manager
Project Engineering	48	40	1920	General	Senior Project Engineer
Project Engineering — Additional reporting requirements (Brisbane)				General	not required
Project Engineering — Additional reporting requirements (Perth)				General	not required
Project Review	48	4	192	General	Manager of Projects
Design Review	4	8	32	General	Senior Consultant
Review Quantity Take-Offs	1	40	40	General	Estimating Manager
Prepare Quantity Take-Offs	1	240	240	General	Senior Estimator
Project Cost Control (incl in Proj Eng’g hrs)			0	General	Senior Project Engineer
Develop Project Control Schedule (incl in Proj Eng’g hrs)			0	General	Senior Project Engineer
Update Project Schedule (incl in Proj Eng’g hrs)			0	General	Senior Project Engineer
Develop Construction Methodology (incl in Proj Mngt hrs)			0	General	Engineering Manager
Develop Safety Plan	1	40	40	General	HSE Manager
Prepare Design Reports (incl in Proj Mngt & Eng’s hrs)				General
Project Administration	48	40	1920	General	Secretary / WP
Document Control — Design Phase	48	40	1920	General	Document Controller
Document Control — Construction Phase	Not in Scope			General
Establish Procurement Procedures & Templates	Not in Scope			General

Lycopodium Engineering

Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding, Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island. PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Issue Enquiries, Evaluate & Award	Not in Scope			General
Expedite Vendor Data After Award	Not in Scope			General
Expedite Equipment After Award	Not in Scope			General
Prepare Procurement Documentation	Not in Scope			General
Process Supplier Invoices	Not in Scope			General
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410				General
Engineering Coordination / Project Management & Controls	1	1200	1200	General	Project Manager
Engineering Coordination / Project Management & Controls	1	548	548	General	Project Controls Engineer
Site Visits for interface verifications, etc.	1	70	70	Mechanical	Lead Design Engineer
Site Visits for interface verifications, etc.	2	70	140	Mechanical	Lead Design Engineer
Site Visits for interface verifications, etc.	2	70	140	General	Senior Draftsperson
Site Visit to Review Existing P&IDs (by QLD team)	0	70	0	Mechanical	Lead Design Engineer
Site Visit to Review Existing P&IDs (by QLD team)	0	70	0	General	Lead Draftsperson / Checker
Site Visit (for tie-ins)	1	70	70	Mechanical	Lead Design Engineer
Site Visit (for tie-ins)	1	70	70	General	Lead Draftsperson / Checker
Site Visits other	1	70	70	General	Project Manager
Site Visits other (tbc)	0	70	0	Mechanical	Lead Design Engineer
Procurement bid packages, etc (tba if required)	0	0	0	General	Senior Procurement Officer
Document Control	1	960	960	General	Document Controller
Support Services	1	960	960	General	Secretary / WP
Support Services	1	1260	1260	General	Technical Clerk
Review Quantity Take-Offs	1	40	40	General	Estimating Manager
Prepare Quantity Take-Offs	1	240	240	General	Senior Estimator

Sub Total Project Management/Procurement			13992
Drafting

General Arrangements	15	560
Overall Site Plan	1	40	40	General	Lead Draftsperson/Checker
Crushing & Conveying				General
Overall Crusher Plant Layout	1	40	40	General	Lead Draftsperson / Checker
Overall Crusher Elevation	1	40	40	General	Lead Draftsperson / Checker
Reclaim				General
Overall FGO Reclaim Layout	1	40	40	General	Lead Draftsperson / Checker
Overall FGO Reclaim Elevation	1	40	40	General	Lead Draftsperson / Checker
FGO Demolition Plan	1	40	40	General	Senior Draftsperson
Overall HGO Reclaim Layout	1	40	40	General	Lead Draftsperson / Checker
Overall HGO Reclaim Elevation	1	40	40	General	Lead Draftsperson / Checker
Grinding				General
Overall Grinding Plant Layout	1	40	40	General	Lead Draftsperson / Checker
Overall Grinding Plant Elavation Sheet 1	1	40	40	General	Lead Draftsperson /Checker
Overall Grinding Plant Elavation Sheet 2	1	40	40	General	Lead Draftsperson / Checker
Grinding Demolition Plan Sheet 1	1	40	40	General	Senior Draftsperson
Grinding Demolition Plan Sheet 2	1	40	40	General	Senior Draftsperson
Pebble Crushing				General
Overall Crusher Plant Layout	1	40	40	General	Lead Draftsperson / Checker
Overall Crusher Elevation	1	40	40	General	Lead Draftsperson / Checker

Mechanical Drawings	233	10260
Crushing & Conveying
Hard Ore
Crusher Layout Plan	1	120	120	Mechanical	Senior Draftsperson
Crusher Elevation sheet 1	1	40	40	Mechanical	Senior Draftsperson
Rom bin	1	4	40	Mechanical	Senior Draftsperson
Apron Feeder/Dribble Conveyor GA	1	40	40	Mechanical	Senior Draftsperson
Apron Feeder Fenders	1	40	40	Mechanical	Senior Draftsperson
Apron Feeder Head Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Conveyor Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Chute	1	40	40	Mechanical	Senior Draftsperson
Crusher Eccentric trolley Agt and details	1	40	40	Mechanical	Senior Draftsperson
Crusher Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Crusher Discharge Chute	1	40	40	Mechanical	Senior Draftsperson
Crusher Discharge Conveyor (CV2203)	1	40	40	Mechanical	Senior Draftsperson
Crusher Discharge Conveyor belt washer	1	40	40	Mechanical	Senior Draftsperson
Crusher Discharge Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson
Soft Ore				Mechanical
Area Layout Plan	1	120	120	Mechanical	Senior Draftsperson
Area Elevation sheet 1	1	40	40	Mechanical	Senior Draftsperson
Ram bin	1	40	40	Mechanical	Senior Draftsperson
Apron Feeder / Dribble Conveyor GA	1	40	40	Mechanical	Senior Draftsperson
Apron Feeder Fenders	1	40	40	Mechanical	Senior Draftsperson
Apron Feeder Head Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Conveyor Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson
Dribble Chute	1	40	40	Mechanical	Senior Draftsperson
Sizer Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Sizer Discharge Chute	1	40	40	Mechanical	Senior Draftsperson
General				Mechanical
Crusher Area Transfer Pump Station General Arrgt	1	40	40	Mechanical	Senior Draftsperson
Settling Tank Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Air compressor Arrgt Layout	1	40	40	Mechanical	Senior Draftsperson
Process / Fire Water Circuit Arrgt Layout	1	40	40	Mechanical	Senior Draftsperson
Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Dust Ducting Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Dust Scrubber Arrgt	1	40	40	Mechanical	Senior Draftsperson
Main Conveyors				Mechanical
CV2201 conveyor Arrgt	1	40	40	Mechanical	Senior Draftsperson
CV2201 conveyor belt washer	1	40	40	Mechanical	Senior Draftsperson (P)
CV2201 conveyor head chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
Tramp metal chute	1	40	40	Mechanical	Senior Draftsperson (P)
Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2202 conveyor Arrgt	1	40	40	Mechanical	Senior Draftsperson
CV2202 conveyor drive Arrgt	1	40	40	Mechanical	Senior Draftsperson (P)
CV2202 conveyor head chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
CV2001 conveyor Arrgt	1	40	40	Mechanical	Senior Draftsperson
CV2001 conveyor drive Arrgt	1	40	40	Mechanical	Senior Draftsperson (P)
CV2001 conveyor head chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2001 conveyor feed chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2002 conveyor Arrgt	1	40	40	Mechanical	Senior Draftsperson
CV2002 conveyor drive Arrgt	1	40	40	Mechanical	Senior Draftsperson (P)
CV2002 conveyor head chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2002 Divertor Chute Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2002 conveyor feed chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2003 conveyor Arrgt	1	40	40	Mechanical	Senior Draftsperson
CV2003 conveyor drive Arrgt	1	40	40	Mechanical	Senior Draftsperson (P)
CV2003 conveyor head chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
CV2003 conveyor feed chute arrgt and details	1	40	40	Mechanical	Senior Draftsperson (P)
Radial Stacker				Mechanical
Radial Stacker General Arrgt	1	40	40	Mechanical	Senior Draftsperson
Radial Stacker General Arrgt — Rail and Drive	1	40	40	Mechanical	Senior Draftsperson
Radial Stacker Elevation 1	1	40	40	Mechanical	Senior Draftsperson
Details by Vendor (review drawings)	1	20	20	Mechanical	Senior Draftsperson
				Mechanical
Reclaim				Mechanical
FGO Reclaim				Mechanical
Reclaim Feeder Layout	1	120	120	Mechanical	Senior Draftsperson
Reclaim Elevation	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feed Chute Arrangement (2x)	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feed Chute Details (2x)	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feeder Head Chute (2x)	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Head Chute	1	40	40	Mechanical	Senior Draftsperson (P)
Reclaim Feeder Dribble Chute	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Dribble Chute	1	40	40	Mechanical	Senior Draftsperson (P)
FGO Feed Conveyor MODS	1	40	40	Mechanical	Senior Draftsperson
FGO Feed Conveyor Feed Chutes (2x)	1	40	40	Mechanical	Senior Draftsperson
Air Ventilation Ducting Arrangement	1	40	40	Mechanical	Senior Draftsperson
Air Ventilation Ducting Details	1	40	40	Mechanical	Senior Draftsperson
Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson (P)
HGO Reclaim				Mechanical
Reclaim Feeder Layout	1	120	120	Mechanical	Senior Draftsperson
Reclaim Elevation	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feed Chute Arrangement (2x)	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feed Chute Details (2x)	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feeder Head Chute (2x)	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Head Chute	1	40	40	Mechanical	Senior Draftsperson
Reclaim Feeder Dribble Chute	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Dribble Chute	1	40	40	Mechanical	Senior Draftsperson
Feeder 1 Dribble Conveyor GA	1	40	40	Mechanical	Senior Draftsperson
Feeder 1 Dribble Conveyor Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Feeder 1 Dribble Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson
Feeder 2 Dribble Conveyor GA	1	40	40	Mechanical	Senior Draftsperson
Feeder 2 Dribble Conveyor Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Feeder 2 Dribble Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Dribble Conveyor GA	1	40	40	Mechanical	Senior Draftsperson
Emergency Feeder Dribble Conveyor Feed Chute	1	40	40	Mechanical	Senior Draftsperson (P)
Emergency Feeder Dribble Conveyor Head Chute	1	40	40	Mechanical	Senior Draftsperson (P)
SAG Mill Feed Conveyor 1 Arrangement	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Feed Conveyor 1 Head Chute	1	40	40	Mechanical	Senior Draftsperson (P)
SAG Mill Feed Conveyor 1 Feed Chutes	1	40	40	Mechanical	Senior Draftsperson (P)
SAG Mill Feed Conveyor 2 Arrangement	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Feed Conveyor 2 Head Chute	1	40	40	Mechanical	Senior Draftsperson (P)
SAG Mill Feed Conveyor 2 Feed Chutes	1	40	40	Mechanical	Senior Drartsperson (P)
SAG Mill Feed Conveyor 3 Arrangement	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Feed Conveyor 3 Head Chute	1	40	40	Mechanical	Senior Draftsperson (P)
SAG Mill Feed Conveyor 3 Feed Chutes	1	40	40	Mechanical	Senior Draftsperson (P)
Air Ventilation Ducting Arrangement	1	40	40	Mechanical	Senior Draftsperson
Air Ventilation Ducting Details	1	40	40	Mechanical	Senior Draftsperson
Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson (P)
				Mechanical
Grinding				Mechanical
Area Arrangement Layout Sheet 1	1	120	120	Mechanical	Senior Draftsperson
Area Arrangement Layout Sheet 2	1	120	120	Mechanical	Senior Draftsperson
Area Elevation Sheet 1 SAG	1	40	40	Mechanical	Senior Draftsperson
Area Elevation Sheet 2 Ball	1	40	40	Mechanical	Senior Draftsperson
Area Elevation Sheet 3 End View	1	40	40	Mechanical	Senior Draftsperson
Area Elevation Sheet 4 End View	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Feed Chute	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Discharge Trommel	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Trommel Cover	1	40	40	Mechanical	Senior Draftsperson
SAG Mill Scals Chute	1	40	40	Mechanical	Senior Draftsperson
Ball Mill Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Ball Mill Discharge Trommel	1	40	49	Mechanical	Senior Draftsperson
Ball Mill Trommel Cover	1	40	40	Mechanical	Senior Draftsperson
Ball Mill Scats Chute	1	40	40	Mechanical	Senior Draftsperson
Mill Discharge Launder	1	40	40	Mechanical	Senior Draftsperson
Mill Discharge Hopper	1	40	40	Mechanical	Senior Draftsperson
Mill Discharge Pump Suctions	1	40	40	Mechanical	Senior Draftsperson
Linear Screen Feed Chute	1	40	40	Mechanical	Senior Draftsperson
Linear Screen Discharge Chute	1	40	40	Mechanical	Senior Draftsperson
Static Screen Discharge Chute	1	40	40	Mechanical	Senior Draftsperson
Sampler Arrangement	1	40	40	Mechanical	Senior Draftsperson
Cyclone OF Transfer Hopper	1	40	40	Mechanical	Senior Draftsperson
Cyclone OF Transfer Pump Suctions	1	40	40	Mechanical	Senior Draftsperson
Ball Kibbles	1	40	40	Mechanical	Senior Draftsperson (P)
Existing Mill Transfer Hopper Mods	1	40	40	Mechanical	Senior Draftsperson
Existing Mill Transfer Pump Suctions	1	40	40	Mechanical	Senior Draftsperson
Scals Discharge Conveyor Modifications	1	40	40	Mechanical	Senior Draftsperson
Air Compressor Arrgt Layout	1	40	40	Mechanical	Senior Draftsperson (P)
Sump Pump Arrgt and Details				Mechanical

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 - Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Pebble Crushing				Mechanical
Area Arrangement Layout Crushers	1	120	120	Mechanical	Senior Draftsperson
Area Arrangement Layout Conveyors	1	80	80	Mechanical	Senior Draftsperson
Area Elevation Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Area Elevation Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Overall Crusher Discharge Plan & Elevation	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 1 Mech Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 2 Mech Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 3 Mech Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 4 Mech Sheel 1 — Crusher Discharge spilt	1	40	40	Mechanical	Senior Draftsperson
New SAG Mill Pebble Discharge Chute	1	40	40	Mechanical	Senior Draftsperson
Trommel Magnet Tramp Chute	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 1 Head/Feed Chute Modifications (Magnet a& Spec	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 1 Tramp Metal Chute Modifications	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 2 Head/Feed Chute Modifications (Magnet a& Spec	1	40	40	Mechanical	Senior Draftsperson
Pebble Conveyor 3 Head/Feed Chute Modifications (Magnet a& Spec	1	40	40	Mechanical	Senior Draftsperson
Pebble Crusher Bypass Gate and Chute Modifications	1	40	40	Mechanical	Senior Draftsperson
Pebble Crusher Feed Bin Modifications	1	40	40	Mechanical	Senior Draftsperson
Pebble Crusher Feeder Modifications	1	40	40	Mechanical	Senior Draftsperson
Pebble Crusher Discharge Chute / Conveyor Feed Modifications	1	40	40	Mechanical	Senior Draftsperson
Pebble Crusher Splitter Arrangement & Details	1	40	40	Mechanical	Senior Draftsperson
Feed Chute to existing SAG Feed Belt	1	40	40	Mechanical	Senior Draftsperson
Head Chute Feed Chute to New SAG Feed Belt	1	40	40	Mechanical	Senior Draftsperson
SAG MILL MEDIA CHARGING?	Not in Scope			Mechanical
Thickening Area				Mechanical
Thickening Plant Layout	1	80	80	Mechanical	Lead Draftsperson / Checker
Thickening Area Etevation	1	40	40	Mechanical	Lead Draftsperson / Checker
Process Water Arrangement and Elevation	1	40	40	Mechanical	Senior Draftsperson
Unit 1 Thickener UF Pump Arrangement and Elevation	1	40	40	Mechanical	Senior Draftsperson
Unit 1 Thickener UF Suction Pipe Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Unit 2 Thickener UF Pump Arrangement and Elevation	1	40	40	Mechanical	Senior Draftsperson
Unit 2 Thickener UF Suction Pipe Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Unit 1 Thickener Tunnel Arrangement and Elevation	1	40	40	Mechanical	Senior Draftsperson
Unit 1 Thickener Tunnel Arrangement and Elevation	1	40	40	Mechanical	Senior Draftsperson
Thickener Feed Box 1	1	40	40	Mechanical	Senior Draftsperson
Thickener Feed Box 2	1	40	40	Mechanical	Senior Draftsperson
Process Water Tank	1	40	40	Mechanical	Senior Draftsperson
Unit 1 Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Unit 2 Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Pre-OX				Mechanical
Pre-Ox Plant Layout	1	80	80	Mechanical	Lead Draftsperson / Checker
Pre-Ox Area Elevation	1	40	40	Mechanical	Lead Draftsperson / Checker
Pre-Ox Feed Distributor Box	1	40	40	Mechanical	Senior Draftsperson
Pre-Ox Tank 1/2 GA and Details	1	40	40	Mechanical	Senior Draftsperson
Pre-Ox Upper Level/Sampier Layout and Elevation	1	40	40	Mechanical	Senior Draftsperson
Pre-Ox Demolition Plan	1	40	40	Mechanical	Senior Draftsperson
POX				Mechanical
Overall POX Plant Layout	1	200	200	Mechanical	Lead Draftsperson / Checker
Overall POX Plant Elavation Sheet 1	1	80	80	Mechanical	Lead Draftsperson / Checker
Overall POX Plant Elavation Sheet 2	1	80	80	Mechanical	Lead Draftsperson / Checker
Overall POX Plant Elavation Sheet 3	1	80	80	Mechanical	Lead Draftsperson / Checker
POX Demolition Plan	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Pump Arrgt and Elevations	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Arrangement	1	40	40	Mechanical	Senior Draftsperson
Autoclave Discharge Arrangement	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Elevation Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Elevation Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Elevation Sheet 3	1	40	40	Mechanical	Senior Draftsperson
Autoclave Discharge Elevation Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Autoclave Discharge Elevation Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 1 Plan Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 1 Plan Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 1 Elevation Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 1 Elevation Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 1 Elevation Sheet 3	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 2 Plan Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 2 Plan Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 2 Elevation Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 2 Elevation Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Discharge Train 2 Elevation Sheet 3	1	40	40	Mechanical	Senior Draftsperson
Scrubber Train 1 Arrangement and Details Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Scrubber Train 1 Arrangement and Details Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Scrubber Train 2 Arrangement and Details Sheet 1	1	40	40	Mechanical	Senior Draftsperson
Scrubber Train 2 Arrangement and Details Sheet 2	1	40	40	Mechanical	Senior Draftsperson
Autoclave Building Arrangement and Elevations	1	40	40	Mechanical	Senior Draftsperson
Autoclave Agitator Maintenance Bay Arrangement	1	40	40	Mechanical	Senior Draftsperson
Autoclave Agitator Maintenance Bay Details	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 1 Discharge Flash Vessel	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 1 Discharge Flash Vessel Details	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 2 Discharge Flash Vessel	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 2 Discharge Flash Vessel Details	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 1 Quench Vessel	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 1 Quench Vessel Details	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 2 Quench Vessel	1	40	40	Mechanical	Senior Draftsperson
Autoclave Train 2 Quench Vessel Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Moisture Trap	1	40	40	Mechanical	Senior Draftsperson
Train 2 Moisture Trap	1	40	40	Mechanical	Senior Draftsperson
Train 1 Flash Vessel Duct Arrangent and Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Quench Vessel Duct Arrangent and Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Venturi Scrubber Intel Duct Arrangent and Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Venturi Scrubber Outlet Duct Arrangent and Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Emergency Duct Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Train 1 Discharge Stack Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Train 2 Flash Vessel Duct Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Train 2 Quench Vessel Duct Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Train 2 Ventun Scrubber Intel Duct Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Train 2 Venluri Scrubber Outlet Duct Arrange and Details	1	40	40	Mechanical	Senior Draftsperson
Train 2 Emergency Duct Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Train 2 Discharge Stack Arranement and Details	1	40	40	Mechanical	Senior Draftsperson
Seal Water Arrangement and Elevations	1	40	40	Mechanical	Senior Draftsperson
Seal Water Tank	1	40	40	Mechanical	Senior Draftsperson
Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
Quench Water Tank	1	40	40	Mechanical	Senior Draftsperson
O2 Blowback Vessel Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Steam Blowback Vessel arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Autoclave Feed Filter Arrangement and Details	1	40	40	Mechanical	Senior Draftsperson
Flash Tank 1 and 2 GA and Details	1	40	40	Mechanical	Senior Draftsperson
Seal Water Heat Exchanger Arrangement and Elevations	1	40	40	Mechanical	Senior Draftsperson
Tail End Sump Pump Arrgt and Details	1	40	40	Mechanical	Senior Draftsperson
				Mechanical
Mechanical Drawings — Standards	19	1	19	Mechanical	Senior Draftsperson
				Mechanical
Piping Drawings	326	9430		Piping	Senior Draftsperson
Crushing & Conveying				Piping	Senior Draftsperson
Plant Piping Layout Sheet 1	1	40	40	Piping	Senior Draftsperson
Plant Piping Tie in Plan	1	40	40	Piping	Senior Draftsperson
Hard Ore Area — Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Hard Ore Area — Piping Plan Sheet 2	1	40	40	Piping	Senior Draftsperson
Hard Ore Area — Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Hard Ore Area — Piping Elevation Sheet 2	1	40	40	Piping	Senior Draftsperson
Soft Ore Area — Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Soft Ore Area — Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Transfer Pump Area, Piping Plan & Elevations				Piping
Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Air Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
				Piping
				Piping
Reclaim				Piping
Plant Piping Layout Sheet 1	1	40	40	Piping	Senior Draftsperson
Plant Piping Tie in Plan	1	40	40	Piping	Senior Draftsperson
Reclaim FGO Area — Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Reclaim FGO Area — Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Reclaim FGO Fire Suppression Details	1	40	40	Piping	Senior Draftsperson
Reclaim HGO Area — Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Reclaim HGO Area — Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Reclaim HGO Fire Suppression Details	1	40	40	Piping	Senior Draftsperson
				Piping
Grinding				Piping
Mill Piping Plan and Elevations	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Plan Sheet 2	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Plan Sheet 3	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Elevation Sheet 2	1	40	40	Piping	Senior Draftsperson
Grinding Area Piping Elevation Sheet 3	1	40	40	Piping	Senior Draftsperson
Grinding Area Special Piping (RL, Big bore) Sheet 1	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 2	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 3	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 4	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 5	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 6	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 7	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 8	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 9	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 10	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 11	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 12	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 13	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 14	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 15	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 16	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 17	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 18	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 19	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (RL, Big bore) Sheet 20	1	20	20	Piping	Senior Draftsperson(P)
Grinding Area Special Piping (from 100NB) Sheet 21 to 59	20	20	400	Piping	Senior Draftsperson(P)
				Piping
Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Air Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
				Piping
Pebble Crushing				Piping
Plant Piping Layout Sheet 1	1	40	40	Piping	Senior Draftsperson
Plant Piping Tie in Plan	1	40	40	Piping	Senior Draftsperson
Pebble crushing Area — Piping & Elevation Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
				Piping
Thickening				Piping
Thickener Piping Plan and Elevations	1	40	40	Piping	Senior Draftsperson
Thickener Area Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Thickener Area Piping Plan Sheet 2	1	40	40	Piping	Senior Draftsperson
Thickener Area Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Thickener Area Piping Elevation Sheet 2	1	40	40	Piping	Senior Draftsperson
Thickener Area Piping Elevation Sheet 3	1	40	40	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 1	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 2	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 3	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 4	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 5	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 6	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 7	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 8	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 9	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 10	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 11	1	20	20	Piping	Senior Draftsperson

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening. Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Ply Ltd	Rev Date:	11/09/09
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Thickener Area Special Piping (RL, Big bore) Sheet 12	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 13	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (RL, Big bore) Sheet 14	1	20	20	Piping	Senior Draftsperson
Thickener Area Special Piping (from 100NB) Sheet 15	13	20	260	Piping	Senior Draftsperson
Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Air Services Area, Piping Plan & Elevations	1		40	Piping	Senior Draftsperson
Pre-Ox				Piping
Pre-Ox Piping Key Plan and Elevations	1	50	50	Piping	Senior Draftsperson
Pre-Ox Area Piping Plan Sheet 1	1	40	40	Piping	Senior Draftsperson
Pre-Ox Area Piping Plan Sheet 2	1	40	40	Piping	Senior Draftsperson
Pre-Ox Area Piping Elevation Sheet 1	1	40	40	Piping	Senior Draftsperson
Pre-Ox Area Piping Elevation Sheet 2	1	40	40	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 1	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 2	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 3	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 4	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 5	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 6	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 7	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 8	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 9	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 10	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (RL, Big bore) Sheet 11	1	20	20	Piping	Senior Draftsperson
Pre-Ox Area Special Piping (from 100NB) Sheet 12+	13	20	260	Piping	Senior Draftsperson
Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Air Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
POX				Piping
POX Piping Key Plan and Elevations	1	40	40	Piping	Senior Draftsperson
POX Area Piping Plan Sheet 1 to 8	8	40	320	Piping	Senior Draftsperson
POX Area Piping Elevation Sheet 1 to 8	8	40	320	Piping	Senior Draftsperson
POX Area Special Piping Sheet 1 to 40	40	40	1800	Piping	Senior Draftsperson
POX Area Special Piping (RL, Big bore) sheet 1 to 52	52	20	1040	Piping	Senior Draftsperson
POX Area Special Piping (Big bore) Sheet 1 to 38	38	40	1520	Piping	Senior Draftsperson
POX Area Special Piping (from 100NB) Sheet 1 to 38	38	20	760	Piping	Senior Draftsperson
				Piping
Sea Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Seal Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Raw Water Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
Air Services Area, Piping Plan & Elevations	1	40	40	Piping	Senior Draftsperson
				Piping
Piping Drawings — Standards	12	1	12	Piping	Senior Draftsperson
				Piping
Flow Sheets	0	0		Process
Not in Scope				Piping
				Process
P & ID’S	0	0		Process
Not in Scope				Process
				Process
Civil Drawings	145	6420		Civil
Crushing & Conveying				Civil
Crushing Area, MCC & Transformers Foundations - Arrangement &	1	40	40	Civil	Senior Draftsperson
Crusher Area General Arrangement — Key Plan	1	40	40	Civil	Senior Draftsperson
Hard Ore				Civil
Crusher Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Crusher Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
Crusher Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Crusher Foundation Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Drive in sump and Sump Pump Arrangement and Details	1	40	40	Civil	Senior Draftsperson
ROM Area Foundation GA	1	40	40	Civil	Senior Draftsperson
ROM Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
ROM Foundation Concrete Plans and Details	1	40	40	Civil	Senior Draftsperson
ROM Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Dusl Collection Concrete GA and Details	1	40	40	Civil	Senior Draftsperson
Soft Ore				Civil
ROM Area Foundation GA	1	40	40	Civil	Senior Draftsperson
ROM Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
ROM Foundation Concrete Plans and Details	1	40	40	Civil	Senior Draftsperson
ROM Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Sizer Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Sizer Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
Sizer Foundation Concrete Plans and Details	1	40	40	Civil	Senior Draftsperson
Sizer Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Retaining/Wing Walls Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Retaining/Wing Walls Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
Retaining/Wing Walls Foundation Concrete Plans and Details	1	40	40	Civil	Senior Draftsperson
Retaining/Wing Walls Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Retaining/Wing Walls Foundation Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Water Services Area, Foundations & Slabs — Arrangement & Details	1	40	40	Civil	Senior Draftsperson
Air Services Area, Foundations & Slabs — Arrangement & Details	1	40	40	Civil	Senior Draftsperson
Overland Conveyors				Civil
Conveyor 1 Foundation GA and Details	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 2 Foundation GA	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 2 Foundation Details	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 3 Foundation GA and Details	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 4 Foundation GA and Details	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 5 Foundation GA and Details	1	40	40	Civil	Senior Draftsperson(P)
Conveyor 6 Foundation GA and Details	1	40	40	Civil	Senior Draftsperson(P)
Redial Stacker				Civil
Stacker Base Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Stacker Base Foundation Concrete Plans and Details	1	40	40	Civil	Senior Draftsperson
Stacker Base Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Stacker Track Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Stacker Track Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
				Civil
Reclaim				Civil

Lycopodium Engineering

Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Reclaim Area General Arrangement — Key Plan	1	40	40	Civil	Senior Draftsperson
FGO Reclaim				Civil
Reclaim Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Reclaim Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
Reclaim Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Reclaim Foundation Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Escape Tunnel GA and Details	1	40	40	Civil	Senior Draftsperson
Emergency Feeder Foundation GA	1	40	40	Civil	Senior Draftsperson (P)
Emergency Feeder Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson (P)
Emergency Feeder Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson (P)
FGO Feed Conveyor Foundation GA and Details	1	40	40	Civil	Senior Draftsperson (P)
Air Ventilation Concrete GA and Details	1	40	40	Civil	Senior Draftsperson
HGO Reclaim				Civil
Reclaim Area Foundation GA	1	40	40	Civil	Senior Draftsperson
Reclaim Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson
Reclaim Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Reclaim Foundation Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Escape Tunnel GA and Details	1	40	40	Civil	Senior Draftsperson
Emergency Feeder Foundation GA	1	40	40	Civil	Senior Draftsperson (P)
Emergency Feeder Slab & Foundation Details	1	40	40	Civil	Senior Draftsperson (P)
Emergency Feeder Foundation Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 1 Foundation GA	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 1 Foundation Details	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 2 Foundation GA	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 2 Foundation Details	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 3 Foundation GA	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Feed Conveyor 3 Foundation Details	1	40	40	Civil	Senior Draftsperson (P)
Air Ventilation Concrete GA and Details	1	40	40	Civil	Senior Draftsperson
				Civil
Grinding				Civil
Grinding Area Arrangement	1	80	80	Civil	Senior Draftsperson
Grinding Area Sections and Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Grinding Area Sections and Details Sheet 2	1	40	40	Civil	Senior Draftsperson
Operating Floor Slab Arrangement	1	40	40	Civil	Senior Draftsperson
Operating Floor Slab Details	1	40	40	Civil	Senior Draftsperson
SAG Mill Footing Arrangement	1	40	40	Civil	Senior Draftsperson
SAG Mill Footing Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Footing Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Footing Reinforcement Sheet 3	1	40	40	Civil	Senior Draftsperson (P)
Ball Mill Footing Arrangement	1	40	40	Civil	Senior Draftsperson
Ball Mill Footing Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson (P)
Ball Mill Footing Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson (P)
Ball Mill Footing Reinforcement Sheet 3	1	40	40	Civil	Senior Draftsperson (P)
SAG Mill Hold Down Plan	1	40	40	Civil	Senior Draftsperson
SAG Mill Hold Down Details	1	40	40	Civil	Senior Draftsperson
Ball Mill Hold Down Plan	1	40	40	Civil	Senior Draftsperson
Ball Mill Hold Down Details	1	40	40	Civil	Senior Draftsperson
Existing Mill Trasfer Hopper & Pump Foundations	1	40	40	Civil	Senior Draftsperson
Grinding Area, MCC & Transformers Foundations — Arrangement &	1	40	40	Civil	Senior Draftsperson
				Civil
Pebble Crushing				Civil
Pebble Crusher Discharge Conveyor Foundation GA and Details	1	40	40	Civil	Senior Draftsperson
Pebble Crusher Discharge Splitter Tower Foundation and Details	1	40	40	Civil	Senior Draftsperson
Pebble Crusher Lube Area GA and Details	1	40	40	Civil	Senior Draftsperson
New SAG Pebble Feed Conveyor Foundations and Details	1	40	40	Civil	Senior Draftsperson
Pebble Crusher Demolition Plan	1	40	40	Civil	Senior Draftsperson
Thickener				Civil
Thickener 1 Area Arrangement	1	80	80	Civil	Senior Draftsperson
Thickener 1 Area Sections and Details Sheet 1	1	80	80	Civil	Senior Draftsperson
Thickener 1 Area Sections and Details Sheet 2	1	80	80	Civil	Senior Draftsperson
Thickener 1 Area Tunnel Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Thickener 2 Area Arrangement	1	80	80	Civil	Senior Draftsperson
Thickener 2 Area Sections and Details Sheet 1	1	80	80	Civil	Senior Draftsperson
Thickener 2 Area Sections and Details Sheet 2	1	80	80	Civil	Senior Draftsperson
Thickener 1 Area Tunnel Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Process Water Tank/Pump Arrangement	1	40	40	Civil	Senior Draftsperson
Process Water Tank/Pump Sections and Details	1	40	40	Civil	Senior Draftsperson
Thickener Area Piperack Footing Layout	1	40	40	Civil	Senior Draftsperson
Thickener Area Piperack Footing Details	1	40	40	Civil	Senior Draftsperson
Thickener Area Demolition Plan	1	40	40	Civil	Senior Draftsperson
Pre-Ox				Civil
Pre-Ox Area Arrangement	1	60	60	Civil	Senior Draftsperson
Pre-Ox Area Sections and Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Pre-Ox Area Sections and Details Sheet 2	1	40	40	Civil	Senior Draftsperson
Autoclave Feed Pump Arrangement	1	40	40	Civil	Senior Draftsperson
Autoclave Feed Pump Sections and Details	1	40	40	Civil	Senior Draftsperson
Pre-Ox Area Piperack Footing Layout & Details	1	40	40	Civil	Senior Draftsperson
POX				Civil
POX Area Arrangement Sheet 1	1	80	80	Civil	Senior Draftsperson
POX Area Arrangement Sheet 2	1	40	40	Civil	Senior Draftsperson
POX Area Arrangement Sheet 3	1	40	40	Civil	Senior Draftsperson
POX Area Sections and Details Sheet 1	1	80	80	Civil	Senior Draftsperson
POX Area Sections and Details Sheet 2	1	40	40	Civil	Senior Draftsperson
POX Area Sections and Details Sheet 3	1	40	40	Civil	Senior Draftsperson
Autoclave HP Feed Pump Arrangement	1	60	50	Civil	Senior Draftsperson
Autoclave HP Feed Pump Sections and Details	1	40	40	Civil	Senior Draftsperson
Vessel Pedestal Footing Arrangement	1	80	80	Civil	Senior Draftsperson
Vessel Pedestal Footing Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Vessel Pedestal Footing Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Vessel Pedestal Footing Reinforcement Sheet 3	1	40	40	Civil	Senior Draftsperson
Discharge Vessels Footing Arrangement Sheet 1	1	80	80	Civil	Senior Draftsperson
Discharge Vessels Footing Arrangement Sheet 2	1	40	40	Civil	Senior Draftsperson
Discharge Vessels Reinforcement Sheet 1	1	40	40	Civil	Senior Draftsperson
Discharge Vessels Reinforcement Sheet 2	1	40	40	Civil	Senior Draftsperson
Autoclave Building Arrangement	1	80	80	Civil	Senior Draftsperson
Autoclave Building Details and Sections Sheet 1	1	40	40	Civil	Senior Draftsperson

Lycopodium Engineering

Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev. Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Wall Plan Layout Sheet 1	1	80	80	Civil	Senior Draftsperson
Wall Plan Layout Sheet 2	1	40	40	Civil	Senior Draftsperson
Wall Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Wall Details Sheet 2	1	40	40	Civil	Senior Draftsperson
Flash Slurry Area Layout	1	80	80	Civil	Senior Draftsperson
Flash Slurry Area Details Sheet 1	1	40	40	Civil	Senior Draftsperson
Flash Slurry Area Details Sheet 2	1	40	40	Civil	Senior Draftsperson
Seal Water Tank & Associated Layout	1	40	40	Civil	Senior Draftsperson
Seal Water Tank & Associated Details	1	40	40	Civil	Senior Draftsperson
Quench Water Area Arrgt & Details	1	40	40	Civil	Senior Draftsperson
Agitator Maintenance Area and Pits Arrgt and Details	1	40	40	Civil	Senior Draftsperson
Services Area Arrangement	1	40	40	Civil	Senior Draftsperson
Services Area Details Sheet 1	1	40	40	Civil	Senior Draftsperson
POX Area Demolition Plan	1	40	40	Civil	Senior Draftsperson
Maintenance Crane Work Pad Layout and Details	1	40	40	Civil	Senior Draftsperson
POX Area Piperack Footing Layout	1	40	40	Civil	Senior Draftsperson
POX Area Piperack Footing Details	1	40	40	Civil	Senior Draftsperson
POX Area, MCC & Transformers Foundations — Arrangement	1	40	40	Civil	Senior Draftsperson
POX Area, MCC & Transformers Foundations — Details	1	40	40	Civil	Senior Draftsperson
				Civil
Civil Drawings — Standards	10	1	10	Civil	Senior Draftsperson
				Civil
Structural Drawings	145	5800		Structural
Crushing & Conveying				Structural
Crushing Area, MCC Support Structure — Arrangement & Details	1	40	40	Structural	Senior Draftsperson
Hard Ore				Structural
Steelwork Arrangement Plans Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1 of 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 2 of 3	1	40	40	Structural	Senior Draftsperson
Soft Ore				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Conveyors				Structural
Conveyor 1				Structural
Steelwork Arrangement Plans Sheet 1 of 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plans and Elevations	1	40	40	Structural	Senior Draftsperson (P)
Conveyor 2				Structural
Steelwork Arrangement Plans Sheet 1 of 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plans and Elevations	1	40	40	Structural	Senior Draftsperson (P)
Conveyor 3				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plan	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyor 4				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plan	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyor 5				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plan	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyor 6				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Plan	1	40	40	Structural	Senior Draftsperson (P)
Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
Road Crossing Structure	1	40	40	Structural	Senior Draftsperson (P)
				Structural
Reclaim				Structure
FGO Reclaim				Structural
Reclaim Feeder 1 Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 1 Elevation 1 Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 1 Elevation 1 Sheet 2	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Elevation 1 Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Elevation 1 Sheet 2	1	40	40	Structural	Senior Draftsperson
Emergency Feeder Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Emergency Feeder Elevation Sheet 1	1	40	40	Structural	Senior Draftsperson
FGO Feed Conveyor MODS	1	40	40	Structural	Senior Draftsperson
Air Ventilation Support Steelwork	1	40	40	Structural	Senior Draftsperson
HGO Reclaim				Structural
Reclaim Feeder 1 Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 1 Elevation 1 Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 1 Elevation 1 Sheet 2	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Elevation 1 Sheet 1	1	40	40	Structural	Senior Draftsperson
Reclaim Feeder 2 Elevation 1 Sheet 2	1	40	40	Structural	Senior Draftsperson
Emergency Feeder Arrangement Sheet 1	1	40	40	Structural	Senior Draftsperson
Emergency Feeder Elevation Sheet 1	1	40	40	Structural	Senior Draftsperson
SAG Mill Feed Conveyor 1 and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyer 1 Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
SAG Mill Feed Conveyor 2 and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyer 2 Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
SAG Mill Feed Conveyor 3 and Details	1	40	40	Structural	Senior Draftsperson (P)
Conveyer 3 Transfer Tower Arrangement Elevations and Details	1	40	40	Structural	Senior Draftsperson (P)
Air Ventilation Support Steelwork	1	40	40	Structural	Senior Draftsperson
				Structural
Grinding				Structural
Steelwork Arrangement Plans Sheet 1 (Upper)	1	40	40	Structural	Senior Draftsperson

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Steelwork Arrangement Plans Sheet 2 (Lower)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 3	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Plans	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1 of 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 2 of 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 2 of 3	1	40	40	Structural	Senior Draftsperson
Mill Guards Arrangement and Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Mill Guards Arrangement and Details Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Seals Discharge Conveyor Mods	1	40	40	Structural	Senior Draftsperson
Crushing Area, MCC Support Structure — Arrangement & Details	1	40	40	Structural	Senior Draftsperson
				Structural
Pebble Crushing				Structural
Pebble Conveyor 1 Feed Chute Conveyor Modifications	1	40	40	Structural	Senior Draftsperson
Pebble Conveyor 1 Modifications	1	40	40	Structural	Senior Draftsperson
Transfer Magnet Structure Modifications	1	40	40	Structural	Senior Draftsperson
Pebble Conveyor 2 Modifications Details	1	40	40	Structural	Senior Draftsperson
Pebble Crusher Main Structure Arrangement	1	40	40	Structural	Senior Draftsperson
Pebble Crusher Main Structure Details	1	40	40	Structural	Senior Draftsperson
Pebble Conveyor 3 Modifications Details	1	40	40	Structural	Senior Draftsperson
Pebble Discharge Conveyor Steel Arrangement and Details	1	40	40	Structural	Senior Draftsperson
Pebble Discharge Splitter Tower Arrangement and Details	1	40	40	Structural	Senior Draftsperson
Thickener				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1 of 1	1	40	40	Structural	Senior Draftsperson
Piperack Arrgt & Details (within area) before BL	1	40	40	Structural	Senior Draftsperson
Pre-OX				Structural
Steelwork Arrangement Plans Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Piperack Arrgt & Details (within area) before BL	1	40	40	Structural	Senior Draftsperson
POX				Structural
Steelwork Arrangement Plans Sheet 1 of 3 (Upper)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 2 of 3 (Upper)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 3 of 3 (Upper)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 1 of 3 (Lower)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 2 of 3 (Lower)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Plans Sheet 3 of 3 (Lower)	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 4	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 5	1	40	40	Structural	Senior Draftsperson
Grating Arrangement Plans Sheet 1 of 2 (Upper)	1	40	40	Structural	Senior Draftsperson
Grating Arrangement Plans Sheet 2 of 2 (Upper)	1	40	40	Structural	Senior Draftsperson
Grating Arrangement Plans Sheet 1 of 2 (Lower)	1	40	40	Structural	Senior Draftsperson
Grating Arrangement Plans Sheet 2 of 2 (Lower)	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 3	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Elevations Sheet 4	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Plans Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Plans Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Elevations Sheet 1	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Elevations Sheet 2	1	40	40	Structural	Senior Draftsperson
Steelwork Arrangement Building Elevations Sheet 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 1 of 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 2 of 3	1	40	40	Structural	Senior Draftsperson
Steelwork Details Sheet 3 of 3	1	40	40	Structural	Senior Draftsperson
Autoclave Tail Arrangement and Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Autoclave Tail Arrangement and Details Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Services Misc Steelwork Arrgt and Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Services Misc Steelwork Arrgt and Details Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Autoclave Tail Piperacks Arrangement and Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Autoclave Tail Piperack Arrangement and Details Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Flash Quench Vessel Steelwork Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Flash Quench Vessel Steelwork Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Flash Quench Vessel Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson
Flash Quench Vessel Steelwork Details Sheet 2	1	40	40	Structural	Senior Draftsperson
Flash Quench Vessel Steelwork Details Sheet 3	1	40	40	Structural	Senior Draftsperson
Scrubber Steelwork Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Scrubber Steelwork Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Scrubber Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson
Scrubber Steelwork Details Sheet 2	1	40	40	Structural	Senior Draftsperson
Tail Steelwork Details Sheet 1	1	40	40	Structural	Senior Draftsperson
Tail Steelwork Details Sheet 2	1	40	40	Structural	Senior Draftsperson
Tail Steelwork Details Sheet 3	1	40	40	Structural	Senior Draftsperson
Tail Misc Steelwork Arrgt and Details Sheet 1 of 2	1	40	40	Structural	Senior Draftsperson
Tail Misc Steelwork Arrgt and Details Sheet 2 of 2	1	40	40	Structural	Senior Draftsperson
Pipe Support Arrangement and Details Sheet 1 of 4	1	40	40	Structural	Senior Draftsperson
Pipe Support Arrangement and Details Sheet 2 of 4	1	40	40	Structural	Senior Draftsperson
Pipe Support Arrangement and Details Sheet 3 of 4	1	40	40	Structural	Senior Draftsperson
Pipe Support Arrangement and Details Sheet 4 of 4	1	40	40	Structural	Senior Draftsperson
Duct Support Arrangement and Details Sheet 1	1	40	40	Structural	Senior Draftsperson
Duct Support Arrangement and Details Sheet 2	1	40	40	Structural	Senior Draftsperson
POX Area, MCC Support Structure — Arrangement & Details	1	40	40	Structural	Senior Draftsperson
Sketches				General
Miscellaneous Sketches	30	5	150	General	Lead Draftsperson / Checker
Vendor Drawing Review — Mech	30	3	90	General	Lead Draftsperson / Checker

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Vendor Drawing Review-Struct wshop drgs	Not in Scope			General
Drafting Coordination	7.5%	16490	1237	General	Lead Draftsperson / Checker
Drafting Supervision	1.6%	16490	257	General	Lead Draftsperson / Checker
Drafting Office Management	40	3	120	General	Drawing Office Manager
Design Review	4	8	32	General	Lead Draftsperson / Checker
Construction Support	Not in Scope			General
Project Meetings	40	1	40	General	Lead Draftsperson / Checker
SiteVisits	1	70	70	General	Lead Draftsperson / Checker
As-Built Drawings	Not in Scope			General
				General
Structural Drawings-Standards	16	1	16	Structural	Senior Draftsperson
				Structural
Electrical / Instrument Drawings	0	0		Electrical
Not in Scope				Electrical
				Electrical
Sketches				General
Miscellaneous Sketches	20	5	100	General	Lead Draftsperson / Checker
				General
Vendor Drawing Review — Mech	49	3	147	General	Lead Draftsperson / Checker
Vendor Drawing Review — Struct wshop drgs	Not in Scope			General
Drafting Coord / Supervision	7.5%		1206	General	Lead Draftsperson / Checker
Design Review	4	8	32	General	Lead Draftsperson / Checker
Construction Support	Not in Scope			General
Project Meetings	40	2	80	General	Lead Draftsperson / Checker
Site Visits	1	70	70	General	Lead Draftsperson / Checker
As-Built Drawings	Not in Scope			General
				General
3D Preliminary Block Modelling				General
Crushing Area	1	240	240	General	Senior Draftsperson
Overland Conveyors	1	120	120	General	Senior Draftsperson
Reclaim Area	1	120	120	General	Senior Draftsperson
Grinding Area (including Pebble Circuit)	1	360	360	General	Senior Draftsperson
Thickening Area	1	180	180	General	Senior Draftsperson
Pre-Ox Area	1	120	120	General	Senior Draftsperson
POX Area	1	400	400	General	Senior Draftsperson
3D Final Block Modelling (excluding detailed piping)				General
Crushing Area	1	240	240	General	Senior Draftsperson
Overland Conveyors	1	120	120	General	Senior Draftsperson
Reclaim Area	1	120	120	General	Senior Draftsperson
Grinding Area (including Pebble Circuit)	1	360	360	General	Senior Draftsperson
Thickening Area	1	180	180	General	Senior Draftsperson
Pre-Ox Area	1	120	120	General	Senior Draftsperson
POX Area	1	400	400	General	Senior Draftsperson

Sub Total (Drafting)			39277
CONSTRUCTION

Not in Scope

Sub Total (Construction)			0
COMMISSIONING

Not in Scope

Sub Total (Commissioning)			0

LABOUR TOTAL			76259		manhours

EXPENSES
EXTERNAL CONSULTANTS		@	Total
Crusher Modelling (OMC)	1
Pebble Crusher modelling (OMC)	1
MOPU-0011 Facilities 1341, 1342, 1343, 1348, 1391, 1410
Pipe Stress Analysis	1

HOME OFFICE EXPENSES		@	Total
Domestic Travel
Airfares — Per — Bne — Per	10
Taxi fares to airport	20
Accommodation	70
LAHA Expenses	70
Travel to Philippines
Airfares — Bne — Man — Bne	2
Taxi fares to airport	4
Accommodation	14
LAHA Expenses	14
Travel to Site
Airfares — Bne — Site — Bne	12
Taxi fares to airport	24
Accommodation in Transit	24
Accommodation on Site	0			Free Issue
LAHA Expenses	60
Couriers	1
Home Office Consumable Expenses (Australia)	39,485
Home Office Consumable Expenses (Philippines)	4,120
MOPU-0011 facilities 1341,1342,1343,1348,1391,1410
Domestic Travel
Airfares — Per — Bne — Per	10
Taxi fares to airport	20

Lycopodium Engineering
Engineering Design Labour and Expenses Estimate

Project:	Million Ounce Plant Upgrade Project
Contract:	MOPU-0011 — Design Services for Crushing, Conveying, Reclaim, Grinding,
	Thickening, Pre-Ox and Oxidation Areas	Revision:	0
Client:	Lihir Services Australia Pty Ltd	Rev Date:	11/09/08
Location:	Lihir Island, PNG	Job Number:	3024

							Item	Area
	No.	Hours	Hours				Total	Total
Task List	Off	Each	Total	Disc	Category	Rate	$	$	Rev
Accommodation	70
LAHA Expenses	70
Travel to Site
Airfares — Bne — Site — Bne	11
Taxi fares to airport	22
Accommodation in Transit	22				Free Issue
Accommodation on Site	0
LAHA Expenses	55
Couriers	1
Home Office Consumable Expenses (Perth)	32,654

OFFICE EXPENSES TOTAL

SITE EXPENSES	@	Total
Not in Scope

SITE CONSTRUCTION EXPENSES TOTAL

LABOUR & EXPENSES TOTAL			manhours

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Project Engineer.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	QC Inspector.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Lead Estimator.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Graduate	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Document Controller.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Senior Procurement Officer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Queensland
	Senior HSE Advisor.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Lead Design Engineer. Instrumentation	Lycopodium HO / Sites
	Senior Inspector / Expeditor.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium Philippines
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Proiect Engineer.	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Contracts Officer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer.Process Controls	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 1 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Lead Project Accountant.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium HO / Sites
	Programmer.	Lycopodium HO / Sites
	Senior Project Manager.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Senior Estimator.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Senior Procurement Officer.	Lycopodium Queensland
	Project Controls Engineer.	Lycopodium HO / Sites
	Planner.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Materials Manager.	Lycopodium HO / Sites
	Project Officer.	Lycopodium HO / Sites
	Manager of Construction.Projects	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Study Manager.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	HSE Manager.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Project Accountant.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium Queensland
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Structural/Mechanical Supervisor.	Lycopodium HO / Sites
	Senior Consultant.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Planner.	Lycopodium HO / Sites
	Contracts Officer.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 2 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Draftsperson.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Project Controls Engineer.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium Queensland
	Lead Procurement Officer.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	IT Officer.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Lead Design Engineer.Electrical	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium Queensland
	Senior Project Manager.	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Project Officer.	Lycopodium HO / Sites
	Senior Project Manager.	Lycopodium Queensland
	Construction Superintendent.	Lycopodium Philippines
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer.Mechanical	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Project Accountant.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Secretarial.	Lycopodium Queensland
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Technical Writer.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Senior Design Engineer.Process Controls	Lycopodium HO / Sites
	Project Manager.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium Queensland
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Consultant.Projects	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 3 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	HSE Manager.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Lead Draftsperson.	Lycopodium HO / Sites
	Contracts Administrator.	Lycopodium HO / Sites
	Site Engineer.	Lycopodium Queensland
	HSE Advisor.	Lycopodium HO / Sites
	Design Manager.Electrical	Lycopodium HO / Sites
	Manager of Process.	Lycopodium Queensland
	Construction Manager.	Lycopodium HO / Sites
	Senior Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Design Engineer.Graduate	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Consultant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium Queensland
	Draftsperson.	Lycopodium HO / Sites
	Principal Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Senior Procurement Officer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Lead Design Engineer.Mechanical	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium Queensland
	Construction Manager.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Project Manager.	Lycopodium HO / Sites
	HR / IR Advisor.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Procurement Manager.	Lycopodium HO / Sites
	Clerical Assistant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Senior Contracts Engineer.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 4 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Lead Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Project Controls Engineer.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Lead Draftsperson/Area Leader/Checker.	Lycopodium Philippines
	Draftsperson.	Lycopodium Philippines
	Draftsperson.	Lycopodium HO / Sites
	Procurement Officer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Queensland
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Philippines
	Lead Project Engineer.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Project Cost Controller.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium Queensland
	Senior Project Manager.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium Queensland
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Safety Advisor.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Facilities Manager.	Lycopodium HO / Sites
	Supervisor — Mills, Crushers & Conveyors.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	QA/QC Coordinator.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium Queensland

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 5 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Secretarial.	Lycopodium HO / Sites
	Project Manager.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Superintendent.	Lycopodium HO / Sites
	Commercial Manager.	Lycopodium HO / Sites
	Lead Design Engineer.Piping	Lycopodium HO / Sites
	Design Manager.Process Controls	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Project Cost Controller.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Lead Estimator.	Lycopodium HO / Sites
	Senior Estimator.	Lycopodium HO / Sites
	Study Manager.	Lycopodium Queensland
	Project Cost Controller.	Lycopodium HO / Sites
	Principal Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Engineer.Graduate	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Project Services Manager.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Project Accountant.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Queensland
	Senior Planner.	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium Queensland
	HR / IR Advisor.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium Queensland
	Study Manager.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 6 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Design Engineer. Process	Lycopodium Queensland
	Contracts Administrator.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium Philippines
	HSE Advisor.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Lead Contracts Engineer.	Lycopodium HO / Sites
	Software Engineer.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer. Process	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Senior Design Engineer.Process Controls	Lycopodium HO / Sites
	Design Engineer.Electrical	Lycopodium HO / Sites
	Document Controller.	Lycopodium HO / Sites
	Lead Design Engineer.Civil / Structural	Lycopodium Queensland
	Lead Draftsperson.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Programmer.	Lycopodium HO / Sites
	Lead Estimator.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Project Accountant.	Lycopodium HO / Sites
	Lead Contracts Engineer.	Lycopodium HO / Sites
	HR / IR Advisor.	Lycopodium HO / Sites
	Estimating Manager.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Queensland
	CAD Operator.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Lead Estimator.	Lycopodium HO / Sites
	Senior Consultant. Process	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Lead Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Corporate Counsel.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Estimator.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 7 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Principal Engineer.Civil / Structural	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Senior Contracts Engineer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium Philippines
	Draftsperson.	Lycopodium Philippines
	Chief Information Officer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Supervisor.Earthworks	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Procurement Officer.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Project Engineer.Graduate	Lycopodium HO / Sites
	Programmer.	Lycopodium HO / Sites
	Drawing Office Manager.	Lycopodium Queensland
	Senior Consultant.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium Philippines
	Project Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Project Manager,	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium Queensland
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Document Controller.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Graduate	Lycopodium HO / Sites
	Study Manager.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Human Resources Manager.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 8 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Clerical Assistant.	Lycopodium HO / Sites
	Design Manager.	Lycopodium Philippines
	Project Engineer.	Lycopodium Philippines
	Senior Design Engineer.Process	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium Queensland
	Programmer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Queensland
	Project Engineer.	Lycopodium HO / Sites
	Project Controls Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Structural/Mechanical Supervisor.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium Queensland
	Electrical Supervisor.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Planner.	Lycopodium HO / Sites
	Project Manager.	Lycopodium HO / Sites
	Lead Design Engineer.	Lycopodium Queensland
	Draftsperson.	Lycopodium HO / Sites
	Construction Manager.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Senior Design Engineer.Process	Lycopodium HO / Sites
	Construction Manager.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Senior Document Controller.	Lycopodium HO / Sites
	Project Officer.	Lycopodium HO / Sites
	Lead Design Engineer.lnstrumentation	Lycopodium HO / Sites
	Lead Design Engineer.Mechanical	Lycopodium HO / Sites
	Procurement Officer.	Lycopodium HO / Sites
	Safety Advisor.	Lycopodium HO / Sites
	Lead Contracts Engineer.	Lycopodium HO / Sites
	Senior Consultant.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Design Engineer.Process Controls	Lycopodium HO / Sites
	Project Officer.	Lycopodium HO / Sites
	Senior Consultant.	Lycopodium HO / Sites
	Commercial Manager.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 9 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Lead Draftsperson/Area Leader/Checker.	Lycopodium Queensland
	CAD Operator.	Lycopodium Philippines
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Principal Design Engineer.Process	Lycopodium Queensland
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Lead Procurement Officer.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Principal Designer.Mechanical	Lycopodium HO / Sites
	Site Engineer.	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Financial Controller.	Lycopodium HO / Sites
	Site Superintendent.	Lycopodium HO / Sites
	Principal Design Engineer.Mechanical	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Engineering Coordinator.	Lycopodium HO / Sites
	Principal Designer.	Lycopodium Queensland
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Lead Project Controls Engineer.	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	HR / IR Advisor.	Lycopodium HO / Sites
	Procurement Officer.	Lycopodium HO / Sites
	Study Manager.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Principal Designer.Piping	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Senior Procurement Officer.	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	Technical Writer.	Lycopodium HO / Sites
	Lead Cost Engineer.	Lycopodium HO / Sites
	Principal Designer.Structural	Lycopodium HO / Sites
	Design Engineer.Electrical	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	Design Engineer.Graduate	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Clerical Assistant.	Lycopodium HO / Sites
	Administration Manager.	Lycopodium Queensland
	Project Engineer.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 10 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Technical Clerk.	Lycopodium HO / Sites
	Principal Design Engineer.	Lycopodium Queensland
	Administration Assistant.	Lycopodium HO / Sites
	Manager of Process.	Lycopodium HO / Sites
	Project Controls Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium Queensland
	Procurement Officer.	Lycopodium HO / Sites
	Senior Contracts Engineer.	Lycopodium HO / Sites
	Senior Consultant.Design	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Principal Design Engineer.Process	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Site Clerk.	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium Philippines
	Drawing Office Manager.	Lycopodium HO / Sites
	Senior Design Engineer.Process Controls	Lycopodium HO / Sites
	CAD Operator.	Lycopodium Philippines
	Estimating Manager.	Lycopodium HO / Sites
	Project Controls Manager.	Lycopodium HO / Sites
	Corporate Counsel.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Senior Design Engineer.Process	Lycopodium Queensland
	Design Engineer.Process	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Principal Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Construction Manager.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Lead Procurement Officer.	Lycopodium HO / Sites
	Design Engineer.Electrical	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Design Engineer.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Philippines
	HSE Manager.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 11 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	IT Officer.	Lycopodium HO / Sites
	Lead Design Engineer.Mechanical	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	Senior Design Engineer.Electrical / Instrumentation	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	IT Officer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Site Superintendent.	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Senior Contracts Engineer.	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Project Engineer.Graduate	Lycopodium HO / Sites
	Site Superintendent.	Lycopodium Philippines
	Lead Cost Controller.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Lead Cost Controller.	Lycopodium HO / Sites
	Site Superintendent.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Design Engineer.Electrical	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium Philippines
	Manager of Engineering.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Process	Lycopodium HO / Sites
	HSE Advisor.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Graduate Design Engineer.Electrical	Lycopodium HO / Sites
	Senior Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium Queensland
	Principal Designer.	Lycopodium HO / Sites
	Project Controls Officer.	Lycopodium HO / Sites
	Contracts Officer.	Lycopodium HO / Sites

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 12 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Procurement Officer.	Lycopodium HO / Sites
	Site Supervisor. Earthworks	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Lead Draftsperson.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer. Electrical	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Senior HSE Advisor.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium Philippines
	Lead Design Engineer.Mechanical	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Programmer.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Project Engineer.	Lycopodium HO / Sites
	Lead Design Engineer. Electrical	Lycopodium HO / Sites
	Senior Project Manager.	Lycopodium HO / Sites
	CAD Operator.	Lycopodium HO / Sites
	Manager of Studies.	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Lead Design Engineer.Electrical	Lycopodium HO / Sites
	Project Engineer.Graduate	Lycopodium HO / Sites
	Senior Inspector / Expeditor.	Lycopodium HO / Sites
	Senior Project Engineer.	Lycopodium HO / Sites
	Study Manager.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium HO / Sites
	Engineering Coordinator.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Administration Assistant.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Design Engineer.Process Controls	Lycopodium HO / Sites
	Lead Draftsperson/Area Leader/Checker.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Lead Design Engineer.Process	Lycopodium Queensland

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 13 of 14

HO, QLD & Manila	Lycopodium Reimbursable Staff List

Full Name	Billing Title	Location
	Senior Draftsperson.	Lycopodium HO / Sites
	Draftsperson.	Lycopodium Queensland
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Design Engineer.Mechanical	Lycopodium HO / Sites
	Secretarial.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Planner.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Senior Draftsperson.	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Procurement Officer.	Lycopodium HO / Sites
	Document Control Manager.	Lycopodium HO / Sites
	Senior Design Engineer.Instrumentation	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Construction Superintendent.	Lycopodium HO / Sites
	Lead Project Engineer.	Lycopodium HO / Sites
	Lead Project Accountant.	Lycopodium HO / Sites
	Site Supervisor.	Lycopodium HO / Sites
	HR / IR Advisor.	Lycopodium HO / Sites
	Site Supervisor. Earthworks	Lycopodium HO / Sites
	Lead Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Senior Design Engineer.Civil / Structural	Lycopodium HO / Sites
	Design Engineer.Mechanical	Lycopodium HO / Sites
	Design Engineer.Electrical	Lycopodium HO / Sites
	Clerical Assistant.	Lycopodium HO / Sites
	Technical Clerk.	Lycopodium HO / Sites
	Project Controls Officer.	Lycopodium Queensland
	Senior Consultant.	Lycopodium Queensland

MOPU - Lycopodium Engineering Confidential	29/08/2008	Page 14 of 14

APPENDIX 2
PROJECT SPECIFICATIONS
CONTENTS
▪	PROJECT REFERENCE

▪	ENGINEERING DESIGN — GENERAL REQUIREMENTS

▪	TECHNICAL SCOPE OF WORK — GRINDING AND OXIDATION FACILITIES

▪	TECHNICAL SCOPE OF WORK — CRUSHING AND CONVEYING FACILITIES

▪	PROCESS DESIGN CRITERIA

▪	BATTERY LIMITS — POX AREA
MOP-0011 Consolidated Contract

MILLION OUNCE PLANT UPGRADE
PROJECT
PROJECT REFERENCE

Revision	Date	Author	Approved By	Comments
02	15/9/08	BE		Update Appendix C
01	17/6/08	CW		Update of cross references in Sections 5.1 and 6.3
00	14/05/08	CW		Initial Project Issue
MOPU-0000-02-S-Project Reference

1 INTRODUCTION	3

2 PROJECT DETAILS	3

2.1 Title	3
2.2 Project ID Code	3
2.3 Project Address	3

3 GENERAL INFORMATION	3

4 PROJECT DEFINITION	3

5 PROJECT STRUCTURE	3

5.1 Facility Numbering	3

6 DRAWING CONVENTIONS	4

6.1 Relevant Specifications	4
6.2 Drawing Structure	4
6.3 Project Titleblock	4
6.4 Electronic Filenames	4
6.5 Electronic Formats	5

7 LABELING CONVENTIONS	5

7.1 Relevant Specifications	5
7.2 Equipment Numbering	5
7.3 Loop Numbering	5
7.4 Pipe Labeling	6

8 PROJECT DOCUMENTATION	6

9 CORRESPONDENCE	6

9.1 General	6
9.2 Formal Transmittal of Information	7

10 TECHNICAL SPECIFICATIONS	7

11 SURVEY DATUMS	7

12 COMMUNITY PROVISIONS	8

13 SOIL GEOCHEMISTRY	8

14 EARTHWORKS DESIGN CONSTRAINTS	8

14.1 Sourcing of Borrow Material	8
14.2 Disposal of Excavated Spoil	9

15 ECONOMIC COMPARISONS	9

APPENDIX A LIST OF FEASIBILITY STUDY DESIGN OUTPUTS	10

APPENDIX B PROJECT FACILITY NUMBERS	11

APPENDIX C LIST OF STANDARD SPECIFICATIONS	13

MOPU-0000-02-S-Project Reference	Page 2 of 15

1 INTRODUCTION
This document relates to the Million Ounce Plant Upgrade (MOPU) Project being undertaken to upgrade ore processing facilities at the LGL operation on Lihir Island in PNG. The primary objective of the document is to summarise the key administrative considerations and background information that inform detailed design of the works.
2 PROJECT DETAILS
2.1 TITLE
The title which shall appear on all project documentation is:
LGL
Million Ounce Plant Upgrade Project
2.2 PROJECT ID CODE
The Project ID code for labelling of all drawings and documentation is MOPU.
2.3 PROJECT ADDRESS
The formal mailing address for the project is as follows:
MOPU Project
c/- LGL,
GPO Box 905
Brisbane 4001
Attention: The Project Manager
3 GENERAL INFORMATION
Various terms have been used in the Feasibility Study and other reference documentation to identify the project client including ‘Lihir Management Company (LMC)’, lihir Services Australia (LSA)’, ‘Lihir Gold Limited (LGL)’ and ‘Lihir’. For the purposes of this project, ‘LGL’ shall be used for all client references unless otherwise advised.
4 PROJECT DEFINITION
The scope of works required under the project is defined by the ‘Process Design Criteria’ and the Feasibility Study summary reports listed in Appendix A.
5 PROJECT STRUCTURE
5.1 FACILITY NUMBERING
All new works under the MOPU project shall be classified against one (only) of the facilities identified in Appendix B. This classification will define various requirements for drawing numbering and equipment / pipe numbering and project cost control as per Sections 6 and 7.
The battery limits between facilities shall be defined by the facility descriptions given

MOPU-0000-02-S-Project Reference	Page 3 of 15

in Appendix B and the following conventions:
•	Process piping runs (and associated equipment) between facilities shall be labelled with the facility number of the source of flow

•	Equipment and associated piping runs for compressed air, reagent and water utilities shall be labelled with the facility number of that utility irrespective of location in the plant.
6 DRAWING CONVENTIONS
6.1 RELEVANT SPECIFICATIONS
To ensure consistency with existing site documentation all project drawings shall comply with the Standard Specification for AutoCAD Drawings (Specification A002). Key requirements are outlined in Sections 6.2 to 6.5 below.
6.2 DRAWING STRUCTURE
All drawings shall be generated using the LGL standard drawing sheet and drawing attributes provided. These attributes must not be altered without the prior written approval of LGL, although Vendors / Consultants may add their own drawing number in a separate title block. Except as otherwise indicated by Specification A002 (for Electrical drawings), project drawing numbers shall be of the form ‘AAAA-B-CCCC where AAAA is a three or four digit facility number defining the appropriate element of the process plant, B is a single character discipline code identifying the engineering discipline associated with the drawing, and CCCC is a four digit, sequential sheet number by facility and discipline.
The relevant discipline codes for the MOPU project are identified in Specification A002. Sheet numbers shall be progressively allocated by the Vendor from a batch of sequential numbers issued by LGL. Unless otherwise advised, all sheet numbers for the MOPU project shall be 4 digits long and commence with the number ‘2’.
6.3 PROJECT TITLEBLOCK
Each drawing title shall comprise 3 to 4 lines as follows:
Line 1 (Folio Title): “Processing Plant” or “Geothermal Power Supply” as appropriate.
Line 2 (Facility Name): Relevant facility name as defined by Appendix B.
Lines 3/4 (Drawing Description): Relevant drawing description to clearly describe drawing content and distinguish each drawing from other drawings in the project set.
Until such time as a drawing is revised to ‘As Constructed’ the Project ID Code (MOPU) shall be included in the drawing number box on the titleblock as a ‘work-in-progress’ flag. This flag shall be removed from each and every drawing upon completion of ‘As Constructed’ revisions.
6.4 ELECTRONIC FILENAMES
Electronic drawing filenames shall be of the form ‘MOPU-AAAABCCCC_D.dwg’ where ‘AAAABCCCC’ represents a contraction of the drawing number defined by Section 6.2 and ‘D’ represents the current drawing revision number, as per the following:

MOPU-0000-02-S-Project Reference	Page 4 of 15

Drawing Number	Electronic Filename
1341-C-2046 Rev 2	MOPU-1341c2046_2.dwg
As in Section 6.3 the Project ID Code (‘MOPU-’) shall be removed from each and every filename upon completion of ‘As Constructed’ revisions.
6.5 ELECTRONIC FORMATS
All AutoCAD drawing files supplied to LGL shall be saved in a format fully compatible with AutoCAD 2004 to ensure that files can be readily shared and accessed by the various parties involved in the project.
Issue of drawings for review or comment shall be done as pdf documents formatted to A3 size to facilitate ready distribution and printing. Drawings supplied in pdf format shall be fully compatible with Adobe Reader 8.0 and Adobe Acrobat Professional 6.0.
Transmittal of AutoCAD drawing files shall be complete with all XRef files referenced by the drawings, included with the drawing or the drawing package. All plot style tables & pen assignments utilised by the Consultant, shall be supplied with the transmittal, so that correct printing of the AutoCAD files can be undertaken by LGL.
7 LABELING CONVENTIONS
7.1 RELEVANT SPECIFICATIONS
Equipment, cabling and piping shall be labeled in accordance with the Standard Specification for Vendor Documentation (Specification A003), Standard Specification for Piping Information (Specification A005) and Standard Specification for Process Instrument Loop Numbering (Specification A007). Key requirements are outlined in Sections 7.2 to 7.4 below.
7.2 EQUIPMENT NUMBERING
Each new item of equipment shall be identified by a unique ID number of the form AABBBB where ‘AA’ is a two character equipment code and ‘BBBB’ is a four digit numeric counter commencing with the number ‘2’ or ‘3’ to identify the MOPU project. Each equipment sub-assembly with a separate electrical drive shall be allocated its own unique equipment number of the form AABBBBC where ‘AABBBB’ is the equipment number identified for the unit as a whole, and ‘C’ is a sequential, alphabetic suffix to identify individual sub-assembly elements.
The principal equipment numbers for the project are identified in the Project Equipment List. Any additional equipment numbers shall be allocated by the Vendor / Consultant from a batch of counter numbers provided by LGL. The allocation of numbers shall be carried out in such a way that equipment items grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have similar or closely sequenced numbers.
7.3 LOOP NUMBERING
Instrumentation shall be identified in accordance with the conventions shown on standard Drawing 130-FP-002. Loop numbers shall be of the form AABBBB where AA is the instrument code as per Drawing 130-FP-002 and BBBB is a 4 digit sequential counter that is unique compared to both other loop numbers and equipment numbers.

MOPU-0000-02-S-Project Reference	Page 5 of 15

An initial loop number database for the project is identified in the Loop Number Register. Any additional loop numbering shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. Loop numbering shall be carried out in such a way that instrument items grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have closely sequenced numbers.
7.4 PIPE LABELING
All new pipes and pipe branches shall be identified by an ID label of the form AAA-BB-CCCC-DDDD-EE where AAA is the nominal pipe diameter in mm, BB is a code describing the fluid carried by the pipe, CCCC is the four digit facility number, DDDD is a unique 4 digit sequential counter, and EE is a code representing the pipe material specification. Relevant fluid description and pipe specification codes are identified in Specification A005.
The principal piping elements for the project are identified in the Project Line List. Any additional pipes shall be labelled by the Vendor / Consultant from a batch of sequential counter numbers provided by LGL. The allocation of counter numbers shall be carried out in such a way that pipes grouped together physically in the final plant and/or grouped together on the P&ID drawings, shall have similar or closely sequenced numbers.
8 PROJECT DOCUMENTATION
All project documentation including reports, datasheets, databases, drawing lists, purchase information, IOM documentation, etc shall comply with the Project Instructions, Standard Specification for Vendor Documentation (Specification A003) and Standard Specification for Piping Information (Specification A005).
In particular:
•	Information shall be collated in the identified formats to facilitate ready incorporation into other project databases.

•	Each document shall be cross referenced against all relevant equipment items to enable database searching by equipment number.

•	All pdf documents of greater than 10 pages length shall include interactive bookmarks to allow ready navigation to each item in the document table of contents.
9 CORRESPONDENCE
9.1 GENERAL
For ease and currency of communication, project correspondence will be handled by email wherever possible. Without exception, every email shall be structured as follows:
•	The email shall be addressed to both the project email address and the intended recipient of the email.

•	The caption in the email subject line shall be of the form AAAA-BBBB-C-DDD-EEEE, where AAAA is the Project ID Code, BBBB is the relevant four character work package number (eg Contract Number or Purchase Order number), C is single character code identifying the email originator (as

MOPU-0000-02-S-Project Reference	Page 6 of 15

identified below), DDD is a sequential correspondence counter for the particular Contract, and EEEE is a descriptive title (of as many characters as required) to clearly identify and distinguish the email subject.
Emails from LGL shall have the originator code “L”, emails from the Design Coordinator shall have the originator code “D” and emails from all other Consultants, Contractors or Vendors shall have the originator code “C”. Each organisation assigned to the project shall maintain their own separate correspondence counter.
9.2 FORMAL TRANSMITTAL OF INFORMATION
Consultants / Vendors shall ensure that all formal transmittal of drawings and documentation to LGL, whether by email, disk or hardcopy, is accompanied by an electronic transmittal form in Microsoft EXCEL that identifies the following:
•	A sequential transmittal number.

•	The electronic filename and a description of each drawing / document being transmitted. Suitable descriptions would include the last two lines of a drawing titleblock or a brief summation of document purpose or content.
Any covering email shall also include the word ‘Transmittal’ in the descriptive title component of the subject line.
The purpose of these requirements is to enable ready collation of information from varied sources into a comprehensive project database. Transfers of drawings and documentation which do not meet these criteria will be treated as issue for information purposes only and the relevant drawings / documents will not be registered in the project database.
In the absence of any other agreed format for the transmittal form, the Standard LGL Transmittal (Specification A008) shall be utilised.
10 TECHNICAL SPECIFICATIONS
All design and construction shall comply with the relevant standard specifications listed in Appendix C.
11 SURVEY DATUMS
Unless otherwise indicated all coordinate and level information for the MOPU upgrade project shall be based on the “Lihir Grid” which is a plane coordinate system in metres aligned on AMG North. The site position datum is PSM 12340 “UNIFORM 8” with the following characteristics:

	Coordinates and	AMG Coordinates
Parameter	RL to "Lihir Grid"	and RL
Easting	11843.12	461842.3
Northing	5030.31	9655030.1
RL	18.50	18.60
The “Lihir Grid” bearing is AMG plane bearing at PSM12340.
It is to be noted that the site also uses a second level datum for the mine pit and general topographical survey. This mine datum is based on a level at PSM 12340 of RL1018.50 and conversion to the project level datum entails subtraction of 1000.000m. Certain survey / reference information provided to Consultants and

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Vendors may reflect the mine datum and should be converted to the project datum as required to support design and construction.
12 COMMUNITY PROVISIONS
Continued engagement of the local community will be critical to the success of the upgrade project and all engineering design and construction shall be consistent with the intentions of the project Community Engagement Strategy and Contracting Plan. In particular, design and construction planning shall aim to maximise opportunities for local contracting or labour hire services wherever it is possible to do so without compromising other principles of cost effectiveness, scheduling, quality, and ooccupational health and safety. The key capacities by which the local community could support the project include:
•	General earthworks and drainage construction.

•	Construction of culverts, gabions and other site works.

•	Bending of rebar for concrete works.

•	General concrete construction for minor slabs and footings.

•	Supply of pre-cast concrete units.

•	Prefabrication of pipe spools.

•	Construction of buried piping.
13 SOIL GEOCHEMISTRY
Soil / soil pore water can be relatively aggressive in some parts of the site as a consequence of the volcanic origins of most materials. Unless specific soil test information is available for the immediate footprint of the works, the following worst-case soil geo-chemistry shall be assumed for design purposes:
•	pH 5.4

•	Chloride concentration of 50-60 mg/kg Cl

•	Sulphate concentration of 200 mg/kg SO4
14 EARTHWORKS DESIGN CONSTRAINTS
14.1 SOURCING OF BORROW MATERIAL
An existing basalt quarry operated by a local cooperative is located adjacent to the Londolovit Weir (approx 10km one-way haul from process plant site). Development of additional hard-rock quarries is likely be problematic from a community relations perspective and it is envisaged that the supply of concrete aggregate and crushed rock will be limited to the output of the existing quarry and crushing plant..
Similarly, limestone / coronus material for filling of building pads and capping of working areas will have to be sourced from existing road works borrow pits in the NE of the island (approx 20km one-way haul) or proposed borrow pits along the Wurtol pipeline route (approx 10km one-way haul). Readily accessible coronus reserves are limited in quantity, and are also in heavy demand for other mine maintenance and community projects.
Given the constraints on material availability and potential issues associated with

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heavy truck traffic along local roads, a design that minimises the required extent of material import will be preferable.
14.2 DISPOSAL OF EXCAVATED SPOIL
Flat land on Lihir Island is at a very high premium and there are few sites for ready disposal of excavated spoil — especially poor quality material. As a consequence the earthworks design should attempt to minimise the extent of excavation wherever practical.
15 ECONOMIC COMPARISONS
Where economic comparisons are required to evaluate different options, they shall comprise assessment of net present cost (NPC) based on the following:

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Appendix A List of Feasibility Study Design Outputs

Volume	Description
2.3	Project Summary
3.3.1	Project Constructability Plan
3.3.2	Crushing, Conveying and Stockpile Summary Report
3.3.3	Grinding Summary Report
3.3.4	Oxygen Plant Summary Report
3.3.5	Pressure Oxidation Summary Report
3.3.6	Thickening / Mill Water Summary Report
3.3.7	NCA Summary Report
3.3.8	Tailings Summary Report
3.3.9	Electrical Summary Report
3.3.10	Raw Water Summary Report
3.3.11	Treated Water Summary Report
3.3.12	Seawater Summary Report
3.3.13	Piping Summary Report
3.3.14	Feasibility Study Drawings

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Appendix B Project Facility Numbers

Facility	Facility Name	Facility Description
1314	Primary Crushing	New crushing plant for the MOPU project including crusher discharge conveyor

1315	Primary Conveying	New primary conveying system for the MOPU project including any crossovers to the existing primary conveying system.

1316	Ore Stacking	New stacking conveyor for the MOPU project

1325	Ore Reclaim	Ore reclaim facilities for HGO Grinding and Classification Circuit No 2.

1326	Grinding & Classification	HGO Grinding and Classification Circuit No 2.

1341	Grind Thickening	New grind thickening facilities.

1342	Pre-Oxidation Storage	All pre-oxidation infrastructure including existing facilities.

1343	Pressure Oxidation	All pressure oxidation infrastructure including existing facilities.

1345	CCD Wash Thickening — Train 1	CCD wash thickening facilities for Train 1.

1349	CCD Wash Thickening — Train 2	CCD wash thickening facilities for Train 2.

1351	Neutralisation, Cyanidation and Adsorption	All Neutralisation, Cyanidation and Adsorption facilities including both NCA Circuit No 1 and NCA Circuit No 2.

1361	Gold Recovery and Carbon Regeneration	All gold recovery and carbon regeneration facilities including existing infrastructure.

1391**	Plant Area Services	Mill water pumps and distribution piping.

1392	Plant Air Systems	All plant air systems and distribution piping including existing infrastructure.

1393	Process Control System	All Process Control Systems including existing infrastructure.

1396	Steam Facility	Installation / upgrade of steam boilers or heat recovery units for the express purpose of process steam generation, as well as steam distribution piping for both high pressure (HP) and low pressure (LP) steam services.

1397	Plant Site Drainage	Installation / upgrade of general site drainage works including site grading, catchment drains, drainage control bunding, etc.

Any drainage works involving excavation or profiling of roads shall be separately covered under facility 1398.

1398	Plant Site Roads	All roadworks within the plant site including installation / upgrade of utility and piping culverts and installation / upgrade of road drainage works.

1410	Reagent Handling	All reagent supply and handling systems including existing infrastructure.

1420	Lime Production and Handling	All lime supply and handling systems including existing infrastructure.

1560	New Oxygen Plant	New oxygen plant for the MOPU project.

1611	Tails Collection System	Collection chambers and piping between the CCD wash thickening / NCA overflows and tailings de-aeration tanks (both new and existing).

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Facility	Facility Name	Facility Description
1615	Tails Detoxification Facility	New detoxification facility for the MOPU project.

1621	Tails Disposal System	New tailings de-aeration tank and outfall for the MOPU project.

1720	Electrical Distribution and Control	All electrical distribution and control infrastructure including existing facilities.

1770	MOPU Geothermal Power	Additional geothermal generating capacity and associated infrastructure associated with the MOPU project.

1780	Power Transmission Lines	Power transmission from new geothermal power stations to the process plant plus power transmission to the Wurtol Weir.

1810	Treated Water Systems	All treatment and distribution of primary treated water (filtered /clarified), potable water and demineralised water services, including existing infrastructure.

1824**	Raw Water Distribution	All raw water distribution piping fed from the Londolovit water supply including existing infrastructure.

1825	Wurtol Weir & Pump Station	Civil, structural and concrete works for the Wurtol weir and pump station.

1826	Wurtol Raw Water Supply	Pumps and transfer pipeline for raw water supply from Wurtol Weir.

1830	Seawater Supply and Distribution	All seawater supply, distribution and return facilities including existing infrastructure.

1920	Bulk Commodity Storages	Reclamation of small boat harbour.

2010	Berthing Facilities	Roll-on / Roll-off Facility.

2101	Support Facilities	Warehousing and workshops.

2240**	Fire Protection Services	All fire water piping including existing infrastructure.

**	Work in these areas has been consolidated under Facility 1391 for budgeting and cost control purposes. However, labelling of pipes and drawings shall reflect the full breakdown of facilities identified in this Appendix B.

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Appendix C List of Standard Specifications
Administrative Specifications

Spec.
Number	Title
A001	Project Instructions
A002	AutoCAD Drawings
A003	Vendor Documentation
A004	Register Project Information
A005
A006
A007	Loop Numbering
A008	Standard Transmittal Form
Technical Specifications — Design

Spec.
Number	Title
E100	General Electrical Specification
E101	DCS and Control System
D002	Civil & Structural Design Criteria
D003	Mechanical Design Criteria
D004	Piping Design Criteria
Technical Specifications — Construction
General

Spec.
Number	Title
G001	Site Data and Project Information
G002	Packaging and Shipping
Electrical

Spec.
Number	Title
E001	Low Voltage Motor Control Centres
E002	HV Switchgear
E003	Transportable Switchrooms
E004	Power Transformers
E005	LV Motors
E006	Instruments and Field Devices
E007	LV Cable
E008	HV Cable
E009	Variable Speed Drives
MOPU-0000-02-S-Project Reference

Civil and Structural

Spec.
Number	Title
S001	Bulk Earthworks
S002	Sheet Piling
S003	General Civil Works
S004	Concrete
S005	Concrete Masonry
S006	Structural Steelwork
S007	Cladding
S008	Grouting
Mechanical

Spec.
Number	Title
M001	Agitators
M002	Cranes, Monorails and Hoists
M003	Compressed Air Services
M004	Conveyor Equipment
M005	Fans and Blowers
M006	Linear Screens
M007
M008
M009	Pumps
M010	Signage
M011
M012	Tank Fabrication
M013
M100	Mechanical Equipment Installation
M101	Equipment Noise Levels
M102	Insulation
M103	Protective Coatings
Piping

Spec.
Number	Title
P001
P002	Piping Systems
P003	Piping Design Standards
P004	Valve Technical Specification & Index
P005	Specialty Piping Items
P006	Standard Pipe Support Details
P007	Fabrication, Inspection & Testing of Piping
P008	Packaged Equipment Piping
P009	Supply, Installation & Testing of Rubber Lining
P010	Supply, Installation & Testing of Cement Lining for Pipe
P011	Purchase Specification for Pipe, Fittings & Flanges
P012	Purchase Specification for Stud Bolts, Nuts & Gaskets
P013	Purchase Specification for Valves
MOPU-0000-02-S-Project Reference

MOPU-0000-02-S-Project Reference

MILLION OUNCE PLANT UPGRADE
PROJECT
ENGINEERING DESIGN
GENERAL REQUIREMENTS

Approved
Revision	Date	Author	By	Comments
00	14/05/08	CW		Issued for Tender

1 INTRODUCTION	3

2 GENERAL SCOPE	3

3 ENGINEERING ADMINISTRATION	3

3.1 Objectives	3
3.2 Administrative Tasks	3

4 FRONT END ENGINEERING DESIGN (FEED)	4

4.1 Objectives	4
4.2 FEED Tasks	4
4.2.1 General	4
4.2.2 Site Conditions	4
4.2.3 Process Engineering	5
4.2.4 Risk Assessment	6
4.2.5 Piping Design	6
4.2.6 Mechanical Design	7
4.2.7 Civil and Concrete Design	7
4.2.8 Structural Steel Design	8
4.2.9 Project Scheduling	8

5 DETAILED DESIGN	8

5.1 Objectives	8
5.2 Detail Design Tasks	9
5.2.1 General	9
5.2.2 Civil Design	9
5.2.3 Concrete Design	10
5.2.4 Structural Steel Design	10
5.2.5 Mechanical Design	11
5.2.6 Piping Design	11
5.2.7 Process Engineering	12

6 CHANGE MANAGEMENT	12

7 PROCUREMENT	12
MOPU-0000-00-S Engineering Design Reqts

1 INTRODUCTION
The Lihir Gold group (LGL) is currently upgrading its operation on Lihir Island in the New Ireland province of Papua New Guinea. The works, known as the Million Ounce Plant Upgrade (MOPU) project, comprise the provision of additional pressure oxidation capacity together with a wide range of ancillary process and utility services to facilitate increased plant throughput.
The purpose of this document is to define the general requirements for Consulting Engineering inputs to support the MOPU project.
2 GENERAL SCOPE
The services to be rendered by the Consultant shall comprise execution of all activities identified in this document including:
•	Engineering administration;

•	Front end engineering design (FEED);

•	Detailed engineering (DE);

•	Change Management support;

•	Procurement support.
The specific technical scope including definition of the work package and delineation of boundary limits shall be as defined in the attached ‘Appendix 2A-2 Technical Scope of Work’.
3 ENGINEERING ADMINISTRATION
3.1 OBJECTIVES
The key objectives of engineering administration for the project are to:
•	Ensure effective information flow between the consultant, LGL and other relevant parties.

•	Ensure that drawings and key information summaries (equipment list, line list, documentation register, etc) are prepared in accordance with the relevant LGL standards.

•	Ensure that all drawings, calculations and other project documentation are submitted to LGL in accordance with identified requirements.
3.2 ADMINISTRATIVE TASKS
In order to meet these administrative objectives the Consultant shall:
•	Follow the requirements of the Project Reference and other referenced LGL standards.

•	Provide and manage a robust document control system.

•	Maintain a robust quality assurance system.
MOPU-0000-00-S Engineering Design Reqts

•	Maintain a current register of all project documentation in an agreed format compatible with LGL’s own documentation database.

•	Attend regular technical co-ordination meetings with LGL.

•	Prepare and submit design progress reports in the format and at the frequencies required by LGL.

•	Ensure all available project documentation including design drawings, reports, project specifications, information registers, calculations, hand sketches, software input files, computer models, vendor documentation, MSDSs, etc are handed over to LGL as part of the project outcomes.

•	Provide a final documentation handover comprising copies of all project documentation in hardcopy format (x3), native electronic format and pdf format (except where otherwise agreed for specific exceptions that do not lend themselves to a particular format).
4 FRONT END ENGINEERING DESIGN (FEED)
4.1 OBJECTIVES
The objectives of the front end engineering design are to:
•	Finalise a safe, cost effective, operable, maintainable and constructible design arrangement based on available inputs from the Feasibility Study and LGL Operations, Construction and Maintenance groups.
•	Eliminate any technical uncertainties associated with the relevant project facility.

•	Produce adequate documentation, describing the design arrangement, from which detailed design work can be efficiently completed.

•	Develop a design schedule to interface with the overall project schedule.

•	Provide sufficient quantity take off’s to confirm that the identified design arrangements are consistent with the project budget.

•	Develop equipment specifications and bid packages for long lead items.
4.2 FEED TASKS
4.2.1 General
The work to be carried out as part of the FEED Study shall include, but not be limited to, the tasks identified in the following sections.
4.2.2 Site Conditions
The Consultant shall:
•	Review the Project Reference, Community Engagement Strategy and Contracting Plan, and familiarise themselves with these general constraints and objectives of the project.

•	Review the available weather monitoring data and familiarise themselves with
MOPU-0000-00-S Engineering Design Reqts

the range of climatic conditions experienced on site, and the potential implications for design and construction.

•	Review existing geotechnical and survey data to highlight any deficiencies and identify additional investigation required.

•	Review existing underground layout drawings and satisfy themselves as to the position of underground services within their limit of works.

•	Review existing plant layouts & constructability documentation to understand the space limitations, construction and maintenance access constraints, and lay-down strategies for the project.
4.2.3 Process Engineering
The Consultant shall:
•	Develop final process design criteria for the principal upgrade elements based on:
o	Review of the Feasibility Study process design criteria (0701-005-00-S-PDC Expansion) and mass balance;

o	Review of the relevant Feasibility Study summary reports;

o	Confirmation of existing plant and equipment capacities;

o	Review of the identified upgrade performance requirements;

o	Identification and review of critical plant operating parameters;

o	Review of process and metallurgical test work;

o	Review of relevant regulatory requirements;

o	Review of the available utilities and services in terms of both supply capacity and supply quality;

o	Review of raw material characteristics;

o	Review of all other operating goals and constraints identified by LGL.
•	Review the mass balance based on the design criteria developed above and identify any required changes to LGL.

•	Review the Process Flow Diagrams developed out of the Feasibility Study to ensure:
o	Clear definition of the interfaces between all major plant and equipment items;

o	Clear definition of the interfaces with existing plant and equipment;

o	Inclusion of all major equipment and control items;

o	Clear identification of all process streams complete with stream references to the mass balance.
•	Mark-up any changes required to the Process Flow Diagrams (PFD’s) and provide the marked up drawings to LGL who will separately arrange drafting.

•	Liaise with the project electrical consultant to formulate a consistent, integrated control philosophy for P&IDs.

•	Undertake a site visit to confirm that the P&IDs developed out of the Feasibility Study are fully consistent with actual piping and instrumentation
MOPU-0000-00-S Engineering Design Reqts

arrangements in the field.

•	Mark-up any revisions required to bring the P&IDs to a standard suitable for HAZOP, and provide the marked up drawings to LGL who will separately arrange drafting.

•	Identify all tie-ins to existing plant, equipment and piping and prepare a preliminary tie-in location plan.

•	Provide a preliminary instrument list.

•	Provide process input to required HAZOP studies.
4.2.4 Risk Assessment
The Consultant shall:
•	Provide comprehensive review of plant processes to identify actual or potentially hazardous procedures and operations.

•	Undertake preliminary development of measures to eliminate or mitigate any hazardous procedures and operations identified.
4.2.5 Piping Design
The Consultant shall:
•	Review standard LGL piping specifications and develop any non-standard specifications necessary for specialised pipework requirements.

•	Review existing piping drawings and Feasibility Study piping layouts to establish optimum routes for major new pipework connections.

•	Undertake sufficient hydraulic modelling to confirm acceptable system pressure characteristics and identify optimum sizing of major lines.

•	Develop preliminary piping layouts and hand-sketched isometric drawings for both above-ground and underground piping.

•	Liaise with the project electrical Consultant to coordinate routes for piping and electrical services.

•	Undertake a preliminary pipe rack loading study to identify pipe rack structural requirements.

•	Prepare sufficient quantity take-off’s to confirm that the identified piping arrangements are consistent with the project budget and provide information to support tendering of piping construction.

•	Review the design in the context of the Community Engagement Strategy and Contracting Plan and highlight any issues with or changes required to those strategies.

•	Provide well developed Tie-In and Line Lists in a format agreed with LGL.

•	Provide a preliminary valve list.

•	Complete initial design of critical pipes and launders.

•	Provide designs for non-standard pipe supports.
MOPU-0000-00-S Engineering Design Reqts

4.2.6 Mechanical Design
The Consultant shall:
•	Review LGL design criteria and standard construction specifications.

•	Develop non-standard specifications where required for specialised installations.

•	Review existing plant layouts.

•	Review the plant layouts, general arrangements and constructability constraints identified out of the Feasibility Study.

•	Develop final plant and equipment layouts in consultation with LGL.

•	Prepare comprehensive layout drawings and general arrangements.

•	Provide a simple 3D AutoCAD ‘block model’ defining the rectangular volume physically occupied by each item of equipment as well as the rectangular volume required for access to, maintenance and/or removal of that equipment.

•	Review and update the project equipment list to ensure that it provides comprehensive identification of all equipment and equipment sub-assemblies.

•	Develop comprehensive specifications, datasheets and requisitions for all major equipment items.

•	Prepare commercial bid packages for all major equipment items.

•	Identify any equipment arrangements that are unlikely to be consistent with the project budget.
4.2.7 Civil and Concrete Design
The Consultant shall:
•	Review LGL design criteria and standard construction specifications.

•	Develop an optimised foundation strategy to suit specific plant and site constraints.

•	Prepare preliminary foundation designs for major and equipment plant items.

•	Provide a simple 3D AutoCAD ‘block model’ defining the rectangular volume physically occupied by each major concrete element.

•	Develop preliminary layouts and designs for site drainage.

•	Prepare preliminary layouts and designs for roadways.

•	Prepare a preliminary earthworks design and establish earthworks requirements.

•	Prepare sufficient quantity take-off’s to confirm that the identified civil works arrangement is consistent with the project budget and provide information to support tendering of civil works construction.

•	Review the design in the context of the Community Engagement Strategy and Contracting Plan and highlight any issues with or changes required to those strategies.
MOPU-0000-00-S Engineering Design Reqts

4.2.8 Structural Steel Design
The Consultant shall:
•	Review LGL design criteria and standard construction specifications.

•	Prepare preliminary structural designs for:
o	Support structures associated with all major plant and equipment items;

o	Major buildings;

o	Pipe racks.
•	Prepare a 3D AutoCAD ‘wire model’ that defines the outer face, top surface and any intermediate platform levels for the major steelwork elements identified above.

•	Prepare sufficient quantity take-off’s to confirm that the identified structural works are consistent with the project budget and provide information to support tendering of steelwork fabrication and erection.

•	Review the design in the context of the Community Engagement Strategy and Contracting Plan and highlight any issues with or changes required to those strategies.
4.2.9 Project Scheduling
The Consultant shall:
•	Develop a schedule for the detailed design work package which ensures that design milestones are integrated with the overall project schedule.

•	Identify long lead time items.

•	Identify any tie-ins for which scheduling is critical.
5 DETAILED DESIGN
5.1 OBJECTIVES
The objectives of the detailed design are to:
•	Develop a safe, cost effective, operable, maintainable and constructive engineering design which allows LGL to realise the both the operational and sustainable development goals of the upgrade project.

•	Develop a design conforming to LGL engineering standards.

•	Provide all engineering documentation necessary for a complete and fully functioning works, including all documentation to facilitate.
o	Specification and procurement of all equipment;

o	Manufacture of non-proprietary items;

o	Construction and commissioning of the plant;

o	On-going operation and maintenance of the plant.
•	Provide a register of all documentation produced out of the detailed design
MOPU-0000-00-S Engineering Design Reqts

process in the format identified by LGL.

•	Complete the design in accordance with an agreed design schedule that reflects the overall scheduling requirements of the project.
The Consultant shall be fully responsible for execution and management of the detail design work package and preparation of associated documentation. Design documentation (drawings, reports, calculations, technical specifications) shall include all considerations and details necessary for LGL to construct, operate and maintain the works.
5.2 DETAIL DESIGN TASKS
5.2.1 General
As a general function of the detailed design the Consultant shall:
•	Develop and document a Construction Methodology to identify construction access / laydown strategies and constructability constraints to the Construction phase of the works.

•	Develop and document a Commissioning Plan that identifies staging sequence, shut down requirements, operations interfaces and acceptance criteria.

•	Develop and document a Safety Plan highlighting the key safety / risk issues that need to be managed during construction, operation or maintenance of the plant.

•	Prepare a Design Report documenting the development of the final engineering design including cross disciplinary checks and coordination.
5.2.2 Civil Design
The Consultant shall:
•	Undertake detailed engineering design for all earthworks, roadworks and drainage systems.

•	Ensure that the design is coordinated with the work of others and recognises relevant constructability constraints.

•	Develop project specifications for fill / backfill material quality taking into consideration economy of methods and the materials available locally.

•	Provide all detailed drawings necessary for construction of the works.

•	Identify the quality assurance procedures / documentation to be implemented to ensure civil works construction complies with the specified requirements.

•	Provide final material take offs in the formats identified by LGL to facilitate integration with project costing systems.

•	Provide a copy all calculations, investigation reports, project specifications and any other available documentation relevant to construction or maintenance of the works together with an overall register of such documentation in the format identified by LGL.
MOPU-0000-00-S Engineering Design Reqts

5.2.3 Concrete Design
The Consultant shall:
•	Undertake detailed engineering design for all foundations, slabs, hardstands and other concrete structures.

•	Ensure that the design is coordinated with the work of others and recognises relevant constructability constraints.

•	Develop any project specifications necessary for construction of highly specialised concrete or grouting works not adequately covered by standard specifications.

•	Develop any project specifications necessary for specialised concrete surface protection requirements not adequately covered by standard specifications.

•	Provide all detailed drawings necessary for complete construction of the works.

•	Update the 3D ‘block model’ developed in the FEED study to reflect any detailed design changes.

•	Identify the quality assurance procedures / documentation to be implemented to ensure concrete construction complies with the specified requirements.

•	Provide a final material take-off in the format identified by LGL to facilitate integration with project costing systems.

•	Provide a copy of all calculations, investigation reports, project specifications and any other available documentation relevant to construction or maintenance of the works together with an overall register of such documentation in the format identified by LGL.
5.2.4 Structural Steel Design
The Consultant shall:
•	Undertake detailed engineering design for all structural steelwork including tankage, equipment support structures, building structures, pipe racks and pipe support structures, and access stairs and walkways.

•	Ensure that the design is coordinated with the work of others and recognises relevant constructability constraints.

•	Provide detail design drawings for all steelwork that include all information necessary to facilitate the production of shop drawings by others.

•	Update the 3D ‘wire model’ developed in the FEED study to reflect any detailed design changes.

•	Identify the quality assurance procedures / documentation to be implemented to ensure steelwork fabrication and erection complies with the specified requirements.

•	Provide a final material take off in the format identified by LGL to facilitate integration with project costing systems.

•	Provide a copy of all calculations, investigation reports, project specifications, models and any other available documentation relevant to construction or maintenance of the works together with an overall register of such documentation in the format identified by LGL.
MOPU-0000-00-S Engineering Design Reqts

5.2.5 Mechanical Design
The Consultant shall:
•	Undertake detailed engineering design for all mechanical equipment required in the works.

•	Ensure that the design is coordinated with the work of others and recognises relevant constructability constraints.

•	Provide final equipment sizing and selection.

•	Provide detailed general arrangement and layout drawings for all equipment installations.

•	Provide detailed general arrangement and construction drawings for all non-proprietary mechanical equipment complete with all necessary information to facilitate the production of shop drawings by others.

•	Update the 3D ‘block model’ developed in the FEED study to reflect any detailed design changes.

•	Identify the quality assurance procedures / documentation to be implemented to ensure equipment manufacture, installation and testing complies with the specified requirements.

•	Provide a final equipment list in the format identified by LGL.

•	Provide a copy of all calculations, investigation reports, project specifications, models and any other available documentation relevant to construction, maintenance or operation of the equipment together with an overall register of such documentation in the format identified by LGL.
5.2.6 Piping Design
The Consultant shall:
•	Undertake detailed engineering design of all process lines and launders.

•	Undertake piping interference checks.

•	Ensure that the design is coordinated with the work of others and recognises relevant constructability constraints.

•	Provide datasheets and specifications for all SP Items.

•	Provide all detailed drawings necessary for complete construction of the works including piping isometrics for all major lines.

•	Provide a consolidated 3D line diagram of all major piping lines in the format identified by LGL.

•	Provide a tabulation of 3D coordinates for all major piping lines as an export from the ‘model’ described above.

•	Identify the quality assurance procedures / documentation to be implemented to ensure piping construction and testing complies with the specified requirements.

•	Provide a comprehensive material take-off in the format identified by LGL to facilitate integration with project costing systems.

•	Provide a copy of all calculations, investigation reports, project specifications
MOPU-0000-00-S Engineering Design Reqts

and any other available documentation relevant to construction or maintenance of the works together with an overall register of such documentation in the format identified by LGL.
5.2.7 Process Engineering
The Consultant shall:
•	Provide the following drawings and documentation:
o	Final review of Mass Balance;

o	Mark-up of final changes required to Process Flow Diagrams;

o	Mark-up of final changes required to P&IDs;

o	Detailed description of adopted process and associated plant operating philosophy;

o	Control logic documentation;

o	Final Line, Instrumentation, Valve and Tie-In lists based on the final P&ID mark-up.
•	Provide a copy of all calculations, investigation reports and any other available documentation relevant to construction, maintenance or operation of the works together with an overall register of such documentation in the format identified by LGL.
6 CHANGE MANAGEMENT
Where engineering design identifies an issue or benefit that warrants change to the general arrangement of the works identified out of the Feasibility Study then a formal Change Management process will need to be followed. In those circumstances the Consultant may be requested to provide additional inputs including, but not limited to:
•	Development of comparative costs for different scenarios.

•	Development of additional sketch drawings to describe the proposed change.

•	Development and documentation of a detailed justification for the proposed change.

•	Overall responsibility for completion of the full Change Management process for a particular variation.
No change shall be made to any fundamental aspect of the project without conducting a formal Change Management process.
7 PROCUREMENT
The Consultant shall provide engineering procurement services as required to assist the MOPU project. In addition to the requirements of Section 4.2.6 the Consultant may be called upon to:
•	Prepare additional detailed equipment specifications.

•	Prepare additional comprehensive bid packages.

•	Prepare the technical portions of other enquiry documents for the manufacture, supply, erection and commissioning of the works.
MOPU-0000-00-S Engineering Design Reqts

•	Assist with the preparation of wider tendering, purchasing and contract documentation.

•	Assist with development of recommended bidders lists for LGL approval.

•	Where required, act as LGL’s agent, solicit bids, tabulate prices, prepare technical and commercial evaluations, and make recommendations.

•	Where required, review and approve vendor drawings on behalf of LGL.

•	Where required, provide direct contact with suppliers regarding technical matters.

•	Where required, arrange for witnessing of equipment testing.

•	Where required, perform shop inspections of equipment and material to ensure conformance to specifications and purchase orders.
MOPU-0000-00-S Engineering Design Reqts

MILLION OUNCE PLANT UPGRADE
PROJECT
ENGINEERING DESIGN FOR UPGRADE OF
GRINDING AND OXIDATION FACILITIES
APPENDIX 2/A-2
TECHNICAL SCOPE OF WORK

Approved
Revision	Date	Author	By	Comments
01	14/05/08	cw		Issued for Tender

1 INTRODUCTION	3

2 LIMITS OF WORK	3

2.1 General	3
2.2 Battery Limits	4
2.2.1 General	4
2.2.2 Interpretation of P&IDs	5
2.2.3 Provision of Air and Water Service Points	6
2.3 Review of P&IDs	6
2.4 Exclusions	6

3 CONCURRENT INVESTIGATIONS	7

4 KEY MILESTONES	7

5 TECHNICAL SCOPE	7

5.1 Ore Reclaim	7
5.1.1 Included Facilities	7
5.1.2 Background	7
5.1.3 Upgraded Operation	8
5.1.4 Specific Requirements for FEED	8
5.2 Grinding and Classification	9
5.2.1 Included Facilities	9
5.2.2 Background	9
5.2.3 Upgraded Operation	9
5.2.4 Specific Requirements for FEED	10
5.3 Grind Thickening	11
5.3.1 Included Facilities	11
5.3.2 Background	11
5.3.3 Upgraded Operation	11
5.3.4 Specific Requirements for FEED	13
5.4 Pre-Oxidation	13
5.4.1 Included Facilities	13
5.4.2 Background	13
5.4.3 Upgraded Operation	14
5.4.4 Specific Requirements for FEED	14
5.5 Pressure Oxidation	14
5 5.1 Included Facilities	14
5.5.2 Background	14
5.5.3 Upgraded Operation	15
5.5.4 Specific Requirements for FEED	16

6 RESPONSIBILITY MATRIX	17

7 ADDITIONAL ATTACHMENTS	20

8 REFERENCE INFORMATION	21

9 DETAILED PIPING / EQUIPMENT LIMITS	21
MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work

1 INTRODUCTION
The Lihir Gold group (LGL) is currently upgrading its operation on Lihir Island in the New Ireland province of Papua New Guinea. The works, known as the Million Ounce Plant Upgrade (MOPU) project, comprise the provision of additional pressure oxidation capacity together with a wide range of ancillary process and utility services to facilitate increased plant throughput.
The purpose of this document is to define the specific Engineering inputs for design of upgraded grinding, pressure oxidation and associated facilities.
2 LIMITS OF WORK
2.1 GENERAL
This package of work shall comprise engineering design of all equipment, piping, foundations, structures, access stairs and platforms and other associated works required for implementation of the following:

Facility	Facility Name	Requirements
1322	FGO Ore Reclaim	Tie-in to existing Flotation Grade Ore (FGO) stockpile reclaim facility to provide dual underpile feeders as per an earlier design.

1323	Pebble Crushing	Upgrade of existing pebble crushing circuit to accommodate the second High Grade Ore (HGO) grinding circuit described under Facility 1326.

1325	HGO Ore Reclaim	Provision of a new stockpile reclaim facility for the second High Grade Ore (HGO) grinding circuit. The reclaim facility shall comprise reclaim and escape tunnels, reclaim feeders, emergency feeder, and reclaim conveyor system.

1326	Grinding and Classification	Provision of a second High Grade Ore (HGO) grinding circuit comprising SAG and Ball Mill and associated equipment, piping and housing structure.

1341	Grind Thickening	Provision of two new grind thickeners to replace the existing grind thickening facility. The thickeners shall be complete with thickener mechanisms and all associated equipment, tankage, piping and access / support structures.

1348	Concentrate Thickening	Addition of concentrate thickening overflow tank and pumps, and grind thickener overflow (process water) make-up to existing FGO concentrate thickening facility.

1342	Pre-Oxidation Storage	Provision of additional storage tanks for thickened ore complete with agitators and associated transfer equipment and piping.

1343	Pressure Oxidation	Provision of 4th Autoclave complete with associated process equipment, tankage, piping and housing structure.

1410	Reagent Handling	Provision of a new flocculant make-up facility to serve the new grind thickeners (Facility 1341) as well as an existing concentrate thickener which is currently supplied flocculant from a separate reagent handling facility.
MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work

Facility	Facility Name	Requirements
1391	Plant Area Services	Provision of new tankage, pumps and piping to transfer process water from the new grind thickening facility to plant consumers.
The services to be provided by the Consultant shall comprise execution of all activities identified in the attached ‘Appendix 2A-1, General Requirements for Engineering Design’ including engineering administration, Front End Engineering Design (FEED), detailed engineering design and procurement support.
The Consultant shall note:
•	The Pre-Oxidation Storage works (Facility 1342) shall be a separable portion.

•	Facility 1410 also covers upgrade of wider reagent handling infrastructure beyond the scope of this package of work. The specific limits of work for this package shall be as defined by Section 2.2 and Section 9.
2.2 BATTERY LIMITS
2.2.1 General
The limits of work for this package shall be as follows:
•	The maximum physical footprint for civil, concrete and structural works and available laydown areas shall be as shown on the attached mark up of Drawing 1300-M-107.

•	For Facility 1342, the design limits for piping, equipment and instrumentation shall be defined by the following set of Feasibility Study P&IDs and the detailed piping / equipment limits detailed in Section 9:
130-FP-2045 Pre-Oxidation Area, Feed Tanks TK2004-TK2005
•	For the balance of the package of work, the design limits for piping, equipment and instrumentation shall be defined by the following set of Feasibility Study P&IDs and the detailed piping / equipment limits detailed in Section 9:
130-FP-2003 HGO Stockpile and Reclaim, FD2003 to CV2012
130-FP-2016 HGO Grinding and Classification, Circuit No 2 (GM2001 and GM2002)
130-FP-2017 HGO Grinding and Classification, SAG Mill GM2001
130-FP-2018 HGO Grinding and Classification, Ball Mill GM2002
130-FP-2034 Process Water Distribution, HGO Grinding Circuit No 2
130-FP-2036 Grinding Thickeners, Thickener TK2007
130-FP-2037 Grinding Thickeners, Thickener TK2010
130-FP-2137 Reagents, Flocculant to Grinding and Concentrate Thickeners
130-FP-2046 Pressure Oxidation Area, Feed to Autoclave No 4
130-FP-2055 Flash and Heating, Booster Feed Pumps to AC2004
130-FP-2047 Pressure Oxidation Area, Autoclave AC2004
MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work

130-FP-2048 Pressure Oxidation Area, Flash / Quench from AC2004, Sheet 1 of 2
130-FP-2054 Pressure Oxidation Area, Flash / Quench from AC2004, Sheet 2 of 2
130-FP-2049 Pressure Oxidation Area, Seal Water to AC2004, Sht 1
130-FP-2050 Pressure Oxidation Area, Seal Water to AC2004, Sht 2
130-FP-2051 Pressure Oxidation Area, Quench Water to AC2004
130-FP-2052 Pressure Oxidation Area, Agitators to AC2004
130-FP-2053 Pressure Oxidation Area, Oxygen & Steam Blowback, Sheet 2 of 2
130-FP-2076 Pressure Oxidation Area, Flash Transfer
•	General air and water service points shall be provided as per Section 2.2.3.

•	The Consultant shall be responsible for coordinating the routes of all pipework and the design of all pipe supports within the identified footprint for this package of works, including accommodation of pipework designed by other parties.

Where the battery limits of pipes identified under this package of work lie outside of the works footprint for the package, the Consultant shall be required to liaise with the designer(s) responsible for the other works footprint(s) traversed by the pipe to establish the applicable pipe routing / support constraints to be met in the pipe design.
The overlap between the footprint for the Pre-Oxidation Area and the footprint for the Grinding / Grind Thickening Area on Drawing 1300-M-107 reflects the planned use of land allocated to the Grinding Area for laydown / access during construction of the new pre-oxidation tanks. In terms of design for Facility 1342, the area of overlap shall only be considered for temporary construction laydown / access purposes, and the design shall aim to minimise the length of time this area of land is required for those temporary purposes.
2.2.2 Interpretation of P&IDs
The P&ID’s identified in Section 2.2.1 and Section 9 are draft drawings produced out of the Feasibility Study and shall be interpreted as follows:
•	Equipment arrangements and equipment numbers shall be taken as given.

•	Pipe sizing and material specifications identified through the pipe labelling are indicative only and shall be confirmed through design.

•	Valving arrangements are preliminary only and shall be amended as required to meet specified isolation and control requirements.

•	Code ‘BL’ refers to a battery limit between different packages of work or different facilities.

•	Code ‘Tl’ refers to a tie-in to an existing pipe or existing item of equipment.

•	Tie-ins have been shown where identified to date, but it shall be a requirement of this package of work to determine the specific location and details of all tie-ins required to complete the works.

•	Clouding reflects drawing changes made during the course of the Feasibility

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 5 of 36

Study design and does not necessarily reflect real physical changes to the works. For the purposes of this package of work clouding on the drawings shall be ignored.

•	The drawings have been marked up with tie-ins and battery limits reflecting multiple packages of work. The Consultant shall only be concerned with those limits identified in the following tabulations.

•	The ‘2000’ series drawings (eg 130-FP-2003) cover new upgrade works. All other drawings are mark-ups of existing drawings describing the current plant.

•	The ‘0701’ tag included in the drawing number block shall not be read as an integral part of the drawing number. As per the Project Reference document, this tag merely identifies work in progress on a new drawing.

•	The drawing titleblock and the drawing titles currently shown in the titleblock are not final. A separate data-base of proposed titles is available from LGL if required.
Where any discrepancy that would affect design outcomes is identified between P&ID’s or between the P&ID’s and other documentation, the matter shall be referred to the Project Manager.
2.2.3 Provision of Air and Water Service Points
The P&IDs identified in Section 2.2.1 and Section 9 have not yet been taken to a level of detail to include general service connections for plant air and water hose points, instrument air, building fire water services, potable water to safety showers, other potable water services etc. The work under this package shall include provision of service connections to at least the same standard as the existing plant.
2.3 REVIEW OF P&IDS
Existing P&ID drawings shall not be taken as exact as-constructed representations of the site. The Consultant shall include for a site visit to walk all pipelines within the identified package of work to check the P&ID’s and identify any errors or omissions.
All critical levels and locations shall also be confirmed through the site visit and physical identification of required locations for survey pick-up. The survey itself will be carried out by LGL based on the field markings made by the Consultant. For accurate level control, the Consultant shall include key design control points (top of existing slabs, critical level controls at existing vessel inlet / outlet) in their marked survey pick-up locations.
2.4 EXCLUSIONS
The following items are specifically excluded from this scope of works:
•	Mechanical design and specification of the SAG Mill and Ball Mill.

•	Mechanical design and specification of the autoclave vessel.

•	Mechanical design and specification for the autoclave agitators.

•	Electrical and Instrumentation design beyond the liaison required to:
o	Establish electrical routing / conduit requirements;

o	Ensure full instrumentation details are identified on the P&IDs.

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 6 of 36

•	CAD drafting of PFD’s and P&ID’s.

•	Construction Management.
3 CONCURRENT INVESTIGATIONS
Actions to be undertaken by LGL in conjunction with this work package comprise:
•	Geotechnical drilling and soil testing within the footprint of the grinding area, grind thickeners, pre-oxidation tanks and new autoclave building.

•	Additional detailed survey within the works footprint.
4 KEY MILESTONES
The works under this package shall be completed within 28 weeks, with key milestones as follows:
5 TECHNICAL SCOPE
5.1 ORE RECLAIM
5.1.1 Included Facilities
This Section 5.1 covers Facilities 1322 and 1325.
5.1.2 Background
The existing stockpile reclaim system comprises two 560 wet t/h under-pile apron feeders and one emergency feeder serving the existing high grade ore (HGO) grinding circuit and one emergency feeder serving the flotation grade ore (FGO) grinding circuit. The emergency feeders are fed by front end loader, with all ore flow to the flotation circuit currently provided by this means.
The original design for flotation circuit allowed for two under-pile feeders but issues

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over the road relocation required for an associated expansion of the stockpile footprint precluded construction of the full reclaim system. Agreement has now been reached with the local community for expansion of the stockpile but additional design input will be required for tie-in to the as-constructed limits of the existing facility.
The existing HGO apron feeders are oriented perpendicular to the SAG mill feed conveyor and have been installed with dribble conveyors. This has been done to place the feeders beneath the apex of the annular stockpile. Due to their different orientation to the stockpile the under-pile feeders for the flotation circuit have been arranged parallel to the flotation SAG mill feed conveyor and no dribble conveyors are required.
The ore angle of repose is approximately 37 degrees but the draw down angle is typically 60 degrees and can be steeper with ores of higher clay content. As such, a dozer is often working to assist mill feed.
5.1.3 Upgraded Operation
A new stockpile reclaim system is required to serve the second HGO grinding circuit being developed for the MOPU project (refer Section 5.2). This new reclaim system shall comprise two under-pile apron feeders and one emergency apron feeder. The under-pile feeders shall be located on the plant-west side of the existing HGO feeders and shall be oriented perpendicular to the discharge conveyor to maximise the area of stockpile available for direct feed.
The design of the reclaim system serving the second HGO grinding circuit shall be complete including
•	Under-pile / emergency feeders and associated equipment;

•	Reclaim and escape tunnels;

•	Tunnel ventilation and drainage systems;

•	The reclaim conveyor system comprising under-pile conveyor 1325-CV2010 which daylights to the west of the existing grinding circuit, conveyor 1325-CV2011 which traverses the face of the COS, and conveyor 1325-CV2012 which feeds the SAG mill.
Completion of the FGO reclaim facility to the original design requires extension of the as-constructed tunnel and conveyor, and installation of the under-pile feeders. The existing design for the tunnels, conveyors, feeders and associated equipment shall be reviewed and additional design provided as required to complete the works. The design shall be cognisant of the fact that one apron feeder for the FGO reclaim has already been purchased.
5.1.4 Specific Requirements for FEED
5.1.4.1 General
The requirements of Front End Engineering Design (FEED) for the Ore Reclaim facility shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 5.1.4.
5.1.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Determination of the optimum construction / shoring methodology to minimise

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 8 of 36

impact on stockpile capacity and stockpile operations during the course of the works;

•	Identification of a recommended tunnel design taking into account identified settlement issues, constructability constraints and the project Community Engagement Strategy;

•	Review of the existing design for the FGO reclaim facility and identification of tie-in requirements to complete the works;

•	Review of fire protection requirements for the reclaim conveyor systems (both below ground and above ground) and provision of a recommendation on the extent of fire fighting sprays.
5.1.4.3 FEED Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:
•	Apron feeders;

•	Tunnel ventilation fans;

•	Tunnel sump pumps.
5.2 GRINDING AND CLASSIFICATION
5.2.1 Included Facilities
This Section 5.2 covers Facilities 1323 and 1326.
5.2.2 Background
The existing HGO grinding circuit consists of a SAG mill (8.53m diameter x 4.3m EGL, 4.8 MW motor) in closed circuit with pebble crushers, and a Ball mill (5.79m diameter x 9.75m EGL, 4.8MW motor) in closed circuit with hydrocyclones.
The commissioned capacity of the original circuit was 375 t/h (2.85 Mpta) based on approximately 86% operating time and with pebbles returned using a water injection system. In 2003, the circuit was modified to include a separate pebble crushing capability and the capacity of the circuit has subsequently been re-assessed as 4.4 Mpta at 86% operating time on design ore.
The current system has generally performed as designed and upgraded. On hard ores there have been instances where additional power would have aided throughput. On medium blast ores there have been periods of time where the circuit was ball mill constrained and additional capacity in the ball mill would have allowed greater throughput — although it should be pointed out that the ball mill constraint was at feed rates well above 4.4 Mpta.
5.2.3 Upgraded Operation
In order to accommodate the additional ore throughput associated with the increase in pressure oxidation capacity an additional high grade ore (HGO) grinding circuit is required.
The new HGO milling circuit shall consist of a 5.5 MW SAG mill in closed circuit with

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the existing, but upgraded, pebble crushers, and a 4.8 MW ball mill in closed circuit with hydrocyclones. The mills will be of similar dimensions to the existing mills, although extra SAG mill power has been allowed to improve the circuit capacity on hard ores. Wherever possible, equipment shall replicate the existing HGO circuit to minimise spare parts holdings.
The open area on the eastern side of the existing SAG mill has been shown to be sufficient in size to accommodate the new milling equipment in a mirror image layout to the existing circuit. The area is tight, but the mills can be (and shall be) arranged with the same spacing as the existing plant.
In terms of process transfer requirements, the SAG mill trammel undersize slurry shall be pumped to the cyclone cluster while the oversize shall report to the existing pebble crushing circuit and return to the SAG Mill feed belt via conveyors. The cyclone underflow slurry shall flow to the Ball mill by gravity while the overflow product from the cyclone cluster shall report to a linear trash screen before being transferred to the grinding thickeners.
The existing pebble crushing circuit shall be modified as required to accommodate the new mills. The upgraded circuit shall be capable of twice the current throughput and have the flexibility to return crushed scats to either milling circuit or split between the two.
5.2.4 Specific Requirements for FEED
5.2.4.1 General
The requirements of Front End Engineering Design (FEED) for the second HGO grinding facility shall be defined by ‘Appendix
2A-1, General Requirements for Engineering Design’ and this Section 5.2.4.
5.2.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Optimum construction staging methodology to facilitate installation of the mills given identified site access and site dimension constraints.
•	Review of foundation requirements to allow for future provision of overhead gantry crane to new mills, if required.
•	Comprehensive review of the existing pebble crushing circuit to establish upgrade requirements for the following equipment:
o	Conveyors;

o	Cone crushers;

o	Vibratory feeders;

o	Tramp metal magnets.
5.2.4.3 Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:
•	Cyclone cluster;

•	Cyclone feed pumps;

•	Cyclone overflow transfer pumps;

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•	Grinding Trash Screen;

•	Mill Clutch Compressor;

•	Cone Crushers, feeders and magnets for Pebble Crushing circuit.
5.2.4.4 Piping Outputs
Critical pipework connections to be designed during FEED shall comprise all pipes extending beyond the P&ID set identified in Section 2.2.
5.3 GRIND THICKENING
5.3.1 Included Facilities
This Section 5.3 covers Facility 1341, Facility 1348, Facility 1391 and the relevant parts of Facility 1410 applicable to this scope of work.
5.3.2 Background
The grind thickening circuit in the process plant has the following functions:
•	To reduce the solution chloride content entering the autoclaves as high levels can adversely impact gold recovery or, if high enough, corrode internal metal components;

•	To increase the percent solids to the autoclaves for heat balance optimisation;

•	To recover process water that can be re-utilised elsewhere in the process and reduce overall fresh water demand.
The original plant design incorporated one 35.5m diameter grinding thickener and two similar sized CCD wash thickeners for oxidised slurries. In 2004 a second 38m diameter grinding thickener was installed in series with the first due to increasing throughputs and the potential for higher chloride levels from the Leinitz pit. However, chloride concentrations in the Leinitz ore were not as high as predicted and so the original grinding thickener was converted to serve as an additional CCD wash thickener in 2007.
The remaining 38m diameter grind thickener has insufficient area for the upgraded plant throughput, and there is further potential that future ores from the Kapit pit may have higher chloride levels than currently processed. Given this situation and other physical space constraints imposed by the overall upgrade works it was decided the MOPU project would include for a complete new grind thickening facility and that the existing grind thickener would be converted to a fourth CCD wash thickener.
5.3.3 Upgraded Operation
The upgraded plant requires two 55m diameter thickeners installed to the east of the current processing facility. The new installation shall include, but is not limited to, the following equipment:
•	Grind thickener tanks and associated underfloor access / escape tunnels;

•	Grind thickener mechanisms;

•	Underflow pumps;

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 11 of 36

•	Process water (thickener overflow) collection tank;

•	Process water distribution pumps;

•	FGO concentrate thickener overflow collection tank;

•	FGO process water pumps from concentrate thickener overflow tank;

•	Reagent (flocculent) and utilities services.
The relocation of the grind thickening facility requires rerouting of all existing grind thickener feeds to the new thickener location. In addition to this existing piping, new feeds from the Wurtol raw water supply and slurry discharge from the second HGO grinding circuit will need to be incorporated into the grind thickener feed.
The relocation of the grind thickening facility also requires hoppers and pumps to be installed in both the existing and the new HGO grinding circuits to collect the trash screen undersize and transfer it to the grinding thickeners. In the existing HGO grinding circuit the oxide sump shall be converted to the new transfer sump with two new transfer pumps, operating as duty / standby. The new HGO grinding circuit shall have a new sump installed with two new transfer pumps, operating as duty / standby.
Normal operation of the grind thickening facility shall be as follows:
•	The duty pump in each HGO grinding circuit shall pump the trash screen undersize to the first grinding thickener feed tank. These slurry feeds shall mix in this tank with the overflow wash water from the second grinding thickener. The combined slurry shall then overflow to the first grinding thickener where the slurry shall be thickened to 50% solids by weight.

•	The thickened underflow slurry will be pumped by one of two pumps, operating as duty / standby, to the second grinding thickener feed tank. It will mix in this tank with fresh wash water. The combined slurry will then overflow to the second grinding thickener where the slurry will be thickened to 50% solids by weight.

•	The thickened underflow slurry from the second grinding thickener will then be pumped by one of two pumps, operating as duty / standby, to the Pre-Oxidation Feed Tanks.

•	The overflow from the first grinding thickener shall gravitate to a new process water tank from which it shall be pumped to users throughout the processing plant.
In addition to the above, the design of thickeners and associated systems shall be such that it is possible to install the two thickeners in separate staged construction. The design shall also accommodate operation with either grind thickener taken out of service.
The overall plant upgrade will result in increased production of and demand for process water and the existing process water circuit does not have adequate capacity to handle the increased flows. The scope of work for this package shall include for all equipment, infrastructure and control systems necessary for rationalisation of the process water system and distribution to the existing and new consumers. An overflow collection tank and pumps shall also be installed at the existing FGO concentrate thickener to feed overflow into the upgraded process water system.
Scheduling the installation of the new grinding thickeners and process water system shall ensure that at least one unit is constructed and commissioned prior to the scheduled decommissioning and conversion of the current grind thickener to the fourth CCD thickener.

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5.3.4 Specific Requirements for FEED
5.3.4.1 General
The requirements of Front End Engineering Design (FEED) for the new grind thickening facility shall be defined by ‘Appendix
2A-1, General Requirements for Engineering Design’ and this Section 5.3.4.
5.3.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Confirmation of the overall arrangement of the new grind thickening facilities;

•	Identification of a recommended tunnel design taking into account identified settlement issues, constructability constraints and the project Community Engagement Strategy;

•	Optimum construction staging methodology for the grind thickeners;

•	Construction plant and equipment requirements to facilitate installation of the grind thickener mechanism;

•	Development of a strategy for process water distribution taking into account the capability / capacity of existing distribution piping.
5.3.4.3 Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:
•	Grind thickener mechanism;

•	Grind thickener tank;

•	Underflow pumps;

•	Process water pumps.
5.3.4.4 Piping Outputs
Critical pipework connections to be designed during FEED shall comprise all pipes extending beyond the P&ID set identified in Section 2.2.
5.4 PRE-OXIDATION
5.4.1 Included Facilities
This Section 5.4 covers Facility 1342.
5.4.2 Background
The term “pre-oxidation” refers to the original intent of the circuit and has only survived in name.
The pre-oxidation area currently contains three large tanks used to store thickened high grade ore (HGO) feed for the pressure oxidation autoclaves plus a fourth storage tank of the same size which holds flotation concentrate. This concentrate is blended with the HGO feed in the pre-oxidation distribution box to target an optimal

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sulphur grade in the autoclave feed of around 6.7%.
5.4.3 Upgraded Operation
The Feasibility Study identified the need for two additional feed storage tanks in the pre-oxidation area complete with associated, agitators, slurry transfer pumps and an additional distribution box. This was done to maintain the blended feed surge capacity ahead of the autoclaves. It is intended that all equipment capacities match the existing system to allow cross-over of duty if required. A new pipeline connecting the pre-oxidation area to the new autoclave, complete with tie-ins to the pre-heaters, will also be required.
5.4.4 Specific Requirements for FEED
5.4.4.1 General
The requirements of Front End Engineering Design (FEED) for the Pre-Oxidation Area shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 5.4.4.
5.4.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Identification of the most cost-effective tank foundation design to overcome identified settlement issues;

•	Determination of the optimum construction methodology (‘stick build’ or pre-fabrication) to suit site access constraints.
5.4.4.3 FEED Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:
•	Pre-Oxidation tanks;

•	Pre-Oxidation tank agitators;

•	Slurry transfer pumps.
5.4.4.4 Piping Outputs
Critical pipework connections to be designed during FEED shall comprise all pipes extending beyond the P&ID set identified in Section 2.2.
5.5 PRESSURE OXIDATION
5.5.1 Included Facilities
This Section 5.5 covers Facility 1343.
5.5.2 Background
The existing pressure oxidation area comprises three 4.5m diameter (inside steel) x 31.2m tan-tan autoclaves fed by six positive displacement pumps. Each autoclave is

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 14 of 36

capable of processing 13.5 t/h of sulphide sulphur under current plant arrangements.
The original plant design was based on a sulphide processing rate of 9 t/h through the three autoclave vessels with three positive displacement feed pumps. Overall performance has been improved over time with key upgrades including:
•	Provision of an additional 12 t/h of oxygen supply (1999).

•	Installation of three direct contact heat recovery vessels (pre-heaters) to raise the temperature of the feed and improve the heat balance (2001). The installed vessels were very large and currently only one unit is required to maintain the required balance.

•	Installation of three additional positive displacement pumps with the primary aim of improving pump reliability (2003).

•	Provision of an additional 10 t/h of oxygen supply and implementation of improved ore blending capabilities to achieve optimal sulphide grade in the autoclave feed (2007).
The existing autoclaves also had major refractory lining failures in the first year of operation. There were several reasons for this, but they boil down to an incompatibility between the design of the autoclave vessels and the design of the refractory lining systems. The lining system was altered and the operation has now had over 8 years of good refractory system reliability.
5.5.3 Upgraded Operation
The upgraded pressure oxidation facilities shall be located northwest of the existing autoclave building and shall be similar in scope to one of the three existing trains, although with generally larger equipment. Slurry feed piping shall pass along the southwest wall of the new process building to the suction strainers.
The new facility shall comprise a 5.6 m (internal) diameter x 44.8 m tan-to-tan autoclave operating under identical conditions to the existing autoclaves. The autoclave shall be fed with two positive displacement pumps in the same duty/duty mode of operation as the existing autoclaves.
The new autoclave shall be a carbon steel vessel lined by a corrosion resistant membrane and three courses of acid brick. The corrosion resistant liner may be either lead, as used in the existing autoclaves or a polymer based liner that has been used in some other POX autoclave operations.
Internally the new autoclave shall be arranged as the existing autoclaves are, but scaled in size. This basic arrangement comprises:
•	Six compartments with three sub-compartments in the first compartment;

•	Eight agitators — one to each compartment;

•	Oxygen, quench water and steam supply to every compartment.
Quench water, steam and oxygen shall be added into the bottom of the vessel directly beneath the agitator.
High pressure steam will be supplied to a new steam blowback vessel which shall be located in the new autoclave building. A cross connection shall be provided between the new blowback vessel and the existing blowback vessel serving the original autoclaves.
Oxygen from a 70 t/h oxygen plant (by others) will be supplied to a new oxygen blowback vessel which shall be located in the new autoclave building. As above, a

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 15 of 36

cross connection shall be provided between the new blowback vessel and the existing blowback vessel serving the original autoclaves.
Quench water shall report to a 9.0 m diameter by 9.8 m quench water tank located outside the southeast wall of the new autoclave building. High pressure quench water pumps shall distribute the quench water to each of the autoclave compartments for temperature control and to the slurry discharge pipelines for discharge flow control. Steam spargers shall also be provided to each compartment for start-up heating or to assist with temperature control.
The autoclave shall be designed to treat 27 t/h of sulphur bringing the total pressure oxidation capacity to 67.5 sulphur t/h — an increase of 67%. Due to the large throughput, the autoclave discharge system shall consist of two parallel trains. Autoclave discharge slurry shall pass through two separate 350 mm diameter discharge lines to two flash vessels identical to the existing circuit flash vessels (5.5 m diameter x 7 m tan-tan). The pressure shall be let down via a ceramic angle valve and fixed choke assembly of identical arrangement to but larger size (350 mm vs. 250mm) than the existing plant.
Vapours from the flash vessels shall pass through two 3.5 m by 5 m quench vessels where sea water is used to condense the vapour. The condensate from the quench vessels shall drain by gravity to the oxidised residue wash circuit (Area 1349). Any vapour reporting to the quench vessel vents shall pass through to two venturi scrubbers and then be emitted to atmosphere through a single moisture trap and a vent stack. Condensate from the scrubber shall join the quench vessel condensate stream.
A new flashed slurry collection and transfer system serving the entire pressure oxidation area shall be provided as part of the upgrade works. Flashed slurry from the bottom of the two new flash vessels shall drain to one of two 11m diameter by 8 m flashed slurry transfer tanks. Flashed slurry from the existing three flash vessels shall report to the other flashed slurry transfer tank. Oxidised slurry shall be pumped from these tanks to the two CCD oxidised slurry wash trains (Areas 1345 and 1349) at equal rates.
The upgrade works shall also include a dedicated seal water system of similar design to the seal water systems for the three existing autoclaves and a dedicated sea water quench water tank complete with distribution pumps.
5.5.4 Specific Requirements for FEED
5.5.4.1 General
The requirements of Front End Engineering Design (FEED) for the Pressure Oxidation Area shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 5.5.4.
5.5.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Method of Autoclave Vessel delivery to site of works, and implications for existing underground services along transport route, on-site construction works, and construction staging;

•	Optimum construction staging methodology to facilitate installation of the pressure oxidation equipment;

•	Plant and equipment requirements to facilitate installation of the pressure oxidation equipment.

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 16 of 36

Resolution of these issues will involve inputs from LGL, the Consultant and the selected Vendor(s) for the Autoclave Vessel and associated equipment.
5.5.4.3 Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:
•	Positive displacement Autoclave feed pumps;

•	Quench water pumps;

•	Flashed slurry transfer pumps;

•	Agitators (excluding autoclave agitators);

•	Seal water accumulator compressor;

•	Air receiver for seal water accumulator compressor;

•	Oxygen / steam blowback vessels;

•	Long lead time block and letdown valves;

•	Flash Vessels;

•	Quench Vessels;

•	Venturi Scrubbers;

•	Flashed slurry tanks;

•	Quench water tank.
5.5.4.4 Piping Outputs
Critical pipework connections to be designed during FEED shall comprise:
•	Tie-ins to the existing steam / oxygen blowback vessels;

•	Tie-ins to existing pipework for the connections from the existing autoclaves to the new flashed slurry tanks;

•	All piping in exotic materials;

•	All pipes extending beyond the P&ID set identified in Section 2.2.
6 RESPONSIBILITY MATRIX
The key outputs to be provided by the Consultant and the structure of engineering schedules or budgets produced by the Consultant shall reflect the following Responsibility Matrix.

Item	Description	Consultant	LGL
1.	PROJECT ADMINISTRATION
1.1	Provision of Existing Site Documentation		X
1.2	Provision of Feasibility Study Documentation		X
1.3	Technical Coordination Meetings	X	X
1.4	Design Progress Reports	X
1.5	Final Documentation Handover	X
1.6	Handover of Final Documentation Register	X

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 17 of 36

Item	Description	Consultant	LGL
2.	FRONT END ENGINEERING DESIGN
2.1	Review of Site Conditions
2.1.1	Review of Geotech / Survey Data	X
2.1.2	Review of Existing P&IDs to Identify As-Constructed Condition	X	I

2.2	Specific FEED Issues
2.2.1	Reclaim Facilities
a)	Optimum Construction / Staging Methodology	X	I
b)	Recommended Tunnel Design	X	I
c)	FGO Reclaim Tie-in Requirements	X
d)	Conveyor Fire Protection Requirements	X

2.2.2	Grinding Facilities
a)	Optimum Construction Staging Methodology	X	I
b)	Review of Foundation Reqts for Future O/H Crane	X	I
c)	Review of Pebble Crushing Circuit	X
2.2.3	Grind Thickening Facilities
a)	Confirmation of Overall Arrangement	X	I
b)	Recommended Tunnel Design	X	I
c)	Optimum Construction Staging Methodology	X	I
d)	Construction Equipment Requirements	X	I
e)	Process Water Distribution Strategy	X
2.2.4	Pre-Oxidation Area
a)	Optimum Foundation Design	X
b)	Optimum Construction Staging Methodology	X	I
2.2.5	Pressure Oxidation Area
a)	Autoclave Vessel Delivery Requirements	X	I
b)	Optimum Construction Staging Methodology	X	I
c)	Construction Equipment Requirements	X	I

2.3	Process Engineering
2.3.1	Final Process Design Criteria	X	I,A
2.3.2	Review of Mass Balance	X	I,A
2.3.3	Mark-up of PFD’s	X	A
2.3.4	Site Visit for Review of P&ID’s	X
2.3.5	Mark-up of P&IDs	X	A
2.3.6	Preliminary Tie In Plan	X	A
2.3.7	Preliminary Instrument List	X	R

2.4	Piping Design
2.4.1	Hydraulic modelling	X	R
2.4.2	Preliminary Piping Layouts	X	A
2.4.3	Preliminary Pipe Rack Loading Study	X	R
2.4.4	Quantity Take Offs	X
2.4.5	Tie In List	X	A
2.3.6	Line List	X	R
2.4.7	Valve List	X	R
2.4.8	Design of Critical Pipework Connections	X	A

2.5	Mechanical Design
2.5.1	Final Plant and Equipment Layouts	X	I,A
2.5.2	Layout / General Arrangement Drawings	X	I,A
2.5.3	3D Block Model	X
2.5.4	Updated Equipment List	X	R
2.5,5	Equipment Specifications & Data Sheets	X	A
2.5.6	Equipment Bid Packages	X	A

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 18 of 36

Item	Description	Consultant	LGL
2.6	Civil and Concrete Design
2.6.1	Preliminary Foundation Designs	X	R
2.6.2	Preliminary Site Drainage Layouts	X	A
2.6.3	Preliminary Roadworks Layouts	X	A
2.6.4	Preliminary Bulk Earthworks Design	X	A
2.6.5	Quantity Take Offs	X

2.7	Structural Steel Design
2.7.1	Preliminary Structural Steel Designs	X	R
2.7.2	3D Wire Model	X
2.7.3	Quantity Take Offs	X

2.8	Project Scheduling
2.8.1	Detailed Design Schedule	X	I,A
2.8.2	ID of Long Lead Items	X
2.8.3	ID of Critical Tie-Ins	X

3.	DETAILED ENGINEERING
3.1	General
3.1.1	Construction Methodology	X	R
3.1.2	Commissioning Plan	X	A
3.1.3	Safety Plan	X	R
3.1.4	Design Report	X

3.2	Civil Design
3.2.1	Project Specification for Fill / Backfill	X	R
3.2.2	Detailed Drawings	X	A
3.2.3	Final Material Take Offs	X
3.2.4	Handover of Project Documentation	X

3.3	Concrete Design
3.3.1	Project Specification for Specialised Works	X	R
3.3.2	Detailed Drawings	X	A
3.3.3	Updated ‘Block’ Model	X
3.3.4	Final Material Take Offs	X
3.3.5	Handover of Project Documentation	X

3.4	Mechanical Design
3.4.1	Final Equipment Sizing and Selection	X	A
3.4.2	GA & Layout Drawings	X	A
3.4.3	Drawings for Non-Proprietary Equipment	X	A
3.4.4	Updated ‘Block’ Model	X
3.4.5	Final Equipment List	X	A
3.4.6	Handover of Project Documentation	X

3.5	Piping Design
3.5.1	Data Sheets & Specifications for SP Items	X	A
3.5.2	Detailed Drawings	X	A
3.5.3	3D Line Diagram	X
3.5.4	3D Piping Coordinates	X
3.5.5	Final Material Take Offs	X
3.5.6	Handover of Project Documentation	X

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 19 of 36

Item	Description	Consultant	LGL
3.6	Process Engineering
3.6.1	Final Review of Mass Balance	X	A
3.6.2	Final Mark-up of Process Flow Diagrams	X	A
3.6.3	Final Mark-up of P&IDs	X	A
3.6.4	Process & Operating Philosophies	X	R
3.6.5	Control Logic Documentation	X	R
3.6.6	Final Line List	X	A
3.6.7	Final Instrumentation List	X	A
3.6 8	Final Valve List	X	A
3.6.9	Final Tie-In List	X	A

4.	PROCUREMENT
4.1	Detailed Equipment Specifications	X	A
4.2	Comprehensive Bid Packages	X	A
4.3	Other Quotation / Contract Documentation	X	A
4.4	Requests for Quotation	X	R
4.5	Equipment Inspections	X

X-Prime Responsibility, I-Input, R-Review, A-Approve
7 ADDITIONAL ATTACHMENTS
The following information is attached to and should be read as part of this scope of work:
•	The project reference document ‘MOPU-0000-OD-R-Project Reference’ which defines key project administration and documentation requirements.

•	The process design criteria document ‘0701-901-OB-S-PDC Expansion.xls’ which defines key process inputs to the project.

•	Drawing file “11069-130-F0107.pdf” which details the existing status of P&ID 130-FP-007 to ensure that changes required on the battery limits drawing can be readily clarified.

•	Feasibility study layout and arrangement drawings:
1326-M-001 Grinding Area, Proposed Layout Plan
1326-M-004 Grinding Area, End Elevation, Existing and New Mills
1326-M-005 Grinding Area, Section through New Ball Mill
1341-M-001 55m dia Grinding Thickeners, Site Location
1341-M-002 55m dia Grinding Thickeners, Sections
1343-M-005 Autoclave Area, Survey Information, Elevations (Rev C)
1343-M-007 Autoclave Area, Location Plan, Option 1 (Rev E)
1343-M-010 Autoclave Building (Rev A)
1343-M-013 Autoclave Area, Survey Information, Sections (Rev A)
1343-M-014 Autoclave Area, Concrete Block Retaining Walls, Plan and Elevations (Rev B)
1343-M-015 Autoclave Area, Concrete Block Retaining Walls, Sections and Details (Rev B)
Please note: although Drawing 1343-M-007 is labelled Option 1, the layout shown represents the final adopted arrangement for the pressure oxidation area.

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 20 of 36

8 REFERENCE INFORMATION
LGL will provide the following additional reference information to the selected Consultant:
•	Relevant Process, Civil & Structural, Mechanical, Piping and Electrical / Instrumentation Design Criteria.

•	Standard LGL Construction Specifications.

•	Data sheets, specifications and general arrangement drawings for the grinding mills, autoclave vessel and autoclave agitators.

•	Background drawings and documentation describing the existing site.

•	Draft documentation developed out of the Feasibility Study including:
o	Mass Balance;

o	Process Flow Diagrams;

o	Preliminary equipment list;

o	Preliminary equipment data sheets and specifications;

o	Preliminary instrumentation list;

o	Preliminary line list and layouts for major piping.
•	Geotechnical and survey information.
9 DETAILED PIPING / EQUIPMENT LIMITS
The specific limits of work at the boundaries of the P&ID drawing set identified in Section 2.2.1 shall be defined by the tie-ins and battery limits marked up on the following Feasibility Study P&ID drawings and the associated tabulations below:
130-FP-005 HGO Grinding and Classification, Circuit No 1 (GM001 and GM002)
130-FP-006 CCD Wash Thickening, No 1 Thickener — Train 2 (TK001)
130-FP-007 Pre-Oxidation Area, Feed Tanks TK004-TK006
130-FP-012 Pressure Oxidation Area, Flash / Quench from AC001
130-FP-013 Pressure Oxidation Area, Flash / Quench from AC002
130-FP-014 Pressure Oxidation Area, Flash / Quench from AC003
130-FP-016 Pressure Oxidation Area, Seal Water to AC001-AC003 Sht 2
130-FP-018 CCD Wash Thickening, No 1 Thickener — Train 1 (TK022)
130-FP-020 NCA Circuit No 1, Neutralisation and Leach
130-FP-033 Reagents, Lime Slaking Plant SY104
130-FP-036 Air Services, Plant Air Distribution, General
130-FP-038 Water Services, Londolovit Raw Water Supply
130-FP-039 Water Services, Plant Water Distribution, General
130-FP-040 Water Services, Filtered Water Distribution, General
130-FP-042 Fire Protection, Fire Water Distribution

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 21 of 36

130-FP-045 Water Services, Seawater Supply and Distribution, Sht 1 of 2
130-FP-049 Pressure Oxidation Area, Oxygen and Steam Blowback, Sheet 1 of 2
130-P-058 Flash and Heating, Vessels HX021-HX023
130-FP-059 Flash and Heating, Booster Feed Pumps to AC001-AC003
130-P-060 HGO Grinding and Classification, Pebble Crusher Feed
130-FP-601 FGO Stockpile and Reclaim, CV2004 to CV1005
130-FP-602 FGO Grinding and Classification, GM1001 and GM1002
130-FP-606 Flotation Area, Rougher Feed
130-FP-608 Flotation Area, Concentrate Thickener TK1556
130-FP-2071 Flotation Area, Concentrate Thickener No 2
130-FP-2196 Water Services, Seawater Supply and Distribution, Sht 2 of 2
133-P-001 Flotation Area, Conditioning Tanks

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 22 of 36

Design Limits for Facility 1342

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID ‘Boundary’			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
1	130-FP-007	130-FP-007	Obsolete pre-oxidation feed from existing grinding thickener underflow pumps	—	Tie-in to existing pipe 50-PS-1341-078-P5 at TI2070-2 and removal of existing pipe and equipment through to flange at change in pipe material spec from P5 to R1 (BL2070-1) and discharge to LA015 (BL2070-5)	Y

2	130-FP-007	130-FP-007	Obsolete slurry discharge from oxide mill sump pump	—	Remove existing piping and equipment between battery limits BL2070-6, BL2070-7 and BL2070-9	Y

3	130-FP-007	130-FP-007	Obsolete slurry transfer to thickener feed tank TK003	—	Tie-in at connection to existing pipe 250-PS-1342-191-P5 (TI2070-8) and remove pipe through to discharge to TK003 (BL2134-3)	N

4	130-FP-007	130-FP-007	Obsolete sump pump discharge to thickener feed tank	—	Tie-in to existing sump pump discharge (TI2070-12) and remove pipe through to discharge to	N

5	130-FP-007	130-FP-007	Obsolete FGO concentrate feed to TK005	—	Tie-in to existing pipe 200-PS-1342-1133-R1 and remove piping and instrumentation through to discharge to TK005 (BL2070-10)	Y

6	130-FP-007	130-FP-2045	Pre-Oxidation feed from Grinding Thickener No 2 underflow pumps to Distribution Box LA2015	1341	Tie-in to existing pipe 350-PS-1341-077-R1 (TI2070-3) and provide new connection to LA2015 (BL2071-1)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 23 of 36

Design Limits for Facility 1342 (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID ‘Boundary’			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
7	130-FP-007	130-FP-007	Pre-Oxidation feed from Grinding Thickener No 2 underflow pumps to Distribution Box LA015	1341	Provide connection from Item 6 to LA015 (BL2070-5) including removal / replacement of existing pipework between TI2070-3 and BL2070-5 or cut-in of new valve as appropriate	Y

8	130-FP-2071	130-FP-2045	Pre-Oxidation feed from Concentrate Storage Tank underflow pumps to Distribution Box LA2015	1342	Tie-in to existing transfer pipe at nearest logical location downstream of existing flow element FE4145 including provision of new valve to existing line (ie TI2056-1 to TI2056-2)	Y

9	130-FP-2050	130-FP-2045	Discharge from Autoclave No 4 sump pump to Distribution Box LA2015	1343	Limits of LA2015 (ie battery limit BL2071-2)	Y

10	130-FP-039	130-FP-2045	Plant water feed to agitator cooling system	1342	Tie-in to existing distribution system at nearest logical location within identified works footprint (TI2234-2).	Y

11	130-FP-2045	130-P-058	Slurry transfer from pre-oxidation storage to pre-heaters	1342	Flange at battery limit BL2080-4	N

12	130-FP-2045	130-FP-2055	Slurry transfer from pre-oxidation storage to Autoclave No 4 feed pumps	1342	Flange on branch of tee at BL2082-1	N

Notes:

(1)	The Source facility identifies the facility number to be utilised for pipe labelling.

(2)	Identifies whether the battery limit of the pipe lies within the identified works footprint (Y) or not (N). In the case of the latter, the Consultant shall be required to liaise with the designer(s) responsible for the other works footprint(s) traversed by the pipe to establish the applicable pipe routing / support constraints to be met in the pipe design as per Section 2.2.1.

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 24 of 36

Design Limits for Balance of Package

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID ‘Boundary’			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
1	130-FP-601	130-FP-601	Extension of existing FGO reclaim system to provide dual underpile feeders	1321	All works between stockpile base (battery limits BL2020-1 and BL2020-2) and tie-in to extend existing conveyor CV1005 (TI2020-3) including demolition of existing tunnel end wall.	Y

2	130-FP-042	130-FP-601	Fire water supply to CV1005	2240	Tie-in to existing fire water distribution at nearest logical location within works footprint (TI2271-2)	Y

3	130-FP-004	130-FP-2003	HGO crushed ore stockpile	1325	Stockpile base as per battery limits BL2025-1 and BL2025-2	Y

4	130-FP-042	130-FP-2003	Fire water supply to CV2010	2240	Tie-in to existing fire water distribution at nearest logical location within works footprint (TI2271-1)	Y

5	130-FP-036	130-FP-2016	Plant air supply to mill gear spray systems	1326	Tie-in to plant air ring main at nearest logical location within works footprint (TI2224-3)	Y

6	130-FP-033	130-FP-2016	Milk of lime supply to grinding circuit No 2	1410	Tie-in to existing pipe 150-ML-1410-018-P1 (TI2190-3)	Y

7	130-FP-2016	130-FP-033	Milk of lime return from grinding area to lime reagents area	1410	Tie-in to existing pipe 150-ML-1410-018-P1 (TI2190-4)	Y

8	130-FP-2016	130-P-060	Oversize material from SAG mill discharge to pebble crushing circuit	1326	Discharge to existing pebble crushing feed conveyor CV007 at battery limit BL2038-1	Y

9	130-FP-005	130-FP-2016	Discharge from grinding area floor sump pump to cyclone feed sump SU2001	1322	Tie-in to existing pipe 150-PS1322-112-P5 (TI2030-1)	Y

10	130-FP-005	130-FP-005	Obsolete drain pipe to be removed	—	Removal of obsolete pipe between TI2030-1 and BL2030-2	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 25 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
11	130-FP-2016	133-P-001	Undersize sampling system at trash screen SN2002	1326	Complete installation of trash screen undersize launder, primary and secondary samplers, and discharge piping to sumps SU2001 and SU2002 as per items 12 and 13	Y

12	133-P-001	130-FP-2016	Discharge from primary sampler SC2020 to sump SU2002	1326	Included in Item 11	Y

13	133-P-001	130-FP-2016	Discharge from secondary sampler SC2021 to sump SU2001	1326	Included in Item 11	Y

14	130-FP-036	130-FP-2016	Back-up plant air supply to bypass CM2007	1326	Tie-in to existing plant air ring main at nearest logical location within works footprint (TI2224-2)	Y

15	130-FP-040	130-FP-2016	Filtered water supply to ball mill GM2002	1810	Tie-in to existing filtered water ring main 250-FW-1810-141-A1 at nearest logical location within works footprint (TI2243-6)	Y

16	130-FP-039	130-FP-039	Extension of plant water ring main through new grinding facility	1810	Tie-in to existing plant water ring main at TI2234-3 and TI2234-4 and loop between.	Y

17	130-FP-039	130-FP-2017	Plant water supply to SAG mill oil cooling systems	1326	Connect to new plant water ring main as per Item 16	Y

18	130-FP-039	130-FP-2017	Plant water supply to SAG mill motor cooling fan	1326	Connect to new plant water ring main as per Item 16	Y

19	130-FP-039	130-FP-2018	Plant water supply to Ball mill oil cooling systems	1326	Connect to new plant water ring main as per Item 16	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 26 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
20	130-FP-039	130-FP-2018	Plant water supply to Ball mill motor cooling fan	1326	Connect to new plant water ring main as per Item 16	Y

21	130-FP-2036	Various	Process water supplies to the various plant demands	1391	Until otherwise advised, limit design works to battery limit BL2060-1. The locations of tie-in’s between the new and existing mill water distribution systems will be advised during the course of FEED design.	N

22	130-FP-005	130-FP-2036	Transfer of HGO cyclone overflow to grind thickener feed tank TK2008	1322	Tie-in to existing sump (TI2030-3) and existing sump outlet (TI2030-4) and provide new transfer pumps and piping	Y

23	130-FP-005	130-FP-005	Extension of plant water piping to Sump SU002	1322	Tie-in to existing pipe 50-PW-1322-109-A1 (TI2030-5) and extend piping to sump SU002 (BL2030-11)	Y

24	130-FP-005	130-FP-005	Extension of plant water piping to Sump SU002	1322	Tie-in to existing pipe 50-PW-1322-116-A1 (TI2030-6) and extend piping to sump SU002 (BL2030-11)	Y

25	130-FP-005	130-FP-005	Extension of plant water piping to Sump SU002	1322	Tie-in to existing pipe 50-PW-1322-122-A1 (TI2030-7) and extend piping to sump SU002 (BL2030-11)	Y

26	130-FP-005	130-FP-005	Extension of pplant water piping to Sump SU002	1322	Tie-in to existing pipe 50-PW-1322-107-A1 (TI2030-8) and extend piping to sump SU002 (BL2030-11)	Y

27	130-FP-005	130-FP-005	Extension of process slurry piping to Sump SU002	1322	Tie-in to existing pipe 50-PS-1322-900-P4 (TI2030-9) and extend piping to sump SU002 (BL2030-11)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 27 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
28	130-FP-005	130-FP-005	Extension of process slurry piping to Sump SU002	1322	Tie-in to existing pipe 750-PS-1322-901-R1 (TI2030-10) and extend piping to sump SU002 (BL2030-11)	Y

29	130-FP-005	130-FP-006	Obsolete equipment / piping for slurry transfer from trash screen transfer chute CH019 to thickener feed tank TK003	—	Remove trash screen transfer chute CH019 and obsolete piping between tie-ins TI2030-5 to TI2030-10 and TK003	N

30	130-FP-005	130-FP-004	Obsolete plant water supply to sprays on conveyor CV005	—	Tie-in to existing pipe 50-PW-1322-127-A1 at junction with 80-PW-1322-131-A1 (TI2030-13) and remove obsolete piping through to battery limit BL2016-1	Y

31	130-FP-005	130-P-063	Obsolete trash screen undersize slurry transfer to thickener feed tank TK008	—	Tie-in to existing pipe 750-PS-1322-901-R1 (TI2030-12) and remove obsolete chute, launders and piping through to TK 008	N

32	130-FP-005	130-FP-005	Re-directed trash screen undersize slurry transfer to sump SU002	—	Provide new connection between TI2030-12 and TI2030-10	Y

33	130-FP-005	130-FP-020	Obsolete transfer piping / equipment between sump SU002 and neutralisation pre-mix tank TK040	—	Remove obsolete piping between TI2030-4 and change in pipe material specification from P5 to R2 (BL2140-1)	N

34	130-FP-005	130-FP-007	Obsolete transfer piping / equipment between sump SU002 and pre-oxidation storage area	—	Remove obsolete equipment /piping between Item 33 and battery limit BL2070-6	Y

35	130-FP-016	130-FP-2036	Discharge from existing oxidation area sump pumps to grind thickener feed tank TK008	1343	Tie-in to existing pipe 150-PS-1343-215-R2 (TI2111-1)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 28 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
36	130-FP-606	130-FP-2036	Transfer from FGO cyclone overflow to grind thickener feed tank TK008	1331	Tie-in to existing pipe 400-PS-1331-1001-R1 (TI2051-1)	Y

37	130-FP-606		Obsolete transfer pipe to TK003	—	Remove obsolete pipe between TI2051-1 and	N

38	130-FP-038	130-FP-2037	Raw water feed from Londolovit supply system	1824	Tie-in to existing pipe 600-RW-1824-1126-P1 (TI2230-1)	Y

39	130-FP-038	130-FP-2037	Raw water feed from Wurtol supply system	1826	Limit of process plant site at battery limit BL2230-2	Y

40	130-FP-606	130-FP-606	Obsolete valve	—	Remove obsolete valving at TI2051-2	Y

41	130-FP-606	130-FP-606	Additional drain	1331	Tie-in to existing pipe 450-PS-1331-1007-R1 (TI2051-3) and provide drain to grade (BL2051-7)	Y

42	130-FP-606	130-FP-606	Additional drain	1331	Tie-in to existing pipe 450-PS-1331-1005-R1 (TI2051-5) and provide drain to grade (BL2051-8)	Y

43	130-FP-606	130-FP-606	Additional drain	1331	Tie-in to existing pipe 450-PS-1331-1006-R1 (TI2051-6) and provide drain to grade (BL2051-9)	Y

44	130-FP-606	130-FP-606	Additional control valving	1331	Install valve to existing discharge piping from PU1747 (TI2051-4)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 29 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
45	130-FP-2037	130-FP-007	Transfer of underflow from grind thickener TK2010 to pre-oxidation storage tanks	1341	Flange at change of pipe material specification from P5 to R1 (BL2070-13)	N

46	130-FP-040	130-FP-2137	Filtered water supply to flocculant make-up package SY2103	1410	Tie-in to existing filtered water ring main at nearest logical location within works footprint (TI2243-7)	Y

47	130-FP-2137	130-FP-608	Flocculant supply to existing concentrate thickener TK1556	1410	Tie-in to existing pipe 80-FLC-1410-1110-P1 (TI2055-1)	Y

48	130-FP-2045	130-FP-2055	Slurry transfer from pre-oxidation storage to Autoclave No 4 feed pumps	1342	Flange on branch of tee at BL2082-1	Y

49	130-FP-059	130-FP-2055	Slurry transfer from existing autoclave feeds to the feed for the new pressure oxidation facility	1343	Tie-in to existing pipe 400-PS-1343-250-S10 at nearest logical flange to tie-in location shown (TI2081-1)	Y

50	130-P-058	130-FP-2055	Slurry feed from heater vessel HX023 to the new pressure oxidation facility	1343	Tie in to existing pipe 300-PS-1343-245-S10 at TI2080-11	Y

51	130-P-058	130-P-058	Obsolete pipe to be removed	—	Removal of obsolete section of 500-PS-1343-262 between TI2080-7 and TI2080-9	Y

52	130-P-058	130-P-058	Obsolete pipe to be removed	—	Removal of obsolete section of 500-PS-1343-262-S10 between TI2080-9 and TI2080-11	Y

53	130-P-058	130-P-058	Obsolete pipe to be removed	—	Removal of obsolete section of 400-PS-1343-236-R2 between TI2080-8 and TI2080-10	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 30 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
54	130-P-058	130-P-058	Drain to sump	1343	Tie-in to existing pipe 500-PS-1343-262-S10 at TI2080-6 and provide drain to sump	Y

55	130-P-058	130-P-058	Drain to sump	1343	Tie-in to existing pipe 300-PS-1343-247-S10 at TI2080-12 and provide drain to sump	Y

56	130-P-058	130-P-058	Slurry transfer from pre-oxidation storage to pre-heaters	1343	Tie-in to existing pipe 300-PS-1343-243-R2 at TI2080-10 and provide new connection to BL2080-4	Y

57	130-P-058	130-P-058	Slurry transfer from pre-oxidation storage to pre-heaters	1343	Tie-in to existing pipe 300-PS-1343-240-R2 at TI2080-5 and provide new connection to Item 56	Y

58	130-P-058	130-FP-018	Heater vessel drain to CCD thickener feed tank TK021	1343	Tie in to existing heater vessel HX021 at TI2080-1 and provide new connection to existing 250dia nozzle on TK021 at BL2130-3	N

59	130-P-058	130-P-058	Drain from heater vessel HX022	1343	Tie in to existing heater vessel HX022 at TI2080-2 and provide new connection to Item 58	Y

60	130-P-058	130-P-058	Drain from heater vessel HX023	1343	Tie in to existing heater vessel HX023 at TI2080-3 and provide new connection to Item 58	Y

61	130-FP-040	130-FP-2055	Filtered water supply to booster pump	1343	Tie in to existing distribution system at nearest logical location within identified works footprint (TI2243-3).	Y

62	130-FP-036	130-FP-2047	Plant air supply to Autoclave AC2004 (No 1)	1343	Tie in to existing distribution system at nearest logical location within identified works footprint (TI2224-6)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 31 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
63	130-FP-036	130-FP-2047	Plant air supply to Autoclave AC2004 (No 2)	1343	Tie in to existing distribution system at nearest logical location within identified works footprint (TI2224-6).	Y

64	130-FP-045	130-FP-2196	Boosted seawater supply to plant upgrade	1810	Tie-in to existing pipe 750-SW-1830-040-A6 at nearest logical location within identified works footprint (TI2254-1) and install booster pumps and high pressure seawater connections through to pressure oxidation area (P&ID’s 130-FP-2048 and 130-FP-2054) and BL2255-1	Y

65	130-FP-2196	130-FP-2048	Seawater supply to Flash / Quench Train 1	1343	Refer Item 64	Y

66	130-FP-2196	130-FP-2054	Seawater supply to Flash / Quench Train 2	1343	Refer Item 64	Y

67	130-FP-2048	130-FP-006	Drain from Quench Vessel PV2016 to CCD thickener feed tank TK003	1343	Discharge to tank TK003 at battery limit BL2134-2	N

68	130-FP-2054	130-FP-006	Drain from Quench Vessel PV2017 to CCD thickener feed tank TK003	1343	Connection to Item 67	N

69	130-FP-054	130-FP-2049	Demineralised water supply to seal water system	1343	Tie in to existing distribution system at nearest logical location within identified works footprint	Y

70	130-FP-036	130-FP-2049	Plant air supply to seal water system	1343	Tie in to existing distribution system at nearest logical location within identified works footprint (TI2224-5)	Y

71	130-FP-2050	130-FP-018	Discharge from oxidation area sump pumps to CCD wash thickener feed tank TK021	1343	Connection to existing 250dia nozzle on Tank TK021 at BL2130-1	N

72	130-FP-038	130-FP-2051	Plant water supply to Quench water tank TK2012	1810	Tie-in to existing pipe 350-PW-1343-010-P1 (TI2230-3)	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 32 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
73	130-FP-039	130-FP-2052	Future plant water supply for cooling coil	1343	Allow for connection to existing plant water distribution system at nearest logical location within identified works footprint. The principal design objective will be to ensure that sufficient space provisions are allowed to accommodate the future piping.	Y

74	130-FP-2052	130-FP-2036	Future plant water return from cooling coil to grinding thickeners	1343	Allow for connection to existing piping system at nearest logical location within identified works footprint. The principal design objective will be to ensure that sufficient space provisions are allowed to accommodate the future piping.	Y

75	130-FP-2146	130-FP-2053	Oxygen supply from new oxygen plant to oxygen blowback vessel PV2028	1560	Connection flange on PV2028 at BL2126-1	Y

76	130-FP-2053	130-FP-049	Oxygen connection between PV2028 and PV028	1343	Tie-in to existing vessel PV028 at TI2125-1	Y

77	130-FP-2211	130-FP-2053	High pressure steam supply from new HFO boiler to steam blowback vessel PV2029	1396	Connection flange on PV2029 at BL2126-2	Y

78	130-FP-049	130-FP-2053	HV Steam connection between PV029 and PV2029	1343	Tie-in to existing vessel PV029 at TI2125-2	Y

79	130-FP-012	130-FP-2076	Slurry flow from existing flash vessel PV001 to flashed slurry transfer tanks	1343	Tie-in to existing pipe 250-PS1343-110-S4 at TI2100-1	Y

80	130-FP-013	130-FP-2076	Slurry flow from existing flash vessel PV002 to flashed slurry transfer tanks	1343	Tie-in to existing pipe 250-PS1343-054-S4 at TI2101-1	Y

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 33 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)
81	130-FP-014	130-FP-2076	Slurry flow from existing flash vessel PV003 to flashed slurry transfer tanks	1343	Tie-in to existing pipe 250-PS1343-022-S4 at TI2102-1	Y

82	130-FP-012	130-FP-018	Obsolete slurry transfer pipe to thickener feed TK021	—	Remove obsolete pipe between TI2100-1 and BL2130-1	N

83	130-FP-013	130-FP-018	Obsolete slurry transfer pipe to thickener feed TK021	—	Remove obsolete pipe between TI2101-1 and BL2130-2	N

84	130-FP-014	130-FP-018	Obsolete slurry transfer pipe to thickener feed TK021	—	Remove obsolete pipe between TI2102-1 and BL2130-3	N

85	130-FP-2076	130-FP-006	Flashed slurry transfer from pressure oxidation to CCD wash thickener feed tank TK003	1343	Discharge to Tank TK003 at BL2134- 1	N

86	130-FP-2076	130-FP-018	Flashed slurry transfer from pressure oxidation to CCD wash thickener feed tank TK021	1343		N

87	130-FP-2076	130-FP-018	Discharge from flashed slurry storage area sump pump to CCD wash thickener feed tank TK021	1343	Connection to existing 250dia nozzle on Tank TK021 at BL2130-2	N

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 34 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 35 of 36

Design Limits for Balance of Package (contd.)

				Source	Battery Limit for Piping, Equipment	Physical
	P&ID Boundary			Facility	and Instrumentation Design under	Location
Item	From	To	Description of Boundary	(1)	this Package of Work	(2)

Notes:

(1)	The Source facility identifies the facility number to be utilised for pipe labelling.

(2)	Identifies whether the battery limit of the pipe lies within the identified works footprint (Y) or not (N). In the case of the latter, the Consultant shall be required to liaise with the designer(s) responsible for the other works footprint(s) traversed by the pipe to establish the applicable pipe routing / support constraints to be met in the pipe design as per Section 2.2.1.

MOPU-0011-02-C Appendix 2A-2 Technical Scope of Work	Page 36 of 36

MILLION OUNCE PLANT UPGRADE
PROJECT
ENGINEERING DESIGN FOR CRUSHING AND
CONVEYING FACILITIES
APPENDIX 2/A-2
TECHNICAL SCOPE OF WORK

Approved
Revision	Date	Author	By	Comments
01	19/6/08	CW		Correction of automated cross referencing errors
00	6/6/08	CW		Issued for Tender

1 INTRODUCTION	3

2 LIMITS OF WORK	3

2.1 General	3
2.2 Battery Limits	3
2.2.1 General	3
2.2.2 Interpretation of P&IDs	4
2.2.3 Provision of Air and Water Service Points	4
2.3 Review of P&IDs	4
2.4 Exclusions	5

3 CONCURRENT INVESTIGATIONS	5

4 KEY MILESTONES	5

5 TECHNICAL SCOPE	6

5.1 Primary Crushing	6
5.1.1 Included Facilities	6
5.1.2 Background	6
5.1.3 Upgraded Operation	7
5.1.4 Specific Requirements for FEED	8
5.2 Primary Conveying	9
5.2.1 Included Facilities	9
5.2.2 Background	9
5.2.3 Upgraded Operation	9
5.2.4 Specific Requirements for FEED	9
5.3 Ore Stacking	10
5.3.1 Included Facilities	10
5.3.2 Background	10
5.3.3 Upgraded Operation	11
5.3.4 Specific Requirements for FEED	11
5.4 Preliminary Construction Packages	11

6 RESPONSIBILITY MATRIX	12

7 ADDITIONAL ATTACHMENTS	14

8 REFERENCE INFORMATION	15

9 DETAILED PIPING / EQUIPMENT LIMITS	15

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 2 of 17

1 INTRODUCTION
The Lihir Gold group (LGL) is currently upgrading its operation on Lihir Island in the New Ireland province of Papua New Guinea. The works, known as the Million Ounce Plant Upgrade (MOPU) project, comprise the provision of additional pressure oxidation capacity together with a wide range of ancillary process and utility services to facilitate increased plant throughput.
The purpose of this document is to define the specific Engineering inputs for design of additional primary crushing and conveying facilities.
2 LIMITS OF WORK
2.1 GENERAL
This package of work shall comprise engineering design of all equipment, piping, foundations, structures, access stairs and platforms and other associated works required for implementation of the following:

Facility	Facility Name	Requirements
1311	Primary Crushing and Conveying System No 1	Modifications to the existing primary conveying facilities to accommodate provision of the second primary conveying system as per Facility 1315

1314	Primary Crushing System No 2	Provision of second primary crushing facility including crusher discharge conveyor.

1315	Primary Conveying System No 2	Provision of new primary conveying system from the second primary crushing facility to the crushed ore stockpile, including crossovers to the parallel existing conveyor system.

1316	Ore Stacker No 2	Provision of a second radial stacking conveyor at the existing crushed ore stockpile.
The services to be provided by the Consultant shall comprise execution of all activities identified in the attached ‘Appendix 2A-1, General Requirements for Engineering Design’ including engineering administration, Front End Engineering Design (FEED), detailed engineering design and procurement support.
2.2 BATTERY LIMITS
2.2.1 General
The limits of work for this package shall be as follows:
•	The design limits for piping, equipment and instrumentation shall be defined by the following set of Feasibility Study P&IDs and the detailed piping / equipment limits detailed in Section 9:
130-FP-2001 Primary Crushing and Conveying, CR2001

130-FP-2002 Primary Crushing and Conveying, CV2202 to Radial Stackers

130-FP-2206 Fire Protection, Fire Water to Crusher CR2001
•	General air and water service points shall be provided as per Section 2.2.3.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 3 of 17

2.2.2 Interpretation of P&IDs
The P&ID’s identified in Section 2.2.1 and Section 9 are draft drawings produced out of the Feasibility Study and shall be interpreted as follows:
•	Equipment arrangements and equipment numbers shall be taken as given.

•	Pipe sizing and material specifications identified through the pipe labelling are indicative only and shall be confirmed through design.

•	Valving arrangements are preliminary only and shall be amended as required to meet specified isolation and control requirements.

•	Code ‘BL’ refers to a battery limit between different packages of work or different facilities.

•	Code ‘Tl’ refers to a tie-in to an existing pipe or existing item of equipment.

•	Tie-ins have been shown where identified to date, but it shall be a requirement of this package of work to determine the specific location and details of all tie-ins required to complete the works.

•	Clouding reflects drawing changes made during the course of the Feasibility Study design and does not necessarily reflect real physical changes to the works. For the purposes of this package of work clouding on the drawings shall be ignored.

•	The drawings have been marked up with tie-ins and battery limits reflecting multiple packages of work. The Consultant shall only be concerned with those limits identified in the following tabulations.

•	The ‘2000’ series drawings (eg 130-FP-2001) cover new upgrade works. All other drawings are mark-ups of existing drawings describing the current plant.

•	The ‘0701’ tag included in the drawing number block shall not be read as an integral part of the drawing number. As per the Project Reference document, this tag merely identifies work in progress on a new drawing.

•	The drawing titleblock and the drawing titles currently shown in the titleblock are not final. A separate data-base of proposed titles is available from LGL if required.
Where any discrepancy that would affect design outcomes is identified between P&ID’s or between the P&ID’s and other documentation, the matter shall be referred to the Project Manager.
2.2.3 Provision of Air and Water Service Points
The P&IDs identified in Section 2.2.1 and Section 9 have not yet been taken to a level of detail to include general service connections for plant air and water hose points, instrument air, building fire water services, potable water to safety showers, other potable water services etc. The work under this package shall include provision of service connections to at least the same standard as the existing plant.
2.3 REVIEW OF P&IDS
Existing P&ID drawings shall not be taken as exact as-constructed representations of the site. The Consultant shall include for a site visit to walk all pipelines within the identified package of work to check the P&ID’s and identify any errors or omissions.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 4 of 17

All critical levels and locations shall also be confirmed through the site visit and physical identification of required locations for survey pick-up. The survey itself will be carried out by LGL based on the field markings made by the Consultant. For accurate level control, the Consultant shall include key design control points (top of existing slabs, critical level controls at existing vessel inlet / outlet) in their marked survey pick-up locations.
2.4 EXCLUSIONS
The following items are specifically excluded from this scope of works:
•	Electrical and Instrumentation design beyond the liaison required to:
o	Identify electrical loads;

o	Establish electrical routing / conduit requirements;

o	Ensure full instrumentation details are identified on the P&IDs.
•	CAD drafting of PFD’s and P&ID’s.

•	Construction Management.
3 CONCURRENT INVESTIGATIONS
Actions to be undertaken by LGL in conjunction with this work package comprise:
•	Geotechnical drilling and soil testing within the footprint of the crushing area.

•	Additional detailed survey within the works footprint.
4 KEY MILESTONES
The works under this package shall be completed within 20 weeks, with key milestones as follows:

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 5 of 17

5 TECHNICAL SCOPE
5.1 PRIMARY CRUSHING
5.1.1 Included Facilities
This Section 5.1 covers Facility 1314.
5.1.2 Background
The existing plant was designed with both a hard ore circuit and a soft ore circuit to treat the spectrum of ore types identified in the Minifie and Lienetz deposits (at the time of this original design, the Kapit ore body had not yet been discovered).
The hard ore crushing circuit consists of a 42” x 66” Fuller Traylor gyratory crusher which is fed from a ROM ore bin via an inclined apron feeder. The bottom of the crusher is closed in with a very minimal surge pocket and discharges directly on to the common discharge conveyor from both ore circuits. On hard ore the crusher is capable of more than 1280 wet t/h, but as the ore clay and moisture contents rise the crusher capacity drops markedly due to ore packing in the crusher and adverse material handling properties.
The soft ore crushing circuit consists of a low speed rolls sizer which is fed from a small ROM ore bin via horizontal apron feeder. The bin is designed to be fed by front end loader and is equipped with a static grizzly with 600 mm centers. The gap is a specification of the sizer and is a characteristic of the opposite rotation of the sizing rolls and their size of nip. The crusher has processed up to 1000 t/h on soft materials but the rate of throughput and reliability of the crusher drops rapidly as the ore competency increases. The soft ore crushing circuit also discharges onto the common discharge conveyor.
During the most recent Flotation Expansion the transfer point from the common crusher discharge conveyor to the overland conveyor was increased in height and size to allow the inclusion of a secondary low speed rolls sizer. The purpose of the crusher is to reduce the F80 size to the SAG mills in order to maintain throughput during periods of hard ore.
The existing crushing plant has a number of flaws that reduce capacity and availability, and increase maintenance requirements.
The ROM bin has structural issues that have resulted in it being fed from the end opposite the gyratory crusher when it was designed to be fed from either side. The inclined apron feeder is at such a steep angle that it is difficult to maintain. It is equipped with a dribble conveyor but, due to the angle and the wet weather conditions, the dribble often slides down the conveyor creating a mud pile in the basement beneath the ROM bin which requires nearly continuous cleaning.
In addition, the gyratory crusher was installed with minimal clearance above the discharge conveyor. As a result, crusher maintenance requiring the removal of the eccentric assembly necessitates the dismantling of the discharge conveyor. Neither crusher can be utilized during this type of maintenance.
The soft ore bin has also suffered structurally. The discharge apron feeder drive was underpowered for the required duty and bin design. The low speed rolls sizer, while capable of design throughput rates on soft ore has poor reliability and is used infrequently as a result.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 6 of 17

Plans are already in place for separate upgrade of the existing soft ore circuit in the first half of 2008 to address the issues identified above. The ROM pad and soft ore bin will be modified to accept Cat 777 haul trucks; the static grizzly sizing bar spacing will be increased to 850 mm centers; and the MMD 750 low speed rolls sizer will be replaced with an ABON 10/220 CCTD low speed rolls sizer. The new sizer is designed to process the more competent ores at a higher rate and with greater reliability than the original machine
5.1.3 Upgraded Operation
The upgraded plant requires provision of a second crushing facility complete with its own overland conveyor, cross-overs to/from the existing conveying system, and a second radial stacker at the existing crushed ore stockpile (COS).
The new crushing facility shall be located on dumped fill in the Harbour Base opposite the barge loading facility as shown on Dwg 130-M-108. The facility shall be designed to accept ore passing ~900 mm from the mine, reduce it to a 100% passing 250 mm product (P80 ~ 110 mm) and convey it to the new stacker.
The Feasibility Study outputs are based on separate hard ore and soft ore crushing circuits in a configuration similar to that originally installed. This arrangement requires separate ROM dump hoppers and apron feeders to a gyratory crusher and low speed rolls sizer, with separate discharge conveyors to the overland conveying system. However, the alternative of a common circuit comprising a single ROM dump hopper and apron feeder to two rolls sizers in series is still considered an option, and shall be explored in more detailed during the FEED design as outlined in Section 0.
Design throughputs for the two alternatives shall be as follows:

			Peak
			Instantaneous
			Throughput	Nominal
			Capacity	Throughput
Option	Description	Circuit / Ore Type	(tonnes/hr)	(tonnes/hr)
A	Gyratory Crusher and low speed rolls sizer	Hard ore circuit	2000	1400
		Soft ore circuit	2000	1400
B	Common rolls circuit	Common circuit with hard ore feed	2000	1400
		Common circuit with soft ore feed	2000	1400
The new crushing facility shall be designed to ensure that the issues associated with the existing plant are not repeated. In particular:
•	All ROM hoppers shall be designed to accept Cat 789 haul trucks.

•	Rolls sizers with greater tolerance of higher UCS feed shall be provided.

•	Should a gyratory crusher be provided for a separate hard ore circuit as in Option A:
o	The feed apron feeder angle for a gyratory crusher shall be reduced to less than 15 degrees to reduce the operating and maintenance problems associated with the existing feeder which has an angle of 22 degrees;

o	More elevation shall be provided between the discharge of a gyratory crusher and the receiving conveyor to allow maintenance clearance for the removal of the crusher eccentric without having to dismantle the crusher discharge conveyor.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 7 of 17

The transfer tower from the crushing station discharge conveyor(s) to the overland conveyor shall be designed with enough height to accommodate a secondary sizer should additional ore size reduction be required at a later date.
5.1.4 Specific Requirements for FEED
5.1.4.1 General
The requirements of Front End Engineering Design (FEED) for the primary crushing facility shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 0.
5.1.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Identification of the most cost-effective design principles to accommodate identified ground conditions.

•	Identification of access and earthworks constraints.

•	Confirmation of the final crushing station set-out coordinates.

•	Assessment of the identified crushing facility options to a sufficient degree of detail to establish inputs for economic comparison of the two alternatives, including
o	indicative structural steelwork, concrete and earthworks quantities;

o	comparative maintenance inputs;

o	comparative electrical loads.
•	Provision of a position paper which compares costs and risks for the two crushing facility alternatives based on the assessment identified above, and makes a recommendation on which alternative to adopt.

•	Determination of the optimum access and tipping arrangements, retaining wall layout and ROM bin sizing for the recommended crushing alternative.

•	Provision of a position paper which compares constructability, operability and capital cost of alternative layouts / ROM bin sizing arrangements and makes a recommendation as to the preferred layout.

•	Determination of the optimum arrangements for off-site pre-assembly / packaging of facilities and equipment to minimise site assembly requirements.

•	Development of sufficient general arrangement information for the crushing facility to allow preparation of the preliminary bid packages for fabrication and installation as identified in Section 5.4.

•	Review of the water distribution strategy for the new crusher area and confirm whether the plant water supply currently identified on the drawings is adequate or whether a separate filtered water supply along the full length of the conveyor to the crushing area is required.
5.1.4.3 Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the following:

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 8 of 17

•	Dump hoppers;

•	Rock breaker;

•	Apron feeders;

•	Apron screens;

•	Crushing equipment;

•	Belt magnet;

•	Crushing plant air compressor;

•	Crusher area sump pump and wastewater transfer pump.
5.2 PRIMARY CONVEYING
5.2.1 Included Facilities
This Section 5.2 covers 1315 and associated modifications the existing primary conveying system under Facility 1311.
5.2.2 Background
The existing primary conveying system between the crushing plant discharge and the crushed ore stockpile (COS) comprises two conveyors in series — the overland conveyor (CV002) and the radial stacker feed conveyor (CV003). The existing system has a design capacity of 1730 wet t/h.
5.2.3 Upgraded Operation
The upgraded plant requires provision of a second overland conveying system from the new crushing plant to the COS. This system comprises four conveyors in series (CV2202, CV2001, CV2002, and CV2003) and shall be capable of transporting ore at a maximum rate of 2250 t/h. The first two conveyors shall connect from the Harbour Base to the existing conveyor corridor and the latter two shall run parallel to the existing overland conveyors CV002 and CV003. Belt sprays shall be provided at the head pulley at all transfer points, together with area drainage systems / sump pumps to collect the washings and deliver them into the process plant.
A facility to allow the crossover of crushed ore from either crushing station to either stacker feed conveyor shall be provided.
5.2.4 Specific Requirements for FEED
5.2.4.1 General
The requirements of Front End Engineering Design (FEED) for the new primary conveying system shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 5.2.4.
5.2.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Confirmation of the final conveyor set-out coordinates.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 9 of 17

•	Definition of the optimum cross-over arrangements that enable delivery of output from the existing primary crushing circuit (facility 1311) to the new ore stacker, and from the new primary crushing circuit (facility 1314) to the existing ore stacker.

•	Review of proposed arrangements for conveyor crossings to existing roads and identification of any refinements that may offer a more cost-effective approach.

•	Development of sufficient general arrangement information for the conveyors and associated structures to allow preparation of the preliminary bid packages for fabrication and installation as identified in Section 5.4.

•	Establishment of sufficient details for the required realignment of the public road between 10850mE and 11050mE and associated conveyor culvert (ie centreline alignment, corridor width, culvert construction method) to allow detailed community consultation to be commenced.

•	Determination of the optimum arrangements for off-site pre-assembly / packaging of facilities and equipment to minimise site assembly requirements.

•	Confirmation of electrical loads.

•	Identification of civil works and drainage requirements along the corridor between existing conveyor CV003 and the adjacent public road to allow installation and operation of conveyor CV2003.

•	Identification of general drainage arrangements at each conveyor transfer point.
5.2.4.3 Equipment Outputs
Equipment specifications, data sheets and technical bid packages to be developed during FEED shall cover the following:
•	Conveying equipment;

•	Sump pumps.
5.2.4.4 Piping Outputs
Critical pipework connections to be designed during FEED shall comprise the sump pump discharge piping connections into the process plant.
5.3 ORE STACKING
5.3.1 Included Facilities
This Section 5.3 covers Facility 1316.
5.3.2 Background
The existing crushed ore stockpile (COS) is a radial pile fed from a fabricated steel stacking unit which runs on a rail and slews over a 180 degree arc.
The radial stacker was originally designed to carry up to 1730 t/h of ore flow although current capacity has been de-rated to ~1500 t/h due to structural deterioration. LGL will separately be making repairs to the stacker during 2008 to restore or improve upon the original design capacity. At the same time LGL will also be expanding the

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 10 of 17

COS footprint to extend the available radial stacking area to an effective 270 degree arc.
5.3.3 Upgraded Operation
Upgrade of the primary crushing and conveying capacity as per Sections 5.1 and 5.2 requires provision of additional ore stacking capability, and a new stacker with 2250 t/h capacity shall be installed as part of the project. It shall have the same range of travel as the existing stacker (180 degree slew) although the arcs of motion of two units shall overlap by approximately 90 degrees as shown on the drawings.
Special attention will be required during design to safeguard against stacker collision.
The expanded stockpile will be served by two sets of new under-pile feeders serving both the existing Flotation Grade Ore grinding circuit and a second High Grade Ore grinding circuit. However, design of these facilities is outside the scope of this package of work.
5.3.4 Specific Requirements for FEED
5.3.4.1 General
The requirements of Front End Engineering Design (FEED) for the second ore stacking facility shall be defined by ‘Appendix 2A-1, General Requirements for Engineering Design’ and this Section 5.3.4.
5.3.4.2 Issues
Specific issues to be addressed during FEED shall include:
•	Final determination of the arc of motion and rail location for the new stacker;

•	Development of sufficient general arrangement information for the stacker conveyor and associated structure to allow preparation of the preliminary bid packages for fabrication and installation as identified in Section 5.4.
•	Identification of the safeguards required to prevent stacker collision;

•	Confirmation of electrical loads.

•	Determination of the optimum arrangements for off-site pre-assembly / packaging of facilities and equipment to minimise site assembly requirements.

•	Identification of any construction interface issues / requirements with regards to the separate installation of new under-pile feeders within the stockpile area.
5.3.4.3 Equipment Outputs
Equipment specifications, data sheets and bid packages to be developed during FEED shall cover the stacker conveyor equipment.
5.4 PRELIMINARY CONSTRUCTION PACKAGES
In addition to the specific requirements identified under each facility in Sections 5.1 through 5.3, the Consultant shall also provide the following consolidated outputs from FEED design:
•	Indicative detailed design drawing list for the entire crushing, conveying and stacking system identified herein.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 11 of 17

•	Scope of work and technical bid package for structural steel fabrication / erection and mechanical installation for the entire crushing, conveying and stacking system identified herein.

•	Scope of work and technical bid package for civil and concrete works associated with the entire crushing, conveying and stacking system identified herein.
The purpose of these documents is to allow LGL to commence discussion with suitable construction contractors and identify the logistical requirements for implementation of the works, at the earliest possible date.
6 RESPONSIBILITY MATRIX
The key outputs to be provided by the Consultant and the structure of engineering schedules or budgets produced by the Consultant shall reflect the following Responsibility Matrix.

Item	Description	Consultant	LGL
1.	PROJECT ADMINISTRATION
1.1	Provision of Existing Site Documentation		X
1.2	Provision of Feasibility Study Documentation		X
1.3	Technical Coordination Meetings	X	X
1.4	Design Progress Reports	X
1.5	Final Documentation Handover	X
1.6	Handover of Final Documentation Register	X

2.	FRONT END ENGINEERING DESIGN
2.1	Review of Site Conditions
2.1.1	Review of Geotech / Survey Data	X
2.1.2	Review of Existing P&IDs to Identify As-Constructed Condition	X	I

2.2	Specific FEED Issues
2.2.1	Primary Crushing
a)	Design Principles for Identified Ground Conditions	X	I
b)	Identification of Access and Earthworks Constraints	X	I
c)	Confirmation of Set-out Coordinates	X	A
d)	Crushing Option Assessment and Position Paper	X	I
e)	Layout / Bin Sizing Assessment and Position Paper	X	I
f)	Optimum Pre-Assembly Strategy	X	I
g)	Review of Water Supply	X	I
2.2.2	Primary Conveying
a)	Confirmation of Set-out Coordinates	X	A
b)	Optimum Cross-Over Arrangements	X	I
c)	Review of Road Crossing Arrangements	X	I
d)	Road Re-alignment Requirements	X	I
e)	Optimum Pre-Assembly Strategy	X	I
f)	Confirmation of Electrical Loads	X
g)	Identification of Civil Works and Drainage Requirements	X
2.2.3	Ore Stacking
a)	Determination of Arc of Motion	X	I
b)	Identification of Collision Safeguards	X	I
c)	Optimum Pre-Assembly Strategy	X	I
d)	Confirmation of Electrical Loads	X
e)	Identification of Construction Interface Issues	X	I
2.2.3	Preliminary Construction Packages
a)	Indicative Drawing List	X
b)	Structural Steel Fabrication and Mechanical Installation	X
c)	Civil and Concrete Works	X

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 12 of 17

Item	Description	Consultant	LGL
2.3	Process Engineering
2.31	Final Process Design Criteria	X	I, A
2.3.2	Review of Mass Balance	X	I, A
2.3.3	Mark-up of PFD’s	X	A
2.3.4	Site Visit for Review of P&ID’s	X
2.3.5	Mark-up of P&IDs	X	A
2.3.6	Preliminary Tie In Plan	X	A
2.3.7	Preliminary Instrument List	X	R

2.4	Piping Design
2.4.1	Hydraulic modelling	X	R
2.4.2	Preliminary Piping Layouts	X	A
2.4.3	Preliminary Pipe Rack Loading Study	X	R
2.4.4	Quantity Take Offs	X
2.4.5	Tie In List	X	A
2.3.6	Line List	X	R
2.4.7	Valve List	X	R
2.4.8	Design of Critical Pipework Connections	X	A

2.5	Mechanical Design
2.5.1	Final Plant and Equipment Layouts	X	I, A
2.5.2	Layout / General Arrangement Drawings	X	I, A
2.5.3	3D Block Model	X
2.5.4	Updated Equipment List	X	R
2.5.5	Equipment Specifications & Data Sheets	X	A
2.5.6	Equipment Bid Packages	X	A

2.6	Civil and Concrete Design
2.6.1	Preliminary Foundation Designs	X	R
2.6.2	Preliminary Site Drainage Layouts	X	A
2.6.3	Preliminary Roadworks Layouts	X	A
2.6.4	Preliminary Bulk Earthworks Design	X	A
2.6.5	Quantity Take Offs	X

2.7	Structural Steel Design
2.7.1	Preliminary Structural Steel Designs	X	R
2.7.2	3D Wire Model	X
2.7.3	Quantity Take Offs	X

2.8	Protect Scheduling
2.8.1	Detailed Design Schedule	X	I, A
2.8.2	ID of Long Lead Items	X
2.8.3	ID of Critical Tie-Ins	X

3.	DETAILED ENGINEERING
3.1	General
3.1.1	Construction Methodology	X	R
3.1.2	Commissioning Plan	X	A
3.1.3	Safety Plan	X	R
3.1.4	Design Report	X

3.2	Civil Design
3.2.1	Project Specification for Fill / Backfill	X	R
3.2.2	Detailed Drawings	X	A
3.2.3	Final Material Take Offs	X
3.2.4	Handover of Project Documentation	X

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 13 of 17

Item	Description	Consultant	LGL
3.3	Concrete Design
3.3.1	Project Specification for Specialised Works	X	R
3.3.2	Detailed Drawings	X	A
3.3.3	Updated ‘Block’ Model	X
3.3.4	Final Material Take Offs	X
3.3.5	Handover of Project Documentation	X

3.4	Mechanical Design
3.4.1	Final Equipment Sizing and Selection	X	A
3.4.2	GA & Layout Drawings	X	A
3.4.3	Drawings for Non-Proprietary Equipment	X	A
3.4.4	Updated ‘Block’ Model	X
3.4.5	Final Equipment List	X	A
3.4.6	Handover of Project Documentation	X

3.5	Piping Design
3.5.1	Data Sheets & Specifications for SP Items	X	A
3.5.2	Detailed Drawings	X	A
3.5.3	3D Line Diagram	X
3.5.4	3D Piping Coordinates	X
3.5.5	Final Material Take Offs	X
3.5.6	Handover of Project Documentation	X

3.6	Process Engineering
3.6.1	Final Review of Mass Balance	X	A
3.6.2	Final Mark-up of Process Flow Diagrams	X	A
3.6.3	Final Mark-up of P&IDs	X	A
3.6.4	Process & Operating Philosophies	X	R
3.6.5	Control Logic Documentation	X	R
3.6.6	Final Line List	X	A
3.6.7	Final Instrumentation List	X	A
3.6.8	Final Valve List	X	A
3.6.9	Final Tie-In List	X	A

4.	PROCUREMENT
4.1	Detailed Equipment Specifications	X	A
4.2	Comprehensive Bid Packages	X	A
4.3	Other Quotation / Contract Documentation	X	A
4.4	Requests for Quotation	X	R
4.5	Equipment Inspections	X
X-Prime Responsibility, l-Input, R-Review, A-Approve
7 ADDITIONAL ATTACHMENTS
The following information is attached to and should be read as part of this scope of work:
•	The project reference document ‘MOPU-0000-OD-R-Project Reference’ which defines key project administration and documentation requirements.

•	The process design criteria document ‘0701-901-OB-S-PDC Expansion.xls’ which defines key process inputs to the project.

•	Feasibility study layout and arrangement drawings:
1300-M-107 Site Plan (Rev M)
1300-M-108 General Arrangement of Conveyors (Rev A)
1314-M-022 Preliminary Crushing Station Layout (Rev C)

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 14 of 17

1315-M-034 Elevation of Conveyor CV X4 (Rev B)
1315-M-039 Elevation of Conveyor CV X1 (Rev A Layout 1)
1315-M-046 Elevation of Conveyor CV X2 (Rev A Layout 1)
1316-M-01 Crushed Ore Stockpile Layout (Rev E)
It must be noted that the reference drawings identified above are indicative only and are intended as a starting point for design rather than a fixed definition of the works. In addition the drawings utilise preliminary designations for the various conveyors which relate to the final equipment numbers as follows:
CV X1 = CV2202
CV X2 = CV2203
CVX3 = CV2002
CVX4 = CV2003
8 REFERENCE INFORMATION
LGL will provide the following additional reference information to the selected Consultant:
•	Relevant Process, Civil & Structural, Mechanical, Piping and Electrical / Instrumentation Design Criteria.

•	Standard LGL Construction Specifications.

•	Background drawings and documentation describing the existing site.

•	Draft documentation developed out of the Feasibility Study including:
o	Mass Balance;

o	Process Flow Diagrams;

o	Preliminary equipment list;

o	Preliminary equipment data sheets and specifications;

o	Preliminary instrumentation list;
•	Unit construction cost and manhour rates for input to economic comparisons of the two crushing facility options.

•	Geotechnical and survey information.
9 DETAILED PIPING / EQUIPMENT LIMITS
The specific limits of work at the boundaries of the P&ID drawing set identified in Section 2.2.1 shall be defined by the tie-ins and battery limits marked up on the following Feasibility Study P&ID drawings and the associated tabulations below:
130-FP-003 Primary Crushing and Conveying, Crusher CR001
130-FP-004 Primary Crushing and Conveying, CV004 to Radial Stackers
130-FP-038 Water Services, Londolovit Raw Water Supply
130-FP-601 FGO Stockpile and Reclaim, Conveyors CV2004 to CV1005
130-FP-2016 HGO Grinding and Classification Circuit No 2, GM2001 and GM2002

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 16 of 17

(2) Identifies whether the battery limit of the pipe lies within the identified works footprint (Y) or not (N). In the case of the latter, the Consultant shall be required to liaise with the designer(s) responsible for the other works footprint(s) traversed by the pipe to establish the applicable pipe routing / support constraints to be met in the pipe design as per Section 2.2.1.

MOPU-0016-01-C Appendix 2A-2 Technical Scope of Work	Page 17 of 17

Appendix 2/A-4
Project Design Criteria

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
MILLION OUNCE PLANT UPGRADE
PROCESS DESIGN CRITERIA

Rev	Description	By	Check	Appr	PE	Date
A	Preliminary Issue	DJW	BJH			2/10/2007
B	Final Draft	BJH				20/02/2008

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 0000: GENERAL

SITE CONDITIONS

Location		Lihir Island, Papua New Guinea,	A
		50 km north-east of New Ireland	A
Environment		Tropical, coastal thermal springs	A	Because of its proximity to the equator. Lihir is not subject to cyclones
Latitude		3°05’S	A
Longitude		152°34’E	A
Elevation	m	Sea-level	A
Barometric pressure	kPa,a	101.3	A

Ambient air temperature:
- recorded maximum	°C	34.7	A	NSR Report CR235/15, Aug. 88. Observed data from Nov. 84 to Jun. 88
- recorded minimum	°C	19.3	A	NSR Report CR235/15, Aug. 88. Observed data from Nov. 84 to Jun. 88
- mean daily, 07:00 hours	°C	23.5	A	NSR Report CR235/15, Aug. 88. Observed data from Nov. 84 to Jun. 88
- mean daily, 13:00 hours	°C	28	A	NSR Report CR235/15, Aug. 88. Observed data from Nov. 84 to Jun. 88

Annual precipitation records (Palie Mission)
- minimum	mm	2014	A	NSR Report CR235/15, Aug.88
- average	mm	3682	A	NSR Report CR235/15, Aug.88
- maximum	mm	4470	A	NSR Report CR235/15, Aug.88

Seismic zone		2	A	PNG Standard 1001-1982: Part 4

Relative humidity (recorded at 07:00 hours):
- minimum	%	53	A	NSR Report CR 235/15, Aug. 88
- mean	%	84	A	NSR Report CR 235/15, Aug. 88
- maximum	%	96	A	NSR Report CR 235/15, Aug. 88

Relative humidity (recorded at 13:00 hours):
- minimum	%	25	A	NSR Report CR 235/15, Aug. 88
- mean	%	75	A	NSR Report CR 235/15, Aug. 88
- maximum	%	97	A	NSR Report CR 235/15, Aug. 88

Absolute humidity	kg water/kg air	0.02	A

Wind conditions:
- code velocity	m/s	26	A	PNG Standard 1001-1982: Part 3
- terrain category		1	A	PNG Standard 1001-1982: Part 3
- mean maximum daily speed	km/h	14.3	A	NSR Report CR235/15, Aug.88
- prevailing directions		SE and NW	A	NSR Report CR235/17, 1992

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 0000: GENERAL

MINE RESERVES

Ore Types		Free Dig (Advanced Argillic)	A
		Soft Blast (Argillic)	A
		Medium Blast (Argillic Boiling Zone)	A
		Boiling Zone Med-Hard	A
		Hard Blast (Anhydrite Seal)	A

Reserve tonnes
- Free Dig	Mt	29.9	A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Soft Blast	Mt	2.9	A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Medium Blast	Mt	44.3	A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Boiling Zone Med-Hard	Mt	40.5	A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Hard Blast	Mt	99.9	A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007

PLANT OPERATING SUMMARY

Operating Schedule – Primary Crushing and Conveying

Days per year	days	365	A
Hours per day	h	24	A
Mechanical availability	%	80	A	E-mail correspondence (10/10/07)- BE (LGL) & BH (LSA)
Utilisation	%	90	A	E-mail correspondence (10/10/07) - BE (LGL) & BH (LSA)
Operating uptime	%	72	A	calc
Annual operation	h	6,307	A	calc

Operating Schedule – Process Plant and Infrastructure

Days per year	days	365	A
Hours per day	h	24	A
Overall availability	%	86	A	Note that LGL Budget 2008-2010: 3 yr average 90%
Annual operation	h	7,534	A	calc

ROM Ore Throughput

Annual HGO treatment
- design	dMtpa	9.0	A

Annual FGO treatment
- design	dMtpa	3.0	A	Instruction by LMC at commencement of Flotation BFS

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 0000: GENERAL

ROM Ore Feed Grade

HGO feed grade, LOM average
- gold	g/t	2.7	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- sulphide sulphur	%Ss	5.1	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

HGO feed grade, range (annual average)
- gold	g/t	2.3-5.2	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- sulphide sulphur	%Ss	4.5-6.3	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

FGO feed grade, LOM average
- gold	g/t	2.0	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- sulphide sulphur	%Ss	4.3	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

FGO feed grade, range (annual average)
- gold	g/t	1.9-3.4	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- sulphide sulphur	%Ss	2.5-7.8	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Recovery Parameters

Flotation recovery, mass
- Soft Blast	w/w%	29.5	B	Flotation BFS
- Medium Blast	w/w%	29.1	B	Flotation BFS
- Hard Blast	w/w%	29.7	B	Flotation BFS
- Stockpile	w/w%	34.8	B	Flotation BFS
- 2011-2021 Average	w/w%	30.6	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Flotation recovery, gold
- Soft Blast	%	91.1	A	Flotation BFS
- Medium Blast	%	92.4	A	Flotation BFS
- Hard Blast	%	93.7	A	Flotation BFS
- Stockpile	%	75.8	B	Flotation BFS
- 2011-2021 Average	w/w%	90.0	B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Flotation recovery, sulphide sulphur
- Soft Blast	%	85.3	A	Flotation BFS
- Medium Blast	%	84.8	A	Flotation BFS
- Hard Blast	%	93.3	A	Flotation BFS
- Stockpile	%	86.3	B	Flotation BFS

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 0000: GENERAL

- 2011-2021 Average	w/w%		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

CIL gold recovery, average	%		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Recovered gold grade, LOM average
- HGO	g/t		A	Calculated
- FGO	g/t		A	Calculated

Annual gold production
- average	oz		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- minimum	oz		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- maximum	oz		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Sulphide Sulphur Capacity

Flotation concentrate production, average	tpa		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
Autoclave feed, average	tpa		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
	%Ss		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average

Average autoclave teed (expansion), sulphide sulphur
- Flotation concentrate	tpa		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- HGO	tpa		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
- Total	tpa		B	Calculated
	t/h		B	Calculated

Autoclave feed (current), sulphide sulphur	tpa		B	Upgrade Case LOM Schedule 2011-2021: 11 yr average
	t/h		B	Calculated

Design sulphide to POX feed	t/h		B	Based on TG168 and the analysis used for the “Lihir Mine Expansion Scoping Study 2006 Volume 1” & LSA advise. Current value is 40.5 (=13.5x3) t/h from 2007 Base Case + 27 t/h from B1(c) expansion.

Raw water quality Londolovit catchment:
Calcium as Ca	mg/L		A
Magnesium as Mg	mg/L		A
Potassium as K	mg/L		A
Sodium as Na	mg/L		A
Iron as Fe	mg/L		A
Chloride as Cl	mg/L		A
Sulphate as SO4	mg/L		A	NAL analysis of Londolovit water samples dated 27 February, 1995

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 0000: GENERAL

Alkalinity as CaCO3	mg/L	30	A
Total Hardness as CaCO3	mg/L	56	A
Silicon as SiO2	mg/L	25	A
pH		6.9 to 7.2	A
Conductivity	μs/cm	135	A

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
PRIMARY CRUSHING AND CONVEYING

Operating availability	%		A	E-mail correspondence 10/10/07 - BE (LGL) & BH (LSA)
Utilisation	%		A	E-mail correspondence 10/10/07 - BE (LGL) & BH (LSA)
Annual uptime	%		A	Calc
Annual operation	h		A	Calc

Annual crushing capacity, required	dMtpa		A	Ore production Yr 2014: Target Case LOM Schedule 2011-2021
Average capacity, required	dtph		A	Calc

Total crushing capacity, installed	dMtpa		A

ROM Ore Characteristics

Maximum lump size	mm		A	LSA advice: BH

Ore bulk density — Hard ore (wet — nominal)			A	A. Stojsic, 18/19 Sept. 91
(dry basis)			A	Calculated 1.6 x 0.9
Ore bulk density — Soft Ore (wet —nominal)			A	Same as hard ore

Specific Gravity
- Free Dig			A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Soft Blast			A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Medium Blast			A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Boiling Zone Med-Hard			A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
- Hard Blast			A	Ivan Hunter “Prelim Milling Circuit Review”, July 2007
A

Moisture content, nominal
- Hard Ore	w/w%		A	A. Stojsic, 18/19 Sept. 91. Bl(c) - for crusher sizing only. 10% used for mass balance.
- Soft Ore, range	w/w%		A	LSA advice: BH
- Soft Ore, average	w/w%		A	LSA advice: BH

Uni-axial Compressive Strength (UCS)
- Soft Blast	Mpa		A	Lienitz
- Medium Blast	Mpa		A
- Hard Blast	Mpa		A

Hard Ore ROM sizing (% passing), typical
400 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
350 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
300 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
PRIMARY CRUSHING AND CONVEYING

250 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
200 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
150 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
120 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
110 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
90 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
65 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
40 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit
20 mm	w/w%		A	Split-Online average (8 ROM/Minifie samples): LMC Primary Crusher Audit

Hard Ore ROM size range (% passing)
400 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
350 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
300 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
250 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
200 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
150 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
120 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
110 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
90 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
65 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
40 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit
20 mm	w/w%		A	Split-Online results (8 ROM/Minifie samples): LMC Primary Crusher Audit

Soft Ore ROM sizing (% passing)
400 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
350 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
300 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
250 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
200 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
150 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
120 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
110mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
90 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
65 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
40 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit
20 mm	w/w%		A	Split-Online analysis (Lienetz sample): LMC Primary Crusher Audit

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
PRIMARY CRUSHING AND CONVEYING

AREA 1311: CRUSHING CIRCUIT No. 1

ROM Dump Hopper (Hard Ore)

Feed method			A
Truck type			A
Truck load capacity	m3		A	Cat 785C SAE (2:1) capacity: Caperpillar brochure
	t		A

Dump access			A	Designed to accommodate Cat 785C - 136t
Dump hopper capacity	m3		A
	t		A
	truck loads		A	Truck scheduling flexibility for direct dumping

Primary Crusher (Hart Ore)

Feed method			A
Feeder capacity	wtph		A	Check data sheets

Maximum feed rock size	mm		A	Previous criteria - GD-1, 15 Aug. 89

Crusher open side setting (OSS)
-maximum	mm		A	Equipment Specification No. MI09
- minimum	mm		A	Equipment Specification No. MI09

Product size, maximum	mm		A	Equipment Specification No. Ml09

Product size, P80
- Secondary Crusher on-line	mm		A	LSA advice: BH
- Secondary Crusher off-line	mm		A	“Investigation of Lihir Grinding Circuit”, JK Tech July 2001

Primary crusher capacity, minimum OSS	dtph		A	125 mm OSS, 29 mm eccentric throw: Nordberg Red Book
	wtph		A	Calculation based on nominal mostune of 10%.

Primary crusher capacity, maximum OSS	dtph		A	190 mm OSS, 29 mm eccentric throw: Nordberg Red Book

ROM Dump Hopper (Soft Ore)	wtph		A	Calculation based on nominal mosture of 10%.

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
PRIMARY CRUSHING AND CONVEYING

Feed method			A	LGL advice: Design basis
Truck Type			A	LGL advice: Design basis
Truck load capacity	m3		A	Cat 777D Load capacity: Sandvik Rock Processing Manual
	t		A	Based on Soft Ore bulk density

Dump access			A	Upgraded to accommodate Cat 777D
Dump hopper capacity	m3		B	Obtain volume from drawings
	t		B
	truck loads		B

Primary Crusher (Soft Ore)

Feed method			A
Feeder capacity	wtph		A

Crusher Type			A
Model			A

Maximum feed rock size	mm		A	LGL advice: Design basis
Maximum product size, P95	mm		A	Equipment Specification

Crusher throughput, maximum	wtph		A	LGL advice: Design basis
	dtph		A

Crusher throughput, nominal	wtph		A
	dtph		A

Secondary Crusher

Crusher type			A
Model			A

Crusher throughput
- nominal	wtph		A	From datasheet 11069-00-CR1001_1 (Flotation Project)
- design	wtph		A	From datasheet 11069-00-CR1001_1 (Flotation Project)

Feed size
-P100	mm		A	From datasheet 11069-00-CR1001_1 (Flotation Project)
-P50	mm		A	From datasheet 11069-00-CR1001_1 (Flotation Project)

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
PRIMARY CRUSHING AND CONVEYING

Product size
-P100	mm		A	From datasheet 11069-00-CR1001_1 (Flotation Project)
-P80	mm		A	From datasheet 11069-00-CR1001_1 (Flotation Project)

Conveying and Stacking

Crushed ore conveyor maximum capacity	wtph		A	LSA advice: Conveyor design basis
Maximum lump size	mm		A	VJK: Allowance for chute, hopper and conveyor skirting clearance sizing.
Stockpile radial stacker capacity	wtph		A	Instantaneous normal operating throughput

AREA 1314: CRUSHING CIRCUIT No. 2

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1312: CRUSHED ORE STOCKPILE

Instantaneous plant throughput
HGO	t/h		A
FGO	t/h		A

Operating schedule	h/d		A
Ore Stockpile Capacity Required, total (HGO & FGO)	t		B	Expansion capacity requirement change a result of assuming 2 crushing lines and one is always available. Based on 10 day shut of large crusher, and operating smaller crusher at 5.0 Mtpa.

Angle of repose	*		A	Typical value for crushed rock
Angle of draw	*		A	Typical value for crushed rock

Day	0	1	2	3	4	5	6	7	8	9	10
start
finish
Drawdown to process plant
Crushed are to COS
COS Stockpile Drawdown Calculations

Crusher Downtime			days	(select between 1 and 10 days)
Initial COS Stockpile tonnage required			t
Minimum COS Stockpile tonnage			t

Minimum Crushing rate			Mtpa
Crusher Annual availability			%

Process Plant throughput			Mtpa
Process Plant availability			%

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
CRUSHED ORE RECLAIM

Number of reclaim systems			A	Incorporating 2 reclaim systems for HGO and 1 for FGO ore
Reclaim method			A
Reclaim feeder type			A

Plant availability (except as noted)%			A

AREA 1321: ORE RECLAIM (FGO & HGO)

HGO Reclaim

Annual throughput, typical	dMtpa		A
Reclaim demand, nominal	dtph		A	Based on TG168 and the analysis used for the “Lihir Mine
Expansion

Configuration			A	U indicates under-pile and E indicates Emergency which are FEL fed.
Status			A

Feeder capacity, each (dry basis)
- underpile	t/h		A	Design rate of installed feeders
- emergency	t/h		A	Design rate of installed feeders

Emergency feed hopper
- volume	m3		A	Original basis 10 min retention: 375 x (10/60) 1.44
- capacity	t		A	Calc for bulk density 1.44
- residence	min		A	Calc.

FGO Reclaim

Annual throughput, typical	dMtpa		A
Reclaim demand, nominal	dtph		A	Based on TG168 and the analysis used for the “Lihir Mine Expansion

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
Configuration			A	U indicates under-pile and E indicates Emergency which are FEL fed.
Status			A	existing E feeder with future installation of U feeders

Feeder capacity, each (dry basis)
- underpile	t/h		A	Design rate of original feeders
- emergency	t/h		A	Design rate of original feeders

Emergency feed hopper
- volume	m3		A	Original basis 10 min retention: 375 x (10/60) 1.44
- capacity	t		A	Calc for bulk density 1.44
- residence	min		A	Calc.

AREA 1325: ORE RECLAIM (HGO)

HGO Reclaim

Annual throughput, typical	dMtpa		A	TBC
Reclaim demand, nominal	dtph		A	TBC

Configuration			A	U indicates under-pile and E indicates Emergency which are FEL fed.
Status			A

Feeder capacity, each (dry basis)
- underpile	t/h		A	Design rate of original feeders
- emergency	t/h		A	Design rate of original feeders
Emergency feed hopper
- volume	m3		A	Original basis 10 min retention: 375 x (10/60) 1.44
- capacity	t		A	Calc for bulk density 1.44
- residence	min		A	Calc.

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
GRINDING AND CLASSIFICATION — HGO

GENERAL

Number of grinding circuits			A

Availability	%		A
Annual operation	h		A

Annual throughput, maximum
- HGO Circuit 1	Mtpa		A
- HGO Circuit 2	Mtpa		A

Average throughput, maximum production year
- HGO Circuit 1	t/h		A
- HGO Circuit 2	t/h		A

Ore SG	t/m3		A	Determined for various ore types at Hazen and Lakefield, range 2.7 to 2.9

Bond abrasion index,
- maximum			A	Data from testwork at IPRC ranged from 0.0005 to 0.12.
- average			A

Bond ball mill work index, basis Lienitz (100%)	kWh/t		A	Test work IPRC/Hazen, see table attached, ore type LB2

Feed size, 80% passing	mm		A	9/08/2004 Meeting with LMC. No change for Bl(c) as the flotation requirement is unchanged. Specified P80 110 mm for the 54-75 gyratory crusher, but it is doubtful crusher can achieve this small size

AREA 1322: HGO GRIND CIRCUIT 1

SAG Mill

Process Design Criteria

0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
GRINDING AND CLASSIFICATION — HGO
Product size, 80% passing	µm		A

Drive speed control			A
Operating speed range	% of critical		A
Trommel opening size	mm x mm		A	Final sizing will be based on vendor data and mill circuit modelling
Mill discharge pulp density	%w/w solids		A	Industry practice
Ball charge, maximum	%		A

Ball size, maximum	mm		A
Ball consumption	kg/t		A	LGL long term consumption
Ball storage bin capacity	days		A	7 is nominal and a repeat of the existing hopper design is adequate

Ball Mill

Type			A
Product size, 80% passing	µm		A A	2007 Base is most likely higher (~150µm) JKTech study simulation 7 “Investigation of Lihir Grinding Circuit” July 2001

Power required	kWh/t		A	See table attached, ore type LB2
Mill discharge pulp density	%w/w solids		A	Industry practice
Ball charge	%		A
Circulating load	%		A	Revised from 1996 basis of 300% to 317%

Ball size	mm		A
Ball consumption	kg/t		A	LGL long term consumption
Ball storage bin capacity	days		A	7 is nominal and a repeat of the existing hopper design is adequate

Cyclone feed pump sump retention time	minutes		A	Industry practice
Cyclone feed pump drive type			A	LMC practice
Cyclone Feed Pump Speed Control			A

Cyclones

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
GRINDING AND CLASSIFICATION — HGO

Number of cyclone clusters			A	Existing
Overflow density	%w/w solids		A	To be reviewed for the Bl(c) feasibility.
Underflow density	%w/w solids		A	Pebble crusher project design criteria

Trash Screen

Type			A
Nominal aperture	mm		A	LMC 9th June 2005. Aperture size based on Geho pump cone valve wear - VJK

AREA 1326: HGO GRIND CIRCUIT 2

SAG Mill

Product size, 80% passing	μm		B

Drive speed control			B
Operating speed range	% of critical		B
Trommel opening size	mm x mm		B	Final sizing will be based on vendor data and mill circuit modelling
Mill discharge pulp density	%w/w solids		B	Industry practice
Ball charge, maximum	%		B

Ball size, maximum	mm		B
Ball consumption	kg/t		B	LGL long term consumption
Ball storage bin capacity	days		B	7 is nominal and a repeat of the existing hopper design is adequate

Ball Mill

Type			B
Product size, 80% passing	μm		B	2007 Base is most likely higher (~150μm)

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
GRINDING AND CLASSIFICATION — HGO

Power required	kWh/t		B	See table attached, ore type LBZ
Mill discharge pulp density	%w/w solids		B	Industry practice
Ball charge	%		B
Circulating load	%		B	Revised from 1996 basis of 300% to 317%

Ball size	mm		B
Ball consumption	kg/t		B	LGL long term consumption
Ball storage bin capacity	days		B	7 is nominal and a repeat of the existing hopper design is adequate

Cyclone feed pump sump retention time	minutes		B	Industry practice
Cyclone feed pump drive type			B	LMC practice
Cyclone Feed Pump Speed Control			B

Cyclones

Number of cyclone clusters			B	Existing
Overflow density	%w/w solids		B	To be reviewed for the B1(c) feasibility.
Underflow density	%w/w solids		B	Pebble crusher project design criteria

Trash Screen

Type			B
Nominal aperture	μm		B	BJH - after site consultation

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1341: GRINDING THICKENER

Instantaneous plant throughput	t/h		A

Ore moisture	%		A	Letter: T.I. Probert to R. Andrews, Z. Zavodni, 21 Mar. 89
Chloride in ore moisture, nominal	ppm		A	Memo: A McDonald 11 February 2003
Soluble chloride in washed thickener underflow (maximum), solids	g/t		A	Memo: V. Ketcham, 19 Nov. 91

Grinding thickener feed tank:

Mixing efficiency	%		A	Assumed
Maximum feed density	%		A	Plant operating practice
Nominal residence time	minutes		A	Industry practice

Grinding thickener:

No. of			A	Second grind thickener installed n 2006
Thickener diameter	m		A
Unit area (design)	m2/t/d		A	From preliminary tests on lienetz boiling zone with 15%
margin for ore type variability -LMC Memo
“Pre-feasibility study grinding thickener sizing” 3rd Feb
2003

Unit area (operating)	m2/t/d		A	Calculation

Thickener type			A	Previous criteria GD-1, 15 Aug. 89

Underflow density, solids	%		A	BJH - based on site performance range typically 48 - 52
Overflow clarity	ppm		A	Typical design value
Flocculant type			A
Thickener overflow tank residence time	minutes		A	Industry practice

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1342: PREOXIDATION

Slurry density in pre-ox tanks	% solids		A
Retention time (total)	h		A	Calculated Tank volume is 3257 m3. Based on 4.2 Mtpa HGO throughput for 2007 Base Case. Based on additional 3 Mtpa for expansion

Number of tanks Arrangement			A	Required for process control
Arrangement			A	Piping design to allow for batch operation
Agitator			A
Requirement for Pre-oxidation			A	Due to operation of POX Pre-heaters no carbonate removal is required in Pre ox.

Aeration air to tank			B

rate	Nm3/h/l,000 m3 slurry		B	Not required. Circuit duty is now strictly blending.

Pre-oxidation chemical reactions (Extents %)
1 CaCO3 + H2SO4 →	CaSO4 + H2O + CO2		B	Not relevant Circuit duty is now strictly blending.
2 MnCO3 + H2SO4 →	MnSO4 + H2O+>-CO2		B	Not relevant Circuit duty is now strictly blending.
3 3CaCO3 + Fe2(SO4)3 →	Fe2O3 + 3CaSO4 + 3CO2		B	Not relevant Circuit duty is now strictly blending.
4 CaSO4 + 2H2O →	CaSO4,2H2O		B	Not relevant Circuit duty is now strictly blending.
Sizing of recycle line			B	Not relevant Circuit duty is now strictly blending.

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n		Holds, comments, design basis, reference
AREA 1343: PRESSURE OXIDATION

Oxygen requirements:

• utilization	%		A		Actual plant performance between 90 and 92%.
• sulphur oxidation	%		B		Average Expansion 2011 - LOM. Range is 90.9 to 96.0. Calculated value.
• purity	volume %		A		RTTS Metsim Input
• Usage rate	kg O2/kg S-fed		B		BJH

Number of autoclaves
4.2m I.S. diameter			A
5.6m I.S. diameter			A

Autoclave temperature:
• nominal operating	°C		A
• maximum operating	°C		A		Memo: V. Ketcham to C. Sylvester, 12 Sept. 91
• operating range	°C		A

Autoclave pressure:
• nominal operating	kPa.a		A
• maximum operating	kPa.a		A		Memo: V. Ketcham to C. Sylvester, 12 Sept. 91
• oxygen overpressure	kPa		A		Asumes only steam and O2 comprise the vapour space

Autoclave retention time, total	minutes		A		Calculation based on LMC mine schedule (TG168 Float 20050412 1939.xls

Discharge slurry density minimum	%Solids		A		Required to prevent formation of elemental sulphur according to
Sherrit Gordon, based an Sao Bento experience

• Relief valve cold set pressure	kPa.a		A		Nominal oxygen plant supply pressure
• Relief valve over pressure allowance	%		A		Industry practice

Autoclave Agitators
• Number/Autoclave			A	}
• Configuration			A

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n		Holds, comments, design basis, reference
AREA 1343: PRESSURE OXIDATION
			A	}	For Bl(c) the exact configuration and type of agitators to be determined
• Type			A

Preheater:	N		A		Existing

Flashed slurry carryover in flash steam existing system	%		A		LGL Estimate.

Flash Vessels:					Calculated from Sherritt Gordon Vessel
• Total number 4.2m I.S. dia. Clave			A
5.6m I.S. dia. Clave			A
• Vessel gas rise velocity	m		A		Calculation
• Duct design velocity	m		A		Calculation
• New Duct lining			A		AMD Email 16/3/03

• Thickness, rubber	m		A
castable	m		A

Quench Vessel:
• Entry			A
• Lining			A		Two courses lower half, one course above
• Diameter 4.2m I.S. dia. Clave	m		A		Limit pressure drop to l00kPa during catastrophic choke failure
5.6m I.S. dia. Clave	m		B		2 Quench Vessels idnetical to the original
• Temperature, Exit	[o]c		A		AMcD

Scrubber:
• Design gas flow rate normal	m		A		Calculation
(per scrubber) range	m		A		VJK.

• Pressure drop, max	kPa.a		A		Assumption
min	kPa.a		A		Assumption
• Safety Relief Type			A		VJK

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description		Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1343: PRESSURE OXIDATION

• Relief pressure difference		kPa		A	RTTS Recommendation Teleconference June 18, 2004
Flash Tank Recycle to Pre-Ox		m3/h		A	Not used in normal operations. See flash vessel carry over in “Flash Vessel” section above

Chemical reactions occurring in autoclaves

1 2FeS2 + 7O2 + 2H2O	→	2FeSO4 + 2H2SO4		A
2 CuFeS2 + 4O2	→	CuSO4 + FeSO4		A
3 4FeAsS + 13O2 + 6H2O	→	4H3AsO4 + 4FeSO4		A
4 PbS + 2O 2	→	PbSO4		A
5 ZnS + 2O2	→	ZnSO4		A
6 CaCO3 + H2SO4	→	CaSO4 + H2O + CO2		A
7 MnCO3 + H2SO4+ H2O	→	MnSO4 + 2H2O + CO2		A
8 4FeSO4 + 2H2SO4 + O 2	→	2Fe2(SO4)3 + 2H2O		A
9 2H3AsO4 + Fe2(SO4)3	→	2FeAsO4 + 3H2SO4		A
10 PbSO4 + 3Fe2(SO4)3 + 12H2O	→	Pb.Fe6(SO4)4(OH)12 + 6H2SO4		A
11 3A12(SO4)3 + K2SO4 + 12H2O	→	2KA1(SO4)2 + 4Al(OH)3 + 6H2SO4		A
12 3Fe2(SO4)3 + K2SO4 + 12H2O	→	K2.Fe3(SO4)2(OH)6 + 6H2SO4		A
13 3Fe2(SO4)3 + 14H2O	→	H3O.Fe3(SO4)2(OH)6 + 5H2SO4		A
14 Fe2(SO4)3 + 3H2O	→	Fe2O3 + 3H2SO4		A
15 Ca(OH)2.CaO.4SiO2 + 3H2SO4	→	3CaSO4 + 4SiO2 + 4H2O		A
16 Mg(OH)2.2MgO.4SiO2 + 3H2SO4	→	3MgSO4 + 4SiO2 + 4H2O		A
17 4H2SO4 + 2KAlSi3O8	→	A12(SO4)3 + K2SO4 + 6SiO2 + 4H2O		A

Quench water temperature		[o]C		A	Average Londolovit River water temperature of 26[o], plus 2°C pumping heat assumed.

Quench water flow (based on Year 2009)		m3/hr per autoclave		B	Original 1996 design basis 150 m3/h - Doubled for new autoclave.
Quench water flow (based on Year 2009)		m3/hr to choke		B	Original 1996 design basis 40 m3/h - Doubled for new autoclave.

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n		Holds, comments, design basis, reference
AREA 1343: PRESSURE OXIDATION

Residual sulphide in autoclave discharge solids
• Sulphide (S2)%			B		Average Expansion 2011 - LOM. Based on average sulphide oxidation.

Residual concentrations in solution in autoclave discharge (before choke) based on Year 2009
• Fe2+	g/L		B	ü ú ú ú ý ú þ
• Fe3+	g/L		B
• Pb2+	g/L		B
• A13+	g/L		B		2007 Basis.
• H3AsO4	g/L		B
• H2SO4	g/L		B

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1345: WASHING AND NEUTRALISATION

Thickener feed mix tanks:
• mixing efficiency	%		A	Assumed, Conc. in overflow divided by Conc. in underflow
• slurry density:
• maximum solids	%		A	Enviro-Clear recommendation
• minimum solids	%		A	Enviro-Clear recommendation
• nominal retention time	minutes		A	Industry practice
Use existing size tanks

CCD thickeners:
• number of trains			A
• number of stages			A
• thickener type			A
• unit area	m2/t/d		A	Based on clay ore, Enviro-Clear tests at Sherritt Gordon in Nov.88 and tests at Lakefield in Jun. 88
• thickener underflow density	% solids		A	Continuous tests by Sherritt Gordon supported by batch settling tests by Eimco and Enviro-Clear for normal ore
• acid concentration (H2SO4) in No. 2 underflow solution	g/l		A	Preliminary Process Design Criteria, 26 Jul. 88, by Sherritt Gordon. Minimizes lime consumption and probability of viscosity problems

• flocculant type			A

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1348: CONCENTRATE THICKENER

Concentrate Thickener
Type			A
No. thickeners			A	Configure in Stage 2 as two concentrate 2 stage CCD circuits
Underflow Density	% w/w		A
Specific settling area for thickener design	m2/t/h		A	Used for thickener design. Settling rate will be achieved
by varying flocculant dosage.

Flocculant addition rate
max	g/t		A	Based on RTTS Lihir Flotation Concentrate Thickener Sizing
testwork (GAL170 Report No. AR2412, 31/3/2005)
range	g/t		A	Based on RTTS Lihir Flotation Concentrate Thickener Sizing
testwork (GAL170 Report No. AR2412, 31/3/2005)

Chloride in final concentrate:
Water soluble chloride in final concentrate thickener underflow (maximum), solids	g/t		A	To meet requirements for maximum of 50ppm soluble chlorides in autoclave feed.

Concentrate Thickener Feed Tank
Residence Time	minutes		A	AKAU

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1350: CYANIDATION AND ADSORPTION

Neutralisation pre-mix tank:
• number of trains			A
• slurry density	% solids		A	Assumption
• nominal retention time	minutes		A	Assumption

• agitator type			A	Need to discuss with vendor concept of
higher shear impellers.

Neutralisation:
• number of trains			A
• number of stages			A	Memo: V. Ketcham to C. Sylvester, 4 Nov. 91
• slurry density	% solids		A	Based on site meeting held in Feb 2007
• total retention time	h		A	Memo: V. Ketcham to C. Sylvester, 4 Nov.
91 Use existing size tanks?
• agitator type			A

Leach pulp density	% solids		A	From LMC 9th June 2005
Leach-CIL slurry retention time	h		A	From LMC 9th June 2005
No. of Leach-CIL trains			A

No of Leach tanks per train			A
Gold dissolution in leach tank	%		A

No of CIL tanks per train			A
Number of stages, with carbon			A
Trash Screen
• Type			A	Bid analysis M002
• Nominal apperture	mm		A	As per 1996 design

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1350: CYANIDATION AND ADSORPTION
A
Design solution loss	mg/L Au			Based on site meeting held in Feb 2007; previously 0.01

Agitator type			A
Air to leach	Nm3/h/m3 slurry		A	Chimney Creek Design Basis
CIL carbon concentration, min	g/L		A	For advance pump sizing
nominal	g/L		A	Industry practice
Design carbon loading	g/t Au		A
Instantaneous carbon advance rate	t/h		A	Calculation. Using gold production of 954,000 oz/y
(highest production year in LMC mine schedule, TG168
Float 20050412 1939.xls;

Carbon size	mm X mm		A	Industry practice
Carbon interstage screens			A	A. Stojsic, 19 Sept. 91
• Type			A	Bid evaluation M-003. Existing screens are KEMIX
• Nominal aperture	mm		A	Industry practice
• Screen unit capacity	m3/h/m2		A	Existing screen is 80m3/h/m2

Carbon safety screen
• Type			A	Feasibility Report design basis
• Nominal aperture	mm		A	Industry practice

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1360: GOLD RECOVERY AND CARBON REGENERATION

Gold production:
• design Au grade	g/t		B	Expansion (2011) to LOM
• maximum Au grade	g/t		B	Expansion (2011) to LOM
• gold extraction (design)%			A	Memo: V. Ketcham re 2.825 Mt/a plant, 12 Sept. 91. Basis for gold room equipment only

Acid washing of carbon:
• no. of columns			A
• carbon bulk density, dry	t/m3		A
• carbon bulk density, wet drained	t/m3		A	Industry practice
• carbon moisture content wet drained	%		A	Typical value
• carbon density	t/m3		A
• carbon batch size	t		A
• cycle (typical):			A
• fill	h		A	Site recommendation for acid wash cycle
• acid wash	h		A	Site recommendation for acid wash cycle
• drain	h		A	Site recommendation for acid wash cycle
• rinse	h		A	Site recommendation for acid wash cycle
• empty	h		A	Site recommendation for acid wash cycle
• total	h		A
• flow	BV/h		A

Carbon Elution
• No of elution trains			A
• System			A	GD-1,15 Aug l989
• Type - Normal Operation			A	Trade of Study, J.Lammers. Oct. 1991
- Alternate Operation			A
• Column material of construction			A	Better corrosion resistance from possible chloride carryover compared to 304 SS
• Design loaded carbon loading	g Au/t C		A
• Design barren carbon loading	g Au/t C		A	Current Operating
• Maximum planned gold production	oz/a		B	BJH - Based on maximum expansion year

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1360: GOLD RECOVERY AND CARBON REGENERATION

• Loaded Carbon to elution circuit (max)	t/d		A	Calculation. To be updated for new gold design grades

Continuous Elution
• Elution capacity requirement	t carbon/d		A	calculation
• Column capacity (design) - existing max	t/d		A
nom	t/d		A
• Minimum solution superficial velocity	mm/s		A	AARL design criteria for continuous elutior
• Eluant / carbon flowrate	m3/m3		A	1 mm/s Superficial Velocity
• Design allowance for bed expansion	%		A	Safety factor
• Carbon aspect ratio	1/d		A	AARL design criteria
• Operating temperature at column intel	°C		A	From LMC 9th June 2005
• Operating temperature at column discharge,
continuous	°C		A	AARL design criteria for continuous elutior
batch	°C		A
Solution height	m		A	Sufficient to prevent flashing of vapour at an inlet temperature of 115°C at atmospheric pressure
• Pre-Soak Solution Composition	wt% NaOH		A	AARL design criteria for continuous elutior
	wt% NaCN		A	AARL design criteria for continuous elutior

Heat Exchangers
• Type			A
• Heating medium			A
• Steam transport pressure	kPa.g		A	Match power plant boilers output
• Steam transport temperature	°C		A	Steam tables
• Steam operating pressure	kPa.g		A	Saturation pressure at 140°C
• Steam operating temperature	°C		A	Limit for standard HX Gaskets
• Total steam heat value	kJ/kg		A	Steam tables
• HX area design allowance	%		A	Design allowance
• Pre-Soak Solution Inlet Temperature	°C		A	Assumption
• Pre-Soak Solution Outlet Temperature	°C		A	AARL design criteria for continuous elutior
• Pre-Soak HX pressure drop (solution side)	kPa		A	Design allowance
• Eluant Inlet Temperature	°C		A	Nominal filtered water temperature

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1360: GOLD RECOVERY AND CARBON REGENERATION

• Eluant Outlet Temperature	°C		A	From LMC 9th June 2005
• Eluant HX pressure drop	kPa		A	Design allowance

Electrowinning cells:
• number of cells			A	2 lines of 2 cells per line
• cathode material			A
• cell type			A
• total efficiency	%		A	Single pass. Update from site meeting in Fcb 2007
• design pregnant solution tenor	g/t Au		A	Industry practice
• design barren solution tenor	g/t Au		A	Industry practice
• operating temperature	°C		A

Gold Production
• Design Au grade pour schedule	days/fortnight		A	Assumes night shift sludge drying and day shift pouring
• Gold production max	kg/d		A
• Maximum bullion production	kg/pour		A
• Maximum flux requirement	%		A	VJK 25/5/95

Carbon Regeneration (Diesel fired kiln):

• No. of kilns:			A
• Kiln capacity (nominal):	kg/h		A	2007 Base Case and Overall Expansion assumes diesel fired kiln not operating.

• Kiln capacity (design):	kg/h		A	2007 Base Case and Overall Expansion assumes diesel fired kiln not operating
• Regeneration temperature:	°C		A	From LMC 9th June 2005
• Nominal carbon residence time:	min		A	2007 Base Case and Overall Expansion assumes diesel fired kiln not operating
• Operation:			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004
• dewatering screen nominal aperture	mm		A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004
• Availability:	%		A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004
• type of kiln:			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004
• Heat Source			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1360: GOLD RECOVERY AND CARBON REGENERATION

Carbon Regeneration (Electric fired kiln):

• No. of kilns:			A
• Kiln capacity (nominal):	kg/h		A	Site meeting held in Feb 2007 indicates that nominal kiln capacity is approx. 500 kg/h, with maximum of 750 kg/h.

• Kiln capacity (design):	kg/h		A
• Regeneration temperature:	°C		A	From LMC 9th June 2005
• Nominal carbon residence time:	min		A
• Operation:	mm		A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004
• dewatering screen nominal aperture	%		A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01 /2004
• Availability:			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01 /2004

• type of kiln:			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004

• Heat Source			A	Carbon Regeneration Kiln datasheet No. 1426DS001 28/01/2004

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev'n	Holds, comments, design basis, reference
AREA 1392: PLANT AIR SYSTEMS

Plant Air Source, Normal			A
• Nominal flow	Nm3/h		A
• Piping design flow	Nm3/h		A
• Design pressure	kPa.g		A
• Composition			A
• Dew Point	°C		A

Instrument Air Source, Normal			A
• Design flow	Nm3/h		A
• Design pressure	kPa.g		A
• Composition			A
• Dew Point	°C		A

Backup Plant air compressor — Process area:
• gas volume required	Nm3/h		A	Additional plant air for B1(C) expansion can either come from new oxygen plant compressor or independent air compressor.
• design pressure required at end use point	kPa.g		A
• receiver capacity	m3		A
• no. of compressors			A

Backup Instrument air compressor — Process area:
• gas volume required	Nm3/h		A	Additional instrument air for B1(C) expansion can either come from new oxygen plant compressor or independent air compressor
• pressure required at end use point	kPa.g		A
• receiver capacity	m3		A
• receiver pressure rating	kPa		A	20% above operating pressure
• no. of compressors			A
• no. of air dryers			A	For standby when O2 plant is down
• design dew point	°C		A

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1392: PLANT AIR SYSTEMS

Flotation Instrument air compressor:
• gas volume required	Nm3/h		A
• pressure required at end use point	kPa.g		A
• receiver capacity	m3		A	Comprising of 2 x 5m3 receivers (1 for plant air and 1 for instrument air)

• receiver pressure rating	kPa		A	20% above operating pressure
• no. of compressors			A
• no. of air dryers			A
• design dew point	[o]C		A

Leach air compressor
• air volume required	Nm3/h		A	Leach air requirement, standard compressor size
• pressure required	kPa.g		A	Standard supply pressure
• No. of compressors			A

Pre-oxidation air compressor
• air volume required	Nm3/h		A	Pre-oxidation air requirement (criteria)
• pressure required	kPa.g		A	Standard supply pressure
• No. of compressors			A

Mill clutch air compressor (HGO Grinding):

• air volume required	Nm3/h		A	Mill clutch requirement
• pressure required	kPa.g		A	Industry practice
• receiver size	m3		A	Typical (integral unit)
• receiver pressure rating	kPa.g		A	20% above operating pressure
• no. of compressors			A	Plant air provides back-up

Primary Crusher compressor
• air volume required	Nm3/h		A	Sized for operation of two air hoses

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1392: PLANT AIR SYSTEMS

• pressure required	kPa.g		A	Industry practics
• receiver capacity	m3		A	Typical
• no. of compressors			A	No standby

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description		Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1410: MAJOR REAGENT HANDLING AND PREPARATION

Sodium hydroxide

Carbon stripping		kg/t ore		A	50% solution, 15m3 container tanks

Sodium cyanide

Cyanidation & Carbon stripping		kg/t ore		A	Solid eggs 100% NaCN 0.8 - 1.05 t bags, made to 20% solution

Lime, (kiln and slaker)

Lime Silo (original)		t		B
Lime Silo (new)		t		B
Neutralisation		kg/t ore milled		A	Imported Lime (>92.5% CaO). Figure includes HGO SAG mill addition
HGO Grinding		kg/t HGO milled		A	Based on RTTS testwork February 2005
FGO Grinding		kg/t FGO milled		A	Based on RTTS testwork February 2005

Milk of Lime storage capacity		h		B	Maintained existing MOL storage tank (1410-TK101) but added additional slaking capacity.

Existing Lime Slaker	type			A
	capacity	t/h		A
New Lime Slaker	type			A
	capacity	t/h		A
New Lime Slaker	type			B	Identical installation to Flotation Expansion installation
	capacity	t/h		B

MgO

Neutralisation		kg/t milled	Not required	A	Transferred from shipping container to hopper using bob-cat and loader

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n		Holds, comments, design basis, reference
AREA 1410: MAJOR REAGENT HANDLING AND PREPARATION

Hydrochloric acid	kg/t milled		A		30% solution

Flocculant					0.7 t per bag

Grinding thickener
Stage 1	g/t ore		B		New flocculant imixing plant: CIBASC AJW8000T to supply grinding thickening and concentrate thickening
Stage 2	g/t ore		B		New flocculant imixing plant: CIBASC AJW8000T to supply grinding thickening and concentrate thickening

CCD1-1	g/t solids		A	}
CCD1-2	g/t solids		A		2 trains of 2 CCD oxidised residue wash thickeners will have flocculant supplied by the 3 existing CIBASC AJW2000T mix plants.
CCD2-1	g/t solids		B
CCD2-2	g/t solids		B

Concentrate Thickener (range)			A		Based on RTTS setling testwork (GAL170 Lihir Thickener Sizing Feasibility Study, 24/12/04). Dependent on ore blast type and blending strateg)
Stage 1	g/t concentrate		B		New flocculant imixing plant: CIBASC AJW8000T to supply grinding thickening and concentrate thickening

Carbon	kg/t leached		A		1 t bulka bags
SAG mill balls	kg/t milled		A		Shipping container. Update from site meeting in Feb 2007
Ball mill balls	kg/t milled		A		Shipping container. Update from site meeting in Feb 2007

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1560: NEW OXYGEN PLANT NO. 1

Production rate, contained O2	t/d		A	Based on additional 70 t/h oxygen requirement for B1(C) Expansion

Oxygen purity, volume	%		A
Trains	No.		A
Operating air compressors	No.		A
Operating oxygen compressors	No.		A	NB - Depends on the type of plant.
Delivery pressure at O2 plant battery limits	kPa.g		A
Maximum short duration supply pressure	kPa.g		A
Cooling water flow	m3/h		A	Based on information from Linde during 2006 Expansion scoping study.
Cooling (sea water) temperature	[o]C		A
Liquid oxygen storage reserves	h		A
Liquid nitrogen storage	t		A
On-stream factor, minimum	%		A
Nominal turndown without venting	%		A	NB - Depends on the type of plant.

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description		Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1610: TAILINGS COLLECTION SYSTEM

Cyanide Detoxification

Cyanide Detoxification Tank
• number of trains				A	B1(c) will install a second identical detox circuit.
• nominal retention time		minutes		A	VJK Memo 26 October 1995
• NaCN Concentration in CIL Tails		%		A	Lihir Project final environmental plan, Appendix 23, Attachment B.

Cyanide Detoxification Tank scrubber
• Type				A
• Reagent				A
• Design HCN in feed gas		ppm		A	Calculation 1300-B-237
• Exit gas HCN cone	design	ppm		A
	maximum	ppm		A
• Gas Flowrate		m3/h		A	Calculation 1300-B-237

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description	Units	Value	Rev’n		Holds, comments, design basis, reference
AREA 1620: TAILINGS DISPOSAL SYSTEM

• Tailings flow rate	m3/h		B	}	Includes sea water cooling water from oxygen plant and power station.
• Oxygen Plant Cooling Water	m3/h		B
• Power Plant Cooling Water	m3/h		B		All values from 0701-902-0A-S-MB Upgrade Case
• Density	t/m3		B
• Temperature	°C		B
• Diameter of tailings pipe	mm		A		Nominal outside diameter
• Depth of outfall below sea level	m		A		Report by Rescan, Jan. 92

AREA 1621: TAILINGS DISPOSAL SYSTEM

• Tailings flow rate	m3/h		B	}	Includes sea water cooling water from oxygen plant and power station.
• Oxygen Plant Cooling Water	m3/h		B
• Power Plant Cooling Water	m3/h		B		All values from 0701-902-0A-S-MB Upgrade Case
• Density	t/m3		B
• Temperature	°C		B
• Diameter of tailings pipe	mm		A		Nominal outside diameter

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description		Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1711: POWER GENERATION

Connected HFO generators
	total	no.			TBA generators at 6.32 MW rating, 11 maximum online at any anytime due to busbar capacity
	offline	no.			For maintenance etc.
	per gen set	MW			Sets derated to 5.8 MW each
Cooling water	per gen set	m3/h

Geothermal power generation		MW			B1(c) expansion includes an additional 40 MW of geothermal power generation.
Cooling water		m3/h
Maximum available generation:		MW			10 generators de-rated to 5.8 MW + 56 MW of geothermal power
Power generation required:		MW			From 11186-20-B0801 and 11186-20-B0802 (2007 Base Case and 2007 Expansion Case equipment lists)
Generator driver
• Fuel					Economics/current diesel engine operating capabilities
• HFO Fuel consumption		g/kWh			2007 plan fuel consumption
Generating voltage		kV			Per IEC 298 and Australian standards
Distribution voltage		kV			Common voltage to both generators and major loads
Plant availability		%			Required to maintain process plant operation

Cooling Water Source					Economics

Exhaust gas stacks		m			Minimize environmental impact

Steam demand 1,040 kPa saturated:
• oil heating		t/h			DJB Design Review, June 1996
• soot blowing		t/h			Wartsila; 2mm per boiler per day

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Description		Units	Value	Rev’n	Holds, comments, design basis, reference
AREA 1711: POWER GENERATION

• elution heat exchangers	- continuous	t/h			Carbon stripping requirement, existing and new circuit, Email from LMC on 18/8/05
	- batch	t/h			Pre-soak 30 min in 12h, existing and new circuit
• kiln oil heating		t/h			Elution 210 min in 12b, existing and new circuit Tank heat loss
• 02 plants mol sieve reactivation		t/h			Linde and Praxair plants; 30 min ea. 2h
• 02 plants LOX Ejector		t/h			Linde, intermittent
• 02 plant LOX vapouriser		t/h			Linde; 8h LOX vapourisation

Steam demand 3,000 kPa.g saturated:
• autoclave preheat		t/h			Allow for either 2 x 4.2m autoclaves or 1 x 5.6m autoclave to be heated up similtaneously, Intermittent duty
• steam output:
- waste-heat boilers, per unit		t/h			Wartsila; waste heat boilers on 7 generators only.
- waste-heat boilers, total available steam production		t/h
- auxiliary boilers, total		t/h			Wartsila; intermittent use only

Make up Water requirements		m3/h			Based upon autoclave heating and batch elution at 24 t/d
Type			Dual bed demineraliser		Industry Standard
Water quality requirements					Typical for high pressure boilers operating at 3,000 kPa
• Iron as Fe		mg/L	0.05
• Copper as Cu		mg/L	0.025
• Hardness as CaCo3		mg/L	0.3
• Total Alkalinity as CaCo3		mg/L	40
• Silica as Sio2		mg/L	4.5
• Non-volatile TOC as C		mg/L	1.0
• pH			7 - 10.5

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION
SLURRY VISCOSITY MEASUREMENT DATA

	SHEAR STRESS * (Pa)
		THICKENED	UNTHICKENED	THICKENED	NEUTRALISED
SHEAR RATE	CYCLONE	AUTOCLAVE	AUTOCLAVE	AUTOCLAVE	CIL SLURRY AT
(SEC1)	OVERFLOW	FEED	DISCHARGE	DISCHARGE	-30% SOLIDS
9	≤2	7.4	1.9	~ 7.5	3.5
18	≤2	7.5	1.3	~ 7.5	3.2
27	≤2	7.7	1.3	~ 7.5	3.3
36	≤2	7.8	1.2	~ 7.5	3.5
54	≤2	8.1	1.2	~ 7.5	3.5
72	≤2	8.3	1.2	~ 7.5	3.6
90	≤2	8.6	1.2	~ 7.5	3.7

*	Data based on Alberta Research Council Tests as follows:

Cyclone Overflow:	MMC-5AB composite at 45% solids yielded ~ 2.5Pa, actual density will be lower, 2 Pa is a safe value
Thickened Clave Feed:	MMC-5AB composite, 55% solids
Unthickened Clave Discharge:	MMC-5AB composite, 36% solids, 67°C
Thickened Clave Discharge:	No test data available, assume viscosity similar to thickened clave feed but at lower density of 50% solids
CIL:	MMS-5A composite, limed to pH 10.5, 32.5% solids

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

					Estimated pinion shaft power, kWh/t
					Net Required(1)
		Bond work index			SAG			Corrected (2)
Rev	Ore Type	Crushing	Rod mill	Ball mill	mill	Ball mill	TOTAL	SAG mill	TOTAL
0	MAA	7.0	10.94	6.74	4.50	4.66	9.16	5.40	10.06
0	MA	—	8.18	4.64	—	—	—	—	—
0	MCS	6.7	16.58	13.48	7.73	9.33	17.06	9.28	18.61	9.276
0	MSC	11.1	18.01	14.81	8.94	10.25	19.19	10.73	20.98	10.728
0	MSBX	7.6	18.67	18.67	9.76	12.94	22.70	11.71	24.65	11.712
0	MQS	8.8	16.13	14.81	7.90	10.25	18.15	9.48	19.73	9.48
0	MBS	11.1	16.58	16.35	9.60	11.31	20.91	11.52	22.83	11.52
0	MAHS	7.5	14.48	19.56	7.91	13.53	21.44	9.49	23.02	9.492
0	LAA	5.5	12.00	12.60	5.56	9.61	15.17	6.67	16.28	6.672
0	LA	5.5	10.80	13.90	5.71	8.72	14.43	6.85	15.57	6.852
0	LOPZ	—	9.90	11.90	4.97	8.23	13.20	5.96	14.19	5.964
0	LBZ	8.7	17.40	19.20	9.21	13.28	22.49	11.05	24.33	11.052
0	LAHS	7.5	15.50	18.50	8.16	12.80	20.96	9.97	22.59	9.792

(1)	SAG Mill discharge = 80% passing, 1,200 microns

(2)	SAG Mill safety factor 1.2

Process Design Criteria 0701-901-0B-S-PDC Expansion
LIHIR GOLD LIMITED
EXPANSION PORTION

Table 2.	Ore Hardness Parameters from 2004 JKTech grinding Survey Project (estimated values shown in italics)

						BMWI	UCS
Ore	Source	A	b	A*b	ta	kWh/t	(MPa)
20.4.04 Survey	Minifie	61.4	0.91	56	0.54	16.4	126
20.4.04 Vein Quartz	Minifie	77.9	0.63	49	0.38	20.4	194
20.4.04 Pebble Crusher Feed	Minifie	80	0.55	44	0.33	22.5	239
Soft Blast	Lienetz	62	3.06	190	1.25	9.9	17
Medium Blast	Lienetz	66.1	1.65	109	0.58	16.9	43
Hard Blast	Lienetz	72.4	1.43	104	0.66	15.2	51
Note: Lowest A*b is hardest

APPENDIX A
Battery Limit Review
MOPU POX Area Design Scope of Work
FEED
X-primary responsibility
I- Input
R-Review
TBD-To Be Determined

		Third Part	Eng	Elec.
Discipline	Item	Consultant	Con.	Con.	LGL	Notes
1. Process	1.1 Review of Feasibility Study PDC and HMB
1.2 Review of other Feasibility Study Reports
1.3 Review of performance requirements
1.4 Identification of critical plant parameters
1.5 Review of utilities supplies
1.6 Review of goals
1.7 Update of PDc and HMB
1.9 Review and Update PFDs
1.10 Develop control philosophy
1.11 List of Ties Ins
1.12 Preliminary Instrument List
1.13 Attend HAZOP

2. Risk Assessment

3. Piping Design	3.1 Develop pipe Spec
3.2 Review existing model and revise major pipe routes as required
3.3 Hydraulics of Major lines
	3.4 Piping layouts and isos					If 3D model in progressed isos would be taken from model, no hand sketching would be required.
3.5 Piping MTOs for project control estimate
3.6 Tie In Lists
3.7 Valve List

		Third Part	Eng	Elec.
Discipline	Item	Consultant	Con.	Con.	LGL	Notes
3.8 Data sheets for valves
	3.9 Complete design of critical pipes					Need to define this better
	3.10 Non-standard pipe supports					Need to define this better

4. Mechanical Design	4.1 Review design criteria
	4.2 Develop “non standard” specs.					Need to define this better
	4.3 Review existing plant layouts					Covered above with piping layout review
	4.4 Layout drawings					Within 3D model development
	4.5 “Block Model”					Within 3D model development
	4.6 Revise equipment list					Equipment already specified will be provided.
	4.7 Revise specifications					Equipment already specified will be provided.
4.8 Identify items not consistent with budget

5. Civils	5.1 Review of standards

6. Structural Steel	6.1 Review of design criteria
6.2 Preliminary structural design
6.3 3D modeling

7. Project Scheduling	7.1 Develop project schedule
	7.2 Long lead items					Primarily a procurement activity
	7.3 Critical Tie Ins					Must be co-ordinate with operations

8. Others	8.1 MTO for long lead piping
8.2 Instrument data sheets

Detailed Design
X-primary responsibility
I-Input
R-Review
TBX-to be determined

		Third Part	Eng	Elec.
Discipline	Item	Consultant	Con.	Con.	LGL	Notes
1. Process	1.1 Commissioning plant and procedures
1.2 Safety Plan

2. Concrete	2.1 Grouting spec
2.2 Surface Protection spec
2.3 Construction drawings

3. Structural Design	3.1 Model Review

4. Piping Design	3.1 Model reviews
3.2 Piping Design

5. Mechanical Design	4.1 Detailed design
4.2 Bid evaluation
	4.3 review existing plant layouts					Model reviews
4.4 Review of construction drawings
	4.5 “Block Model”					Model reviews
4.6 QA program
4.7 Final equipment list

6. Others	8.1 Final mass balance
	8.2 PFDs					Mark ups only by Eng Cons.
	8.3 PIDs					Mark ups only by Eng Cons.
8.4 Control narrative
8.5 Final valve, instrumentation and tie in lists

VARIATION ORDER - APPENDIX 3/A

Consultant	Agreement No:
Variation No	Date:
The Agreement is hereby varied as follows:

Item No	Details	Additions	Deductions

TOTALS
NET ADJUSTMENT
YOU ARE HEREBY AUTHORIZED TO PROCEED WITH THE VARIATION DETAILED ABOVE.

Signed	Date:
(LSA)
CONTRACT RECONCILIATION (LSA use only)

DETAILS	AMOUNT
Original Estimated Cost as per Consultants Budget
Total Adjustments for Prior Contract Variations
Net Adjustment this Contract Variation
Total Adjustments for Contract Variations to Date
REVISED ESTIMATED COST

APPENDIX 3
PROJECT BASE LINE SCHEDULE
MOP-0011 Consolidated Contract

APPENDIX 4
REPORTS
CONTENTS
▪	ACTUAL & FORECAST MANNING PLAN

▪	CHART — BUDGET VS ACTUAL VS FORECAST & COST

▪	DRAFTING — DESIGN HOUR SUMMARY BY CONRACT PACKAGE

▪	MONTHLY REPORT

▪	TAX INVOICE
MOP-0011 Consolidated Contract

Lycopodium Engineering		Project No:
Pty Ltd	Design Hour Summary by Contract Package — Detailed	Page: 1
Week Ending: 30/08/2008

000AS Site / Standards

000-A-012	A	Standard Details, Leaching Drains
000-A-013	A	Standard Details, Septic Tank and Splitter Box, Details
320-A-005	A	Plant Area, Utilities and Services, Sewage Layout Plan - Sheet 5 of 6
320-A-006	A	Plant Area, Utilities and Services, Sewage Layout Plan - Sheet 6 of 6

Count 4

000C Site / Standards

000-C-001	1	Standards - Typical Concrete Details Sheet 1 of 4
000-C-002	2	Standards - Typical Concrete Details Sheet 2 of 4
000-C-003	1	Standards - Typical Concrete Details Sheet 3 of 4
000-C-004	0	Standards - Typical Concrete Details Sheet 4 of 4
000-C-005	0	Standards - Typical Civil Details Sheet 1 of 4
000-C-006	0	Standards - Typical Civil Details Sheet 2 of 4
000-C-007	0	Standards - Typical Civil Details Sheet 3 of 4
000-C-008		C A N C E L L E D Typical Concrete Blockwork Details Sht 1 of 2
000-C-009		C A N C E L L E D Typical Concrete Blockwork Details Sht 2 of 2
000-C-010	0	Standards - Transformer & Switchroom Concrete Typical Details
000-C-011	0	Standards - Typical Civil Details Sheet 4 of 4
000-C-012	0	Standards - Typical Concrete Details Sump Details
000-C-014	0	Standards - Ring Beam Drainage Arrangement and Details
000-C-016	0	Standards - Septic Pit & Leach Drain Arrangement & Details
000-C-017	0	Standards - Oil Trap Sump Typical Details
000-C-018	0	Standards - Typical 650 Dia Culvert and Headwall Arrangement and Details
000-C-019	0	Standards - Electrical Kiosk Footing Plan and Details
000-C-020	A	Drains - Standard Details Sht 1 of 2
000-C-021	A	Drains - Standard Details Sht 2 of 2

Count 19

000D Site / Standards

000-S-001	0	Standards - Structural Connections Typical Details Sheet 1 of 2
000-S-002	0	Standards - Structural Connections Typical Details Sheet 2 of 2
000-S-003	0	Standards - Stairway - Channel Stringers Typical Details
000-S-004	0	Standards - Handrailing - Angle System Typical Details
000-S-005	0	Standards - Ladders Typical Details
000-S-006	0	Standards - Floor & Monorail Details
000-S-010	0	Standards - Conveyor Structural Details Sheet 1 of 3
000-S-011	0	Standards - Conveyor Structural Details Sheet 2 of 3
000-S-012	0	Standards - Conveyor Structural Details Sheet 3 of 3
000-S-013	0	Standards - Typical Cladding Details Sheet 1 of 2
000-S-014	0	Standards - Typical Cladding Details Sheet 2 of 2
000-S-015	0	Standards - Security Fencing (1.8M High) Typical Detail
000-S-017	0	Standards - Circular & Rectangular Platforms Arrangement & Details
000-S-018	0	Standards - Structural Miscellaneous Details Typical Details
000-S-021	0	Standards - Transformer and Switchroom Fencing Typical Details
000-S-022	0	Standards - Culvert Under Fence Security Grills Details
000-S-023	0	Plant Site Stock Fencing Arrangement & Details
000-S-026	0	Standards - Switch Room Steelwork Details
000-S-028	0	Standards - Typical Valve Pit Cover Details

Lycopodium Engineering		Project No:
Pty Ltd	Design Hour Summary by Contract Package — Detailed	Page: 2
Week Ending: 30/08/2008

000D Site / Standards

000-S-101	0	Standards - JIS Steelwork Structural Connections - Typical Details Sheet 1 of
000-S-102	0	Standards - JIS Steelwork Structural Connections - Typical Details Sheet 2 of
000-S-103	1	Standards - JIS Steelwork Stairway - Channel Stringers Typical Details
000-S-104	0	Standards - JIS Steelwork Handrailing - Angle System Typical Details
000-S-105	0	Standards - JIS Steelwork Ladders - Typical Details
000-S-106	0	Standards - JIS Steelwork Floor & Monorail Details
000-S-110	0	Standards - JIS Steelwork Conveyor Structural Details Sheet 1 of 3
000-S-111	0	Standards - JIS Steelwork Conveyor Structural Details Sheet 2 of 3
000-S-112	0	Standards - JIS Steelwork Conveyor Structural Details Sheet 3 of 3
000-S-113	0	Standards - JIS Steelwork Typical Cladding Details Sheet 1 of 2
000-S-114	0	Standards - JIS Steelwork Typical Cladding Details Sheet 2 of 2
000-S-115	0	Standards - JIS Steelwork Security Fencing (1.8M High) Typical Detail
000-S-117	0	Standards - JIS Steelwork Circular & Rectangular Platforms Arrangement & D
000-S-118	0	Standards - JIS Steelwork Structural Miscellaneous Details - Typical Details
000-S-121	0	Standards - JIS Steelwork Transformer and Switchroom Fencing - Typical De
000-S-122	0	Standards -JIS Steelwork Culvert Under Fence Security Grills Details
000-S-123	0	Plant Site Stock Fencing - JIS Steelwork Arrangement & Details
000-S-126	0	Standards - JIS Steelwork Switchroom Steelwork Details
000-S-128	0	Standards - JIS Steelwork Typical Valve Pit Cover Details
000-S-129	1	Standards - JIS Steelwork Structural Sections

Count 39

OOOF Site / Standards

000-M-001	2	Standards - Tank Appurtenances Typ Details Sheet 1 of 3
000-M-002	1	Standards - Tank Appurtenances Typ Details Sheet 2 of 3
000-M-003	2	Standards - Tank Appurtenances Typ Details Sheet 3 of 3
000-M-004	1	Standards - Tank - Pump Suctions Typical Arrangement and Details
000-M-OO5	0	Standards - Compartment Hopper Pump Suction Arrangement and Details
000-M-006	2	Standards - Sump Pump Support Frame Arrangement and Details
000-M-008	0	Standards - Sump Pump Lifting Frame Arrangement and Details
000-M-009	0	Standards - Miscellaneous Screens Details
000-M-010	0	Standards - Miscellaneous Items Details
000-M-011	0	Standards - Conveyor Pulley Schedule Flat Pulley Details
000-M-013	0	Standards - Conveyor Bearing Bases & Inspection Doors Arrangement and D
000-M-014	0	Standards - Typical Skirt Arrangement and Details
000-M-015	0	Standards - Typical Skirt With Dust Collectors Arrangement and Details
000-M-016	0	Standards - Typ Suspended Conveyor & Skirt Support Arrangement and Deta
000-M-017	0	Standards - Conveyor Typical Tail Frames Arrangement and Details
000-M-018	0	Standards - Conveyor Typical Tail Take-Up Frames Arrangement and Details
000-M-024	0	Standards - Conveyor Typical Return Belt Plough Arrangement and Details
000-M-026	0	Standards - Typical Conveyor Stringer Assembly Arrangement
000-M-027	0	Standards - Conveyor Miscellaneous Items Details
000-M-028	0	Standards - Conveyor Tail End Typ Guards Arrangement and Details
000-M-029	0	Standards - Conveyor Belt Pulley Guards Arrangement and Details
000-M-031	0	Standards - Conveyor Guards Details
000-M-032	0	Standards - Conveyor Zero Speed & Belt Weigher Tacho Details
000-M-033	0	Standards - Conveyor Belt Rlp Detector Details
000-M-034	0	Standards - Conveyor Pull Wire & Drift Switch Details
000-M-036	0	Standards - Miscellaneous Items Details
Report Printed on: 03/09/2008

Lycopodium Engineering		Project No:
Pty Ltd	Design Hour Summary by Contract Package — Detailed	Page: 3
Week Ending: 30/08/2008

000F Site / Standards

000-M-049	0	Standards - Tank Structural Mounting & Miscellaneous Details
000-M-051	1	Standards Miscellaneous Launder Details

Count 28

000G Site / Standards

000-P-101	A	Piping Supports Sheet 1 of 3
000D-P-102	A	Piping Supports Sheet 2 of 3
000-P-103	A	Piping Supports Sheet 3 of 3
000-P-104	A	Piping Standards, Standard Poly Spools Details
000D-P-105	A	Piping Standards, Standard Rubber Lined Spools Details
000-P-106		‘Standards’ Vibrating Screen Spray Bar Support Fra
000-P-107		Piping Standards
000-P-108		Piping Standards
000-P-109		Piping Standards
000-P-110		Piping Standards
000-P-111		Piping Standards
000-P-112		Piping Standards
000-P-113		Piping Standards
000-P-114		Piping Standards
000-P-150		‘Standards, Miscellaneous Piping Details’

Count 15

000H Site / Standards

000-E-001	0	Electrical Standards Single Line & Schematic Diagrams Standard Symbols Sh
000-E-002	0	Electrical Standards Single Line & Schematic Diagrams Standard Symbols Sh
000-E-003	0	Electrical Standards General Arrangements & Layouts Standards Symbols
000-E-004	0	Electrical Standards, Standard Installation Details, Sheet 1
000-E-005	0	Electrical Standards, Standard Installation Details, Sheet 2
000-E-006	0	Electrical Standards, Standard Installation Details, Sheet 3
000-E-007	0	Electrical Standards, Standard Installation Details, Sheet 4
000-E-008	0	Electrical Standards, Standard Installation Details, Sheet 5
000-E-009	0	Electrical Standards, Standard Installation Details, Sheet 6
000-E-010	0	Electrical Standards, Standard Installation Details, Sheet 7
000-E-011	0	Electrical Standards, Standard Installation Details, Sheet 8
000-E-012	0	Electrical Standards, Standard Installation Details, Sheet 9
000-E-013	0	Electrical Standards, Standard Installation Details, Sheet 10
000-E-014	0	Electrical Standards, Standard Installation Details, Sheet 11
000-E-015	0	Electrical Standards - Standard Installation Details Label Details
000-E-020	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-021	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-022	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-023	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-024	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-025	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-026	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-027	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-028	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail
000-E-029	0	Electrical Standards - 33kV Overhead Power Reticulation - Typical Pole Detail

<CLIENT LOGO>
<CLIENT NAME>
<PROJECT NAME>
MONTHLY REPORT NO 3
3010-MR-003
June 2008
Prepared By:
Lycopodium Engineering
Rev: 0

0	04/07/08	ISSUED FOR INFORMATION	AC	STC

REV NO.	DATE	DESCRIPTION OF REVISION	BY	APPROVED

<PROJECT NAME>
MONTHLY REPORT NO 3
3010-MR-003

		Page
1.0	EXECUTIVE SUMMARY	1.1
	1.1 General	1.1
	1.2 Safety	1.1
	1.3 Schedule	1.1
	1.4 Engineering and Drafting	1.1
	1.5 Procurement	1.2
	1.6 Construction	1.2
	1.7 Project Costs	1.2

2.0	SAFETY, ENVIRONMENT AND COMMUNITY RELATIONS	2.1
	2.1 General	2.1
	2.2 Environmental	2.1
	2.3 Community Relations	2.1

3.0	ENGINEERING AND DRAFTING	3.1
	3.1 General	3.1
	3.2 Process	3.1
	3.3 Mechanical / Piping	3.1
	3.4 Civil / Structural	3.2
	3.5 Electrical / Instrumentation / Control	3.3
	3.6 Areas of Concern	3.4

4.0	PROCUREMENT AND CONTRACTS	4.1
	4.1 Summary	4.1
	4.2 Status	4.1
	4.3 Expediting	4.2
	4.4 Supplier Issues	4.2
	4.4.1 5028 — Strip Solution Heater — Thermal Electric Elements	4.2
	4.5 Areas of Concern	4.2

5.0	CONSTRUCTION	5.1
	5.1 Overview	5.1

6.0	PROJECT SCHEDULE	6.1
	6.1 Summary	6.1
	6.2 Schedule Concerns	6.1

7.0	COST CONTROL	7.1
	7.1 Summary	7.1
	7.2 Commitments	7.2
	7.3 Payments	7.2
	7.4 Change Notifications	7.2
	7.5 EPCM Costs	7.3
	7.6 EPCM Payments	7.4

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
3010-MR-003

		Page
TABLES
Table 1.1	Key Milestone Dates	1.1
Table 1.2	Overall Project Costs (USD)	1.2
Table 2.1	Safety Statistics	2.1
Table 4.1	Packages Awarded	4.1
Table 4.2	Tender Packages Outstanding	4.1
Table 6.1	Key Milestone Dates	6.1
Table 7.1	Overall Project Costs (USD)	7.1
Table 7.2	Commitment Status at End of Period (USD)	7.2
Table 7.3	Change Notices (USD)	7.2
Table 7.4	EPCM Costs (USD)	7.3
Table 7.5	EPCM Manhours	7.3

APPENDICES
Appendix 2.1	Safety Statistics
Appendix 4.1	Tender Tracking Report
Appendix 4.2	Equipment Delivery Schedule
Appendix 5.1	Site Photographs
Appendix 6.1	Summary Schedule
Appendix 6.2	Detailed Schedule
Appendix 7.1	Cost Report
Appendix 7.2	Commitment Register
Appendix 7.3	Invoice Register
Appendix 7.4	Trend Register
List of Abbreviations used in this Document

Equipment Quotation Request	EQR
Lost Time Injury Frequency Rate	LTIFR
Lycopodium Engineering Queensland Pty Ltd	Lycopodium
Medical Treatment Injury Frequency Rate	MTIFR
Pipe and Instrument Diagram	P&ID
Process Flow Diagram	PFD

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 1.0
EXECUTIVE SUMMARY

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 1.1
MONTHLY REPORT NO 3
1.0	EXECUTIVE SUMMARY

1.1	General
This report covers the month of June from 1st June 2008 to 28th June 2008.
1.2	Safety

No project personnel have yet mobilised to site.

Safety statistics for the project are summarised as follows:

Total manhours for this period

Total manhours for the project to date

LTIFR for the project to date	0
1.3	Schedule
Table 1.1 Key Milestone Dates

	Current Target	Forecast / Actual
Milestone	Date	Date
EPCM Contract Award	07/01/2008	07/01/2008	(A)
Commence Site Works	14/08/2009	20/09/2009	(F)
Practical Completion	10/03/2009	20/04/2009	(F)
First Ore into New Mill	17/03/2009	27/04/2009	(F)
The forecast date for first ore into the new mill remains 27th April 2009.
Practical completion date has been brought back from 15th May to 20th April 2009 due to the staged manufacture and delivery of the intertank screens.
1.4	Engineering and Drafting
Information has been provided to client regarding some scope reduction options to reduce the capital cost. Design is proceeding based on the currently approved scope.
Detailed design and production of AFC drawings is underway for all disciplines at present.
Client approval of the control philosophy and P&IDs prepared for the crushing plant remains outstanding.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 1.2
MONTHLY REPORT NO 3
1.5	Procurement
A majority of equipment orders have now been awarded and the remaining equipment items are either issued for tender or under evaluation.
Tenders for steelwork fabrication, platework fabrication and site erected tanks have been issued this period.
1.6	Construction
Key Lycopodium construction personnel have been identified for the project. Lycopodium construction personnel are expected to mobilise in September 2008.
1.7	Project Costs
Current project cost status is summarised in Table 1.2 below.
Table 1.2 Overall Project Costs (USD)

	Current	Commitments	Commitments	Current	Budget
Area	Budget (1)	This Period	To Date	Forecast	Variance
Lycopodium Controlled Costs

CLIENT Controlled Costs		unknown	unknown

Total Project Costs

Notes:

1.	The budget has been set at the value of the capital estimate sent to CLIENT in June and includes costs controlled by Lycopodium and costs controlled by CLIENT. This is yet to be approved by CLIENT as the baseline budget for the project.

2.	The current forecast for the CLIENT controlled costs has been set at the current budget value in the absence of any better information.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 2.0
SAFETY, ENVIRONMENT AND COMMUNITY RELATIONS

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 2.1
MONTHLY REPORT NO 3
2.0	SAFETY, ENVIRONMENT AND COMMUNITY RELATIONS

2.1	General
No project personnel have yet mobilised to site.
Table 2.1 below summarises manhours worked on the project during the reporting period. Detailed Safety Statistics for the Project will be provided in Appendix 2.1 once site works commence.
Table 2.1      Safety Statistics

											Combined Frequency
			LTI’s		MTI’s		LTIFR		MTIFR		Rate
	Hours			Project		Project		Project		Project		Project
	This	Project To	This	To	This	To	This	To	This	To	This	To
Company	Period	Date	Period	Date	Period	Date	Period	Date	Period	Date	Period	Date

Lycopodium Home Office	2,716	13,535	0	0	0	0	0	0	0	0	0	0
Lycopodium On-Site	0	0	0	0	0	0	0	0	0	0	0	0
Contractor	0	0	0	0	0	0	0	0	0	0	0	0

Total	2,716	13,535	0	0	0	0	0	0	0	0	0	0

The EPCM HSEC Management Plan is being developed.
2.2	Environmental
No environmental incidents occurred during the period.
2.3	Community Relations
Nil to report.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 3.0
ENGINEERING AND DRAFTING

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 3.1
MONTHLY REPORT NO 3
3.0	ENGINEERING AND DRAFTING

3.1	General
As part of the preparation of the capital estimate and control budget for the plant, CLIENT requested Lycopodium to investigate several scope reduction options that would reduce the overall capital cost. These options basically included reducing the CIL residence time by not installing additional tanks, and reducing the overall plant throughput.
A report on these options and their impact upon capital cost and plant recovery was prepared and issued to CLIENT for consideration.
The design and procurement for items that could be affected by these changes is already well advanced, and CLIENT have requested Lycopodium proceed with the current design scope.
An indicative capital cost for the installation of a gyratory crusher in front of the existing jaw crusher to handle oversize was issued to CLIENT for information. No further action is required from Lycopodium on this issue at this point in time.
3.2	Process
Approval of the following key design documents remains outstanding from CLIENT:
•	3010-PDC-001 Rev D — Process Design Criteria

•	3010-PCP-001 Rev B — Process Control Philosophy (entire plant)

•	3010-PCP-003 Rev A — Process Control Philosophy — Three Stage Crushing Circuit

•	Crushing Area P&IDs:
o	3010-P-1002 Rev F

o	3010-P-1025 Rev D

o	3010-P-1026 Rev D
Detailed design is proceeding based on these key documents, but formal review and approval from CLIENT would be appreciated. CLIENT approval is particularly necessary for the crushing circuit control philosophy and P&IDs for which Lycopodium do not have any process design responsibility.
P&IDs for the entire project have been updated during the period to include instrument numbers. These are being progressively revised as vendor data is received.
Revision C of the control philosophy for the elution circuit is being prepared to incorporate issues discussed with CLIENT at the HAZOP and will be issued during July.
3.3	Mechanical / Piping
Revision E of the Equipment List has been issued and was the basis of the capital estimate. Revision F is currently being updated to include drawing numbers for platework items and to incorporate vendor information as received.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 3.2
MONTHLY REPORT NO 3
Area arrangements have been completed and issued to CLIENT for the following areas:
•	Strip Solution Area

•	Air Services
Detailed design is commencing in the above areas along with the previously completed areas below.
•	Thickener / Trash Screen Area

•	Carbon Safety Screen Area

•	New milling area

•	CIL area

•	Gold room

•	Reagents area
Area arrangements are still to be issued for the following areas:
•	Elution column area

•	Leach / CIL Front End

•	Crushing dust collection layout (pending information for JIP)

•	Revised overall plant layout (ongoing)
Platework drawings have been issued for tender. Drawings issued with the invitation to tender accounted for about 80% of the estimated total platework fabrication requirements. The remainder of the platework drawings will be issued to the preferred fabricator once selected.
Detailed platework design is underway for all areas.
Detailed piping design has commenced. Rubber lined piping tender was issued without drawings. AFC drawings for rubber lined piping forecast to be complete in the month of July.
Tie-in list Revision B was issued in June.
The preparation of the special piping items list has commenced.
3.4	Civil / Structural
The invitation to tender for civil works is being prepared. This will be based on a schedule of unit rates with indicative drawings.
AFC concrete drawings will be available for issue to the successful civil contractor. Current forecast for issue of AFC concrete drawings is:
•	Crusher Dust Collector — TBA

•	Mill Area — Bne — AFC due 21/07

•	Leach Tank — Bne — AFC due 21/07

•	New CIL Tanks — Manila — AFC due 14/07

•	Thickener Area — Manila — AFC due 14/07

•	Carbon Safety Screen Area — Manila — AFC due 14/07

•	Gold Room — TBA

•	Elution Column — Bne — AFC due 14/07

•	Stripping Area — Manila — AFC due 28/07

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 3.3
MONTHLY REPORT NO 3
•	Reagents Area — Manila — AFC due 07/07

•	Air Services — TBA

•	Water Services — TBA

•	Pipe Racks — Bne — AFC due 28/07

•	MCC’s — Bne — AFC due 28/07

•	HV Switchroom — Bne — AFC due 28/07
The invitation to tender for structural steel fabrication has been issued based on a schedule of unit rates.
AFC steelwork drawings will be available for issue to the successful civil contractor. Current forecast for issue of AFC steelwork drawings is:
•	Crusher Ductwork Supports — TBA

•	Mill Area — Manila — AFC due 14/07

•	Leach Tank — Bne — AFC due 14/07

•	New CIL Tanks — Manila —AFC due 14/07

•	Existing CIL Tank Mods — Bne —AFC due 14/07

•	Carbon Recovery Screen Area — Bne —AFC due 18/07

•	Carbon Safety Screen Area — Bne — AFC due 14/07

•	Gold Room — Bne — AFC due 07/07

•	Elution Column — Bne — AFC due 14/07

•	Stripping Area — Manila — AFC due 28/07

•	Reagents Area — Bne — AFC due 07/07

•	Air Services — TBA

•	Pipe Racks — Bne — AFC due 28/07
3.5	Electrical / Instrumentation / Control
Single line Drawings AFC for the entire plant are underway and will be complete in July for issue to the MCC supplier.
MCC tender was issued, received, evaluated and recommended for award during this reporting period.
A load study evaluating the ability to start the large loads within the expanded plant has been completed and issued to CLIENT. This indicates that the voltage drop when starting the new mill is only just within acceptable limits.
CLIENT have purchased a 10.8MW diesel power station. Lycopodium is awaiting confirmation from CLIENT regarding the requirement to complete a load study to incorporate this power station.
HV switchboards specification was revised and re-issued. Tenders have been received and are being evaluated.
A list of HV and VSD cables has been prepared ready for issue for tender.
Schematic drawings have commenced and will be ready for issue to the MCC supplier in line with their fabrication schedule.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 3.4
MONTHLY REPORT NO 3
Preparation of the plant instrument list has commenced.
Drawings are complete for the migration of the crushing control system to SCADA and are being checked.
3.6	Areas of Concern
Should CLIENT decide to change the scope of the existing design (such as eliminating one or more CIL tanks), this may require significant amounts of design rework and has the potential to impact upon purchase orders for items currently under fabrication by vendors.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 3.1
MONTHLY REPORT NO 3
SECTION 4.0
PROCUREMENT AND EXPEDITING

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 4.1
MONTHLY REPORT NO 3
4.0	PROCUREMENT AND CONTRACTS

4.1	Summary
A majority of equipment orders have now been awarded and the remaining equipment items are either issued for tender or under evaluation.
Tenders for steelwork fabrication, platework fabrication and site erected tanks have been issued this period.
An invitation to tender template for site works using AS4000 General Conditions of Contract has been submitted to CLIENT for comments. In the absence of any feedback from CLIENT, the first of the site-works invitations to tender have been issued based on the best available information.
4.2	Status
Packages awarded during the reporting period are shown in Table 4.1.
Table 4.1 Packages Awarded

EQR No	Description	Awarded to Vendor
3010-5014	Pumps — Centrifugal	KSB Ajax
3010-5042	Lime System Components	Transmin
Packages either out for tender or being adjudicated at the end of the reporting period are shown in Table 4.2.
Table 4.2 Tender Packages Outstanding

EQR No	Description	Tender Closing Date	Forecast Award Date
3010-1006	Inspection / Expediting	06/06/08	27/06/08
3010-1007	Transport & Logistics	21/05/08	23/06/08
3010-5008	Flow Control Valves	07/04/08	27/06/08
3010-5010	Apron Feeder Mods	30/04/08	10/07/08
3010-5019	Gold Room Equipment	04/06/08	03/07/08
3010-5036	Centrifugal & Axial Fans	22/04/08	13/06/08
3010-5044	Safety Showers	16/05/08	26/06/08
3010-5050	Manual Valves	13/06/08	10/07/08
3010-5051	Control Valves	12/05/08	19/06/08
3010-7002	HV Switchboards	28/04/08	18/07/08
3010-7005	LV MCCs	13/06/08	10/07/08
3010-7006	LV VSDs	05/06/08	07/07/08
3010-7015	Instrumentation	02/05/08	02/07/08
3010-3002	Structural Steel Fabrication	15/07/08	11/08/08
3010-5037	HDPE Tanks	27/06/08	24/07/08
3010-5049	Platework Fabrication	18/07/08	14/08/08
3010-5055	Rubber Lined Pipe Spool	18/07/08	14/08/08
3010-5102	Site Erected Tanks	18/07/08	21/08/08

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 4.2
MONTHLY REPORT NO 3
A Procurement Tracking Report is attached in Appendix 4.1.
4.3	Expediting
An equipment delivery schedule is attached in Appendix 4.2.
Some equipment items are now ready for delivery (eg. 5012 — Air Diaphragm Pumps and 5023 — Solution Agitators). These are being held at the vendor’s premises until such time as the logistics contractor is engaged and the items can be delivered to site.
4.4	Supplier Issues

4.4.1	5028 — Strip Solution Heater — Thermal Electric Elements
The control panels for the strip solution heaters were manufactured by TEE’s subcontractor without incorporating the necessary control features that were agreed prior to award.
A meeting held at the subcontractor’s premises, has resulted in a rectification plan being agreed upon. This will require some rework, and the costs of this rework are being borne by the supplier. It will, however result in a delay to the agreed delivery date. This is being actively expedited.
4.5	Areas of Concern
Significant delays are being experienced in receiving some purchase orders from CLIENT. In some instances (eg. 5014 — Centrifugal Pumps), it has taken over a month from the issue of a recommendation to receipt of a CLIENT purchase order.
If this continues, there is significant potential to impact upon the overall project schedule.
The HV switchboard specification has been revised based on a separate switchboard (supplied by others) and re-issued for tender. This tender is currently under evaluation.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 5.0
CONSTRUCTION

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 5.1
MONTHLY REPORT NO 3
5.0	CONSTRUCTION

5.1	Overview
Lycopodium construction personnel are yet to mobilise to site. The first Lycopodium construction personnel are forecast to mobilise to site in September 2008.
Site photographs will be included in Appendix 5.1 once work has commenced on site.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 6.0
PROJECT SCHEDULE

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 6.1
MONTHLY REPORT NO 3

6.0 PROJECT SCHEDULE

6.1 Summary
Table 6.1 Key Milestone Dates

	Current Target	Forecast / Actual
Milestone	Date	Date
EPCM Contract Award	07/01/2008	07/01/2008 (A)
Commence Site Works	14/08/2009	20/09/2009 (F)
Practical Completion	10/03/2009	20/04/2009 (F)
First Ore into New Mill	17/03/2009	27/04/2009 (F)
The forecast date for first ore into the new mill remains unchanged from last period at 27 April 2009.
Practical completion date has been brought back from 15th May reported last period to 20th April 2009. This is due to the staged manufacture and delivery of the intertank screens. Alloytech have agreed on a staggered delivery schedule for the intertank screens, with priority on the screen support frame and discharge pipes for the existing tanks.
The current summary and detailed project schedules are included in Appendices 6.1 and 6.2, respectively.
A schedule has been received from JIP for the crushing plant. This indicates that cold commissioning of the crushing plant is due to commence on 26 November 2008. The delivery of the crushing area MCC (scheduled to arrive on site approx mid January 2009) will prevent this forecast date from being achieved.
6.2	Schedule Concerns
The delivery of the crushing area MCC will prevent commissioning of the crushing facility in line with the schedule currently issued by JIP. The delivery of the crushing MCC has been prioritised, but is still 16 weeks from date of order to ex-works delivery.
HV Switchboards are currently on the critical path. This is due to the re-tender of the package as described in the procurement section. HV Switchboard tenders are currently under evaluation and there is some possibility that currently forecast delivery time of 26 weeks may be improved upon.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
SECTION 7.0
COST CONTROL

3010-MR-003_0	June 2008 Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 7.1
MONTHLY REPORT NO 3
7.0 COST CONTROL
7.1 Summary
A detailed cost report by package number is provided in Appendix 7.1. Table 7.1 below provides a high level summary of the cost status.
Table 7.1 Overall Project Costs (USD)

	Current	Commitments	Commitments	Current	Budget
Area	Budget (1)	This Period	To Date	Forecast	Variance
Lycopodium Controlled Costs
CLIENT Controlled Costs		unknown	unknown
Total Project Costs

Notes:
1.	The budget has been set at the value of the capital estimate sent to CLIENT in June and includes costs controlled by Lycopodium and costs controlled by CLIENT. This is yet to be approved by CLIENT as the baseline budget for the project.

2.	The current forecast for the CLIENT controlled costs has been set at the current budget value in the absence of any better information.
This is the first month for which a budget value has been reported, due to the capital estimate being completed and issued to CLIENT for review and approval during June.
We are currently forecasting an under-run to the approved budget of.
The main components contributing to this variance are:
•	Package 7002 — HV Switchgear is forecast to over-run the budget by approx based on tenders received and currently under evaluation.

•	Package 7005 — LV MCC’s is forecast to under-run the budget by approx based on value recommended for award plus a growth allowance.

•	A forecast under-run in Lycopodium’s EPCM contract of approximately based on the current reforecast of manhours remaining.
The Lycopodium controlled contingency value is which is unchanged from the original budget figure and represents of the forecast amount yet to be committed.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 7.2
MONTHLY REPORT NO 3
7.2 Commitments
A detailed commitment register for the Lycopodium controlled costs only is provided in Appendix 7.2 Total commitments as at the end of the reporting period are summarised in Table 7.2 below.
Table 7.2 Commitment Status at End of Period (USD)

Recommended Commitments	Awarded Commitments To
To Date	Date

7.3 Payments
An invoice register is provided in Appendix 7.3.
Total value of invoices approved by Lycopodium and passed on to CLIENT for payment at the end of the reporting period is.
There are no invoices overdue for payment.
7.4 Change Notifications
The current trend register is provided in Appendix 7.4.
6 new and 1 revised change notices were approved by CLIENT during this period. There are currently no outstanding change notices issued.
As the control budget was established during June, this control budget included all scope changes approved to date (S-001 to S-025 inclusive). The trend register has been revised to reflect this.
Future scope changes will vary the baseline budget.
The current status of change notices is summarised in Table 7.3 below.
Table 7.3 Change Notices (USD)

	Lycopodium	CLIENT
Item	Controlled	Controlled	Total
Original Budget
Approved Changes (this period)
Approved Changes to Date
Current Approved Budget
Changes Submitted Pending Approval
Notes.
1.	These approved change notices are included in the baseline budget.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>	Page 7.3
MONTHLY REPORT NO 3
Note that all changes submitted to date are for the EPCM costs only, as the direct budget had not been established. Now that a direct cost budget has been established, all future change notices will consider both EPCM and direct costs.
7.5 EPCM Costs
EPCM costs are contained within the overall cost report provided in Appendix 7.1 and are summarised in Table 7.4 below.
Table 7.4 EPCM Costs (USD)

	Current	Current	Budget
Area	Budget (1)	Forecast	Variance
EPCM Costs
Note that the current budget exceeds the current commitment value in Appendix 7.1 by USD 158,566. This is due to the current budget including an allowance for escalation due to rate increases post June 2008. A change notice will be submitted in July to rectify this discrepancy.
Table 7.4 below provides the status of the EPCM manhours for the project.
Table 7.5 EPCM Manhours

Variance
	Budget		Manhours Spent		Forecast	At	to
	Original	Current	Period	To Date	to go	Completion	Budget
Home Office
Site
Total
Notes: 1. This table excludes hours for Electrical and Instrumentation Design and Drawings
The total forecast EPCM hours of 44,559 is an increase of 1,432 manhours from that forecast last period.
The main factors contributing to this increase in forecast manhours are:
•	Allowance for Peter Baako (HSE advisor) to mobilise to site early to assist CLIENT with their operations. This will be the subject of a future change notice.

•	Have allowed additional drafting hours to be consumed in the Manila office. Whilst this results in an increase in total manhours, it also results in a decrease in EPCM costs.

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 4.1
TENDER TRACKING REPORT

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 4.2
EQUIPMENT DELIVERY SCHEDULE

June 2008
3010-MR-003_0	Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 5.1
SITE PHOTOGRAPHS
(NOT INCLUDED THIS MONTH)

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 6.1
SUMMARY SCHEDULE

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 6.2
DETAILED SCHEDULE

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 7.1
COST REPORT
(BY PACKAGE)

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 7.2
COMMITMENT REGISTER

3010-MR-003_0	June 2008
Lycopodium Engineering Qld Pty Ltd

Lycopodium Engineering	COMMITMENT REGISTER

Lycopodium Engineering

[redacted]

COMMITMENT REGISTER

Client	
Project	
Job No.	3010

PACKAGE No.	VAR	DESCRIPTION	COST CODE	RECOMMENDED AMOUNT			DATE SUBMITTED FOR APPROVAL	DATE PO ISSUED	PO No	COMMITTED AMOUNT		
				CURR	AMOUNT	USD				CURR	AMOUNT	USD
5006	00	Trash Screen No. 2 Panels	140-F0-SN01	AUD	[redacted]	[redacted]	13-May-08	23-May-08	CGM 007576	[redacted]	[redacted]	[redacted]
5014	00	New Impeller for Process Water Pump - 66-PP-01	166-F0-PP01	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	New Impeller for Process Water Pump - 66-PP-02	166-F0-PP01	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	Process Water Booster Pump - 110-PP-56	110-F0-PP56	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	Strip Solution Pump No 1 - 50-PP-01	150-F0-PP01	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	Strip Solution Pump No 2 - 50-PP-38	150-F0-PP38	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	New Impeller for Decant Water Return Pump - 67-PP-08	167-F0-PP08	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5014	00	Vendor Data - Centrifugal Pumps	166-F0-PP01	AUD	[redacted]	[redacted]	16-May-08	26-Jun-08	CGM 007687	[redacted]	[redacted]	[redacted]
5038	00	Tailings Sampler	140-F0-SA01	AUD	[redacted]	[redacted]	21-May-08	27-May-08	CGM 007600	[redacted]	[redacted]	[redacted]
5036	00	Electrowinning Cell Fume Fan - 50-FA-16	150-F0-FA16	AUD	[redacted]	[redacted]	28-May-08		CGM 007866	[redacted]	[redacted]	[redacted]
5036	00	Goldroom Roof Fan - 50-FA-19	150-F0-FA19	AUD	[redacted]	[redacted]	28-May-08		CGM 007866	[redacted]	[redacted]	[redacted]
5007	03	Increase in shaft length to 2100mm for Mill Area Sump Pump No 3 - 20-PP-37	120-F0-PP37	USD	[redacted]	[redacted]	06-Jun-08		CGM 007172	[redacted]	[redacted]	[redacted]
5007	03	Leach Thickener U/F Pump A - 40-PP-35 changed to ZF configuration	140-F0-PP35	USD	[redacted]	[redacted]	06-Jun-08		CGM 007172	[redacted]	[redacted]	[redacted]
5007	03	Leach Thickener U/F Pump B - 40-PP-36 changed to ZF configuration	140-F0-PP36	USD	[redacted]	[redacted]	06-Jun-08		CGM 007172	[redacted]	[redacted]	[redacted]
5007	03	Vee belts & pulleys for 50-PP-60	150-F0-PP60	USD	[redacted]	[redacted]	06-Jun-08		CGM 007172	[redacted]	[redacted]	[redacted]
5007	03	Acid Column Area Sump Pump - 50-PP-61	150-F0-PP61	USD	[redacted]	[redacted]	06-Jun-08		CGM 007172	[redacted]	[redacted]	[redacted]
5033	01	Delete remote start & in-line filters from Air Compressor 65-CP-03	165-F0-CP03	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007287	[redacted]	[redacted]	[redacted]
7015	00	Mounting bracket for Cyclone Feed Density Transmitter - DIT-391	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Thickener Underflow Density Transmitter - DIT-4389	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Primary Ball Mill Dilution Water Flow Transmitter - FIT-301	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Cyclone Feed Hopper Dilution Water Flow Transmitter - FIT-338	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Cyclone Feed Flow Transmitter - FIT-391	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Plant End Tailings Flow Transmitter - FIT-540A	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Discharge End Tailings Flow Transmitter - FIT-540B	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Thickener Underflow Flow Transmitter - FIT-4389	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Strip Solution Pump Flow Transmitter - FIT-1205	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Leach Feed Tank Cyanide Addition Flow Transmitter - FIT-646	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Floating Bearing Lube System Cooling Water Flow Transmitter - FIT-1400	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Fixed Bearing Lube System Cooling Water Flow Transmitter - FIT-1401	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
7015	00	Packing for Transport - Instruments	101-H0-XE04	AUD	[redacted]	[redacted]	06-Jun-08		CGM 007870	[redacted]	[redacted]	[redacted]
5014	01	Raw Water Pump No 1 - 67-PP-01	167-F0-PP01	AUD	[redacted]	[redacted]	06-Jun-08		0	[redacted]	[redacted]	[redacted]
5014	01	Raw Water Pump No 2 - 67-PP-02	167-F0-PP02	AUD	[redacted]	[redacted]	06-Jun-08		0	[redacted]	[redacted]	[redacted]
5042	00	19T Sprocket for Lime Silo Rotary Valve - 10-VL-01	110-F0-VL01	AUD	[redacted]	[redacted]	06-Jun-08	26-Jun-08	CGM 007869	[redacted]	[redacted]	[redacted]
5042	00	23T Sprocket for Lime Silo Rotary Valve - 10-VL-01	110-F0-VL01	AUD	[redacted]	[redacted]	06-Jun-08	26-Jun-08	CGM 007869	[redacted]	[redacted]	[redacted]
5042	00	10' 1/2 Simplex Chain for Lime Silo Rotary Valve - 10-VL-01	110-F0-VL01	AUD	[redacted]	[redacted]	06-Jun-08	26-Jun-08	CGM 007869	[redacted]	[redacted]	[redacted]
5019	00	Cathode Cleaner - 50-XM08	150-F0-XM10	AUD	[redacted]	[redacted]	24-Jun-08		0	AUD	-	-
7005	00	Crushing Area 415V MCC - 10-MC-04	110-H0-MC04	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Secondary Ball Mill No. 2 415V MCC - 20-MC-10	120-H0-MC10	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Wet Plant 415V MCC - 67-MC-10	167-H0-MC10	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Mods to Crushing MCC - 10-MC-01	110-H0-MC01	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Mods to Wet Plant MCC - 67-MC-01	167-H0-MC01	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Mods to Wet Plant MCC - 67-MC-02	167-H0-MC02	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Mods to Wet Plant MCC - 67-MC-03	167-H0-MC03	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
7005	00	Packing for Transport - MCCs	110-H0-MC04	AUD	[redacted]	[redacted]	27-Jun-08		0	AUD	-	-
1006	00	Inspection & Expediting Services	101-A0-XX06	AUD	[redacted]	[redacted]	30-Jun-08		0	AUD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
				USD		-				USD	-	-
Total Commitments per Currency				USD	[redacted]	[redacted]				USD	[redacted]	[redacted]
				AUD	[redacted]	[redacted]				AUD	[redacted]	[redacted]
				EUR	-	-				EUR	-	-
				ZAR	[redacted]	[redacted]				ZAR	[redacted]	[redacted]
				GHS	-	-				GHS	-	-
				0	-					0	-	-
All Currencies				ALL	-	[redacted]				ALL	-	[redacted]

Client
Project
Job No.	3010

					DATE
					SUBMITTED	DATE PO
PACKAGE NO. VAR		DESCRIPTION	COST CODE	RECOMMENDED AMOUNT	FOR APPROVAL	ISSUED	PO NO	COMMITTED AMOUNT
8888	00	EPCM	401-A7-XX01		20-Dec-07	02-Jan-08	EPCM
5011	00	Md Cyclone Cluster – 20-CY-11	120-F0-CY11		12-Mar-08	26-Mar-08	CGM 007042
5022	00	Caustic Mining Tank Agilator 61-AG-08	161-F0-AG08		13-Mar-08	27-Mar-08	CGM 007045
5022	00	Angle riser Mounting for Caustic Mixing Tank Agirtator 51-AG-08	161-F0-AG08		13-Mar-08	27-Mar-08	CGM 007045
5007	00	Cyclone Feed Pump A	120-F0-PP33		19-Mar-08	08-Apr-08	CGM 007172
5007	00	Cyclone Feed Pump B	120-F0-PP34		19-Mar-08	08-Apr-08	CGM 007172
5007	00	Ball Mill No 2 Sump Pump	120-F0-PP37		19-Mar-08	08-Apr-08	CGM 007172
5007	00	Carbon Recovery Pump	140-F0-PP57		19-Mar-08	08-Apr-08	CGM 007172
5007	00	Torings Pump 3	140-F0-PP49		19-Mar-08	08-Apr-08	CGM 007172
5007	01	Leach Thickener U/F Pump A — 40-PP-35	140-F0-PP35		19-Mar-08	28-Apr-08	CGM 007172
5007	01	Leach Thickener U/F Pump B — 40-PP-36	140-F0-PP36		19-Mar-08	28-Apr-08	CGM 007172
8888	01	S-001 – Delete Lime Silo Mods	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	02	S-002 – Comminution Modeling	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	03	S-003 – Cabon Sizing screen Circuit Changes	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	04	S-004 – Dual Elution Citrcurts	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	05	S-005 – CIL Circury Mods & I/T Screens	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	06	S-006 – Trash & Carbon Screen Changes	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	07	S-007 – Charter Flight to Cannington	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
8888	08	S-008 – CIL Leach Blowers	401-A7-XX01		20-Mar-08	27-Mar-08	EPCM
5028	00	Strip Solution Heater – 50-HE-02	150-F0-HE02		26-Mar-08	02-Apr-08	CGM 007079
5028	00	Strip Solution Heater – 50-HE-09	150-F0-HE09		26-Mar-08	02-Apr-08	CGM 007079
5028	00	Packing for Transport – Strip Solution Heaters	150-F0-HE09		26-Mar-08	02-Apr-08	CGM 007079
5012	00	HCL Area Sump Pump – 61-PP-41	161-F0-PP41		28-Mar-08	24-Apr-08	CGM 007289
5012	00	Caustic Area Sump Pump – 61-PP-44	161-F0-PP44		28-Mar-08	24-Apr-08	CGM 007289
5012	00	Packing for Transport – Air Diaphragm Pumps	161-F0-PP41		28-Mar-08	24-Apr-08	CGM 007289
5012	00	Vendor Data – Air Diaphragm Pumps	161-F0-PP41		28-Mar-08	24-Apr-08	CGM 007289
8888	09	S-009 – Crushing Area Dust collection	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	10	S-010 – Accommodation for CGML Personnel	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	11	S-011 – ROM Estimates for Additional CIL Tanks	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	12	S-012 – Additional Process Water Boosler Pump	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	13	S-013 – Replace Thickener Feed Line & CIL Tails Laundrer	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	14	S-014 – Tailings Pumping Options	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	15	S-015 – Layout Changes from Design Review Meeting	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	16	S-016 – Additional air Injection to CIL Tenks	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	17	S-017 – Tower Crane Interface	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	18	S-018 – Turbidity Meter for Thickner Overflow	401-A7-XX01		28-Mar-08	10-Apr-08	EPCM
8888	19	S-019 – Independent Curshing Circuit Design Review	401-A7-XX01		28-Mar-08	17-Apr-08	EPCM
5005	00	Carbon Safety Screen 40-SN-16	140-F0-SN16		31-Mar-08	04-Apr-08	CGM 007153
5005	00	Carbon sizing Screen 40-SN-13	140-F0-SN13		31-Mar-08	04-Apr-08	CGM 007153
5005	00	Packing for Transport — Vibrating Screens	140-F0-SN16		31-Mar-08	04-Apr-08	CGM 007153
5033	00	Ptant Air Compressor – 65-CP-03	165-F0-CP03		07-Apr-08	24-Apr-08	CGM 007287
5033	00	Ball Mill Instrument Air Recaiver — 65-PV-05	165-E0-PV05		07-Apr-08	24-Apr-08	CGM 007287
5033	00	Crusher Area Air Receiver – 65-PV06	165-E0-PV06		07-Apr-08	24-Apr-08	CGM 007287
5033	00	Packing for Transport – Compressed Air Equipment	165-F0-CP03		07-Apr-08	24-Apr-08	CGM 007287
5033	00	Vendor Data – Compressed Air Equipment	165-F0-CP03		07-Apr-08	24-Apr-08	CGM 007287
8888	10B	S-010 – Accommodation for CGML Personnel – Rev B	401-A7-XX01		17-Apr-08	17-Jun-08	EPCM
7007	00	Elactrowinning Cell No 3 Rectifier	150-H0-RE04		24-Apr-08	08-Jun-08	CGM 0077388
8888	20	S-020 – Design Input for Crushing Circuit	401-A7-XX01		01-May-08	17-Jun-08	EPCM
8888	21	S-021 – Additional CIL & Leach Tanks	401-A7-XX01		01-May-08	17-Jun-08	EPCM
8888	22	S-022 – New Regen Kin	401-A7-XX01		01-May-08	17-Jun-08	EPCM
8888	23	S-023 - Gland Water Filtration	401-A7-XX01		01-May-08	17-Jun-08	EPCM
8888	24	S-024 — Replace Existing Crusher Control Panel on Citect	401-A7-XX01		01-May-08	17-Jun-08	EPCM
8888	25	S-025 – Perpare P&IDs & Control Philosophy for Crushing Plant	401-A7-XX01		01-May-08	17-Jun-08	EPCM
5007	02	Larger Terminal Box for 20-PP-33	120-F0-PP33		01-May-08	26-May-08	CGM 007172
5007	02	Larger Terminal Box for 20-PP-34	120-F0-PP34		01-May-08	26-May-08	CGM 007172
5007	02	Upgrade Motor to 132kW on 40-PP-35	140-F0-PP35		01-May-08	26-May-08	CGM 007172
5007	02	Upgrade Motor to 132kW on 40-PP-36	140-F0-PP36		01-May-08	26-May-08	CGM 007172
5007	02	Dust Scrubber Disposal Pump 10-PP-51	110-F0-PP51		01-May-08	26-May-08	CGM 007172
5007	02	Carbon Safety Area Sump Pump 40-PP-52	140-F0-PP52		01-May-08	26-May-08	CGM 007172
5007	02	Vee Bells & Pulleys to Suit 20-PP-01 & 20-PP-02	120-F0-PP01		01-May-08	26-May-08	CGM 007172
5007	02	Vee Bells & Pulleys to Suit 40-PP-08 & 20-PP-09	140-F0-PP08		01-May-08	26-May-08	CGM 007172
5007	02	Vee Bells & Pulleys to Suit 40-PP-06	140-F0-PP06		01-May-08	26-May-08	CGM 007172
5007	02	Dust Scrubber Recycle Pump 10-PP-50	110-F0-PP50		01-May-08	26-May-08	CGM 007172
5007	02	Leach Feed Sump Pump 40-PP-58	140-F0-PP58		01-May-08	26-May-08	CGM 007172
5015	00	HP Gland Water Pump 1 – 67-PP-45	167-F0-PP45		02-May-08	09-May-08	CGM 007455
5015	00	HP Gland Water Pump 2 – 67-PP-46	167-F0-PP46		02-May-08	09-May-08	CGM 007455
5015	00	LP Gland Water Pump 1 – 67-PP-47	167-F0-PP47		02-May-08	09-May-08	CGM 007455
5015	00	LP Gland Water Pump 2 – 67-PP-48	167-F0-PP48		02-May-08	09-May-08	CGM 007455
5015	00	Packing for Transport — Multistage Pumps	167-F0-PP45		02-May-08	09-May-08	CGM 007455
5015	00	Vendor Data – Multistage Pumps	167-F0-PP45		02-May-08	09-May-08	CGM 007455
5016	00	HCL Acid Dosing Pump 1 – 61-PP-39	161-F0-PP39		02-May-08	09-May-08	CGM 007456
5016	00	HCL Acid Dosing Pump – 61-PP-40	161-F0-PP40		02-May-08	09-May-08	CGM 007456
5016	00	Packing for Transport — Mag Drive Pumps	161-F0-PP39		02-May-08	09-May-08	CGM 007456
5016	00	Vendor Data – Mag Drive Pumps	161-F0-PP39		02-May-08	09-May-08	CGM 007456
5017	00	Carbon Regeneration Kiln – 40-KN02	140-F0-KN02		02-May-08	15-May-08	CGM 007486
5030	00	Drive Unit for 10-CV-02	110-F0-CV02		02-May-08	09-May-08	CGM 007457
5030	00	Drive Unit for 10-CV-03	110-F0-CV03		02-May-08	09-May-08	CGM 007457
5030	00	Packing for Transport – Conveyor Drives	110-F0-CV02		02-May-08	09-May-08	CGM 007457
5030	00	Vendor Data – Conveyor Drives	110-F0-CV02		02-May-08	09-May-08	CGM 007457
5031	00	Head Pulley for 10-CV-02	110-F0-XM02		02-May-08	14-May-08	CGM 007453
5031	00	Tail Pulley for 10-CV-02	110-F0-XM02		02-May-08	14-May-08	CGM 007453
5031	00	Snub Pulleys for 10-CV-02	110-F0-XM02		02-May-08	14-May-08	CGM 007453
5013	00	Course Dosing Pump 1 – 61-PP-42	161-F0-PP42		02-May-08	22-May-08	CGM 007563
5013	00	Course Dosing Pump 2 – 61-PP-43	161-F0-PP43		02-May-08	22-May-08	CGM 007563
5013	00	Packing for Transport – Caustic Dosing Pumps	161-F0-PP42		02-May-08	22-May-08	CGM 007563
5052	00	Eluate Filter No 3 – 50-FL-09	150-F0-FL09		02-May-08	08-May-08	CGM 007454
5052	00	Eluate Filter No 4 – 50-FL-10	150-F0-FL09		02-May-08	08-May-08	CGM 007454
5052	00	HP Gland Water Filler – 67-FL-14	167-F0-FL14		02-May-08	08-May-08	CGM 007454
5052	00	LP Gland Water Filler – 67-FL-15	167-F0-FL15		02-May-08	08-May-08	CGM 007454
5032	00	Leach Air Blower 1 – 65-BL-03	165-F0-BL03		02-May-08	15-May-08	CGM 007487
5032	00	Leach Air Blower 2 – 65-BL-04	165-F0-BL04		02-May-08	15-May-08	CGM 007487
5032	00	Loading onto Transport – Blowers	165-F0-BL03		02-May-08	15-May-08	CGM 007487
5032	00	Packing for Transport – Blowers	165-F0-BL03		02-May-08	15-May-08	CGM 007487
5032	00	Vendor Data - Blowers	165-F0-BL03		02-May-08	15-May-08	CGM 007487
5018	00	Gold Room Pressure Filter – 50-FL-11	150-F0-FL11		07-May-08	21-May-08	CGM 007488
5018	00	Gold Room Pressure Filter – 50-FL-12	150-F0-FL11		07-May-08	21-May-08	CGM 007488
5018	00	Gold Room Pressure Filter – 50-FL-13	150-F0-FL11		07-May-08	21-May-08	CGM 007488
5020	00	Elution Heat Exchanger 2 – 50-HX-02	150-F0-HX02		09-May-08	23-May-08	CGM 007585
5020	00	Elution Heat Exchanger 1 Modifications 50-HX-01	150-F0-HX01		09-May-08	23-May-08	CGM 007585
5021	00	Electrowinning Cell No 4	150-E0-EC04		09-May-08	23-May-08	CGM 00756
5021	00	Packing for Transport – Electrowinning Cell	150-E0-EC04		09-May-08	23-May-08	CGM 00756
5043	00	Elution Column No 2 – 50-PV-04	150-E0-PV04		09-May-08	23-May-08	CGM 00756
5043	00	Packing for Transport – Elution Column	150-E0-PV04		09-May-08	23-May-08	CGM 00756
5029	00	Secondary Bill Mail Media Host – 20-HT-04	120-F0-HT04		09-May-08	23-May-08	CGM 00757
5029	00	Electrowinning Cell No 4 Host – 50-HT-07	150-F0-HT07		09-May-08	23-May-08	CGM 00757
5029	00	Caustic Heast – 61-HT-06	161-F0-HT06		09-May-08	23-May-08	CGM 00757
5029	00	Cyclone Monlenance Jib Hoist – 20-HT-05	120-F0-HT05		09-May-08	23-May-08	CGM 00757
5039	00	Dust Scrubber – 10-DC-03	110-F0-DC03		09-May-08	21-May-08	CGM 00756
5039	00	Shop Assembly & Testing – Dust Scrubber	110-F0-DC03		09-May-08	21-May-08	CGM 00756
5039	00	Loading onto Transport Vehicle – Dust Scrubber	110-F0-DC03		09-May-08	21-May-08	CGM 00756
5039	00	Packing for Transport – Dust Scrubber	110-F0-DC03		09-May-08	21-May-08	CGM 00756
5039	00	Vendor Data – Dust Scrubber	110-F0-DC03		09-May-08	21-May-08	CGM 00756
7001	00	Crushing Area Transformer No 2 – 10-TX-002	110-H0-TX02		09-May-08	21-May-08	CGM 00756
7001	00	Plant Area Transformer NO 4 – 87-TX-010	187-H0-TX10		09-May-08	21-May-08	CGM 00756
7001	00	Secondary Ball Mall Transformer – 20-TX-003	120-H0-TX03		09-May-08	21-May-08	CGM 00756
7001	00	Shop Assembly & Testing – Transformers	110-H0-TX02		09-May-08	21-May-08	CGM 00756
5027	00	Intertank Screens	140-F0-SN08		13-May-08	23-May-08	CGM 00757
5027	00	Packing for Transport – Intertank Screens	140-F0-SN08		13-May-08	23-May-08	CGM 00757
5023	00	Feed Leach Tank Agitalor – 40-AG-10	140-F0-AG10		13-May-08	23-May-08	CGM 00757
5023	00	CIL Tank Aglistor — 40-AG-08	140-F0-AG08		13-May-08	23-May-08	CGM 00757
5023	00	CIL Tank Aglistor — 40-AG-09	140-F0-AG09		13-May-08	23-May-08	CGM 00757
5006	00	Carbon Recovery Screen Panels	120-F0-SN01		13-May-08	23-May-08	CGM 00757
5006	00	Trash Screen No 1 Panels	140-F0-SN01		13-May-08	23-May-08	CGM 00757

Lycopodium Engineering	COMMITMENT REGISTER

Client
Project
Job No.	3010

							DATE
				RECOMMENDED AMOUNT			SUBMITTED	DATE PO		COMMITTED AMOUNT
PACKAGE NO.	VAR	DESCRIPTION	COST CODE	CURR	AMOUNT	USD	FOR APPROVAL	ISSUED	PO NO	CURR	AMOUNT	USD
5006	00	Trash Screen No 2 Panels	140-F0-SN01	AUD			13-May-08	23-May-08	CGM 007575
5014	00	New Impeller for Process Water Pump-66-PP-01	166-F0-PP01	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	New Impeller for Process Water Pump-66-PP-02	166-F0-PP01	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	Process Water Booster Pump-1-10-PP-56	110-F0-PP56	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	Stop Solution Pump No 1-50-PP-01	150-F0-PP01	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	Stop Solution Pump No 2-50-PP-38	150-F0-PP38	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	New Impeller for Decant water Return Pump-67-PP-06	167-F0-PP08	AUD			16-May-08	26-Jun-08	CGM 007687
5014	00	Vendor Date- Centrifugal Pumps	168-F0-PP01	AUD			16-May-08	26-Jun-08	CGM 007687
5038	00	Tailing Sampler	140-F0-SA01	AUD			21-May-08	27-May-08	CGM 007600
5038	00	Electrowinning Cel Fume Fan-50-FA-16	150-F0-FA16	AUD			28-May-08		CGM 007856
5038	00	Goldroom Roof Fan-50-FA-19	150-F0-FA19	AUD			28-May-08		CGM 007866
5007	03	Increase in shall length to 2100mm for Mill Area Sump Pump No.3-20-PP-37	120-F0-PP37	AUD			06-Jun-08		CGM 007172
5007	03	Leach Thickener U/F Pump A-40-PP-35 changed to ZF configuration	140-F0-PP35	AUD			06-Jun-08		CGM 007172
5007	03	Leach Thickener U/F Pump B-40-PP-36 changed to ZF configuration	140-F0-PP36	AUD			06-Jun-08		CGM 007172
5007	03	Vee bails & pulleys for 50-PP-60	150-F0-PP60	AUD			06-Jun-08		CGM 007172
5007	03	Acid Column Area Sump Pump-50-PP-61	150-F0-PP61	AUD			06-Jun-08		CGM 007172
5033	01	Delete remote start & in-line filers from Air Compressor 65-CP-03	165-F0-CP03	AUD			06-Jun-08		CGM 007207
7015	00	Mounting bracket for Cyclone Feed Density Transmitter- DIT-391	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Thickener Underflow Density Transmitter-DIT-438B	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Primary Ball Mill Dilution Water Flow Transmitter-FIT-301	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Cyclone Feed Hopper Dilution Water Flow Transmitter- FIT-338	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Cyclone Feed Flow Transmitter- FIT-391	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Plant End Tailings Flow Transmitter - FIT-540A	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Discharge End Tailings Flow Transmitter - FIT-540B	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Thickener Underflow flow Transmitter - FIT-438B	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Strip Solution Pump Flow Transmitter - FIT-1205	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Leach Feed Tank Cyanide Addition Flow Transmitter - FIT-646	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Floating Bearing Lube System Cooling Water Flow Transmitter - FIT-1400	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Fixed Bearing Lube System Cooling Water Flow Transmitter - FIT-1401	101-H0-XE04	AUD			06-Jun-08		CGM 007870
7015	00	Packing for Transport - Instruments	101-H0-XE04	AUD			06-Jun-08		CGM 007870
5014	01	Raw Water Pump No 1 - 67-PP-01	167-F0-PP01	AUD			06-Jun-08		0
5014	01	Raw Water Pump No 2 - 67-PP-02	167-F0-PP02	AUD			06-Jun-08		0
5042	00	19T Sprocket for Lime Silo Rotary Value - 10-VL-01	110-F0-VL01	AUD			06-Jun-08	26-Jun-08	CGM 007869
5042	00	23T Sprocket for Lime Silo Rotary Value - 10-VL-01	110-F0-VL01	AUD			06-Jun-08	26-Jun-08	CGM 007869
5042	00	10” 1/2 Simplex Chain for Lime silo Rotary Value - 10-VL-01	110-F0-VL01	AUD			06-Jun-08	28-Jun-08	CGM 007869
5019	00	Cathode cleaner - 50-XM08	150-FO-XM-10	AUD			24-Jun-08		0	AUD
7005	00	Crushing Area 415V MCC - 10-MC-04	110-H0-MC04	AUD			27-Jun-08		0	AUD
7005	00	Secondary Ball Mill No 2 415V MCC - 20-MC-10	120-H0-MC10	AUD			27-Jun-08		0	AUD
7005	00	Wet Plant 415V MCC - 87-MC-10	187-H0-MC10	AUD			27-Jun-08		0	AUD
7005	00	Mods to Crushing MCC - 10-MC-01	110-H0-MC01	AUD			27-Jun-08		0	AUD
7005	00	Mods to Wet Plant MCC - 87-MC-01	187-H0-MC01	AUD			27-Jun-08		0	AUD
7005	00	Mods to Wet Plant MCC - 87-MC-02	187-H0-MC02	AUD			27-Jun-08		0	AUD
7005	00	Mods to Wet Plant MCC - 87-MC-03	187-H0-MC03	AUD			27-Jun-08		0	AUD
7005	00	Packing for Transport - MCCs	110-H0-MC04	AUD			27-Jun-08		0	AUD
1005	00	Inspection & Expedding Services	101-A8-XX08	AUD			30-Jun-08		0	AUD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
				USD						USD
Total Commitments per Currency				USD						USD
				AUD						AUD
				EUR						EUR
				ZAR						ZAR
				GHS						GHS
				0						0
				ALL						ALL
All Currencies

<PROJECT NAME>
MONTHLY REPORT NO 3
APPENDIX 7.3
INVOICE REGISTER
June 2008
Lycopodium Engineering Qld Pty Ltd

163 Wharf Street Brisbane, Queensland 4000 PO Box 994, Spring Hill, Queensland 4004 Tel +617 3244 7777 Fax +617 3244 7788
Tax Invoice

Invoice No:	21591
Date:	31-MAY-08
Terms:	30 NET
Due:	30-JUN-08
Page:	1
Job Number
Project Name
Contract / PO Number
Billing Period 27-APR-08 to 31-MAY-08
All line Items below are as per attached Invoice Detail Report

Line	Description	Net Amount	Tax	Total

1	Labour

2	Expenses

AUD	TOTAL	$	$	$
BANK INFORMATION

BANK
BSB:
ACCOUNT:
ACCOUNT NAME:	Chief Financial Officer

Ore Plant	Project No:
Invoice Details

Invoice Number	21591
Billing Period	27-APR-2008 to 31-MAY-2008
Invoice Date	31-MAY-08
Currency Code	AUD
Labour
Total Labour

Expenses

Fixed Rate Office Expenses
Fixed Rate Office Exp — Manila
Fixed Rate Office Expenses
Fixed Rate Office Expenses
General Expenses

Hire Furniture and Equipment
Travel — Airfare
HRG Australia Pty Ltd	1002191161 — D. WHITAKER- BRISBANE, CAIRNS RETURN
Travel — Miscellaneous
Miscellaneous Travel Costs
Total Expenses

Sub Consultants	Note: Items in the section below include the appropriate mark up as per the contractual agreement.
Total Sub Consultants
Total Project

RECONCILIATION OF PROJECT INVOICING
BUDGET

				EXTERNAL	TOTAL
DESCRIPTION	STATUS	LABOUR	EXPENSES	SERVICES	(AUD)
Original Budget	I

NOTE:	I = Incomplete
C = Complete
ACTUAL

				EXTERNAL	TOTAL
INVOICE NO.	DESCRIPTION	LABOUR	EXPENSES	SERVICES	(AUD)
21461	24 February to 29 March 2008
21518	30 March to 26 April 2008
21591	27 April to 31 May 2008

APPENDIX 5
DRAWINGS
CONTENTS
▪       DRAWING LIST (DRAWINGS CONTAINED IN VOLUME 2)
MOP-0011 Consolidated Contract

Drawing No.	Rev	Title
0701-130-FP-2053	B	Lihir Gold Expansion 2007 Oxygen and Steam Blow Back Piping and Instrument Diagram

0701-1341-M-001	C	Lihir Gold Expansion 2007 55f Grinding Thickeners Site Location

0701-1326-M-004	D	Lihir Gold Expansion — 2007 Grinding Area Proposed Layout Section — Ball Mill

0701-1326-M-005	D	Lihir Gold Expansion — 2007 Grinding Area Proposed Layout Exist Conv CV07 & Gravity Gold

0701-1326-M-001	C	Lihir Gold Expansion — 2007 Grinding Area Proposed Layout Plan

0701-1341-M-002	A	Lihir Gold Expansion 2007 55mDIA Grinding Thickener Elevations

0701-1343-M-005	C	Metallurgical Plant Autoclave Area Survey Information Elevations

0701-1343-M-007	E	Metallurgical Plant Autoclave Area Location Plan Option 3

0701-1343-M-010	A	Metallurgical Plant Autoclave Area Autoclave No4

0701-1343-M-013	A	Metallurgical Plant Autoclave Area Survey Information Sections

0701-1343-M-014	B	Metallurgical Plant Autoclave Area Concrete Block Retaining Walls Plan & Elevation

0701-1343-M-015	B	Metallurgical Plant Autoclave Area Concrete Block Retaining Walls Sections & Detail

0701-1300-M-107	M	Metallurgical Plant Put Put Area Sit Plan

Drawing No.	Rev	Title
130-FP-007	22	Metallurgical Plant Pre-Oxidation Feed Tanks Piping and Instrument Diagram

130-FP-005	22	Metallurgical Plant Grinding and Classification Piping and Instrumentation Diagram

130-FP-006	22	Metallurgical Plant Mo. 1 CCD Thickener (Train 2) Piping and Instrument Diagram

130-FP-007	22	Metallurgical Plant Pre-Oxidation Feed Tanks Piping and Instrument Diagram

130-FP-012	13	Metallurgical Plant Pressure Oxidation Autoclave No. 001 Piping and Instrument Diagram

130-FP-013	12A	Metallurgical Plant Pressure Oxidation Autoclave No. 002 Piping and Instrument Diagram

130-FP-014	10	Metallurgical Plant Pressure Oxidation Autoclave No. 003 Piping and Instrument Diagram

130-FP-016	8	Metallurgical Plant Pressure Oxidation Seal Water Piping and Instrument Diagram

130-FP-018	12	Metallurgical Plant No. 1 CCD Thickener (Train 1) Piping and Instrument Diagram

130-FP-020	19	Metallurgical Plant Neutralisation and Leach Piping and Instrument Diagram

130-FP-033	16	Metallurgical Plant Reagents (Lime) Piping and Instrument Diagram

130-FP-036	21	Metallurgical Plant Plant Air Distribution Piping and Instrument Diagram

130-FP-038	14	Metallurgical Plant Raw Water System Piping and Instrument Diagram

130-FP-039	20	Metallurgical Plant Plant Water Distribution Piping and Instrument Diagram

Drawing No.	Rev	Title
130-FP-040	17	Metallurgical Plant Filtered Water Distribution Piping and Instrument Diagram

130-FP-042	9	Metallurgical Plant Fire Water Distribution Piping and Instrument Diagram

130-FP-045	13	Metallurgical Plant Sea Water Distribution Piping and Instrument Diagram

130-FP-049	12	Metallurgical Plant Oxygen and HP Steam Blow Back Piping and Instrument Diagram

130-P-058	6	Heat Recovery Project Flash and Heating P&ID

130-FP-059	6	Metallurgical Plant Heat Recovery Project Flash and Heating Piping and Instrument Diagram

130-P-060	3	Pebble Crusher Project Metallurgical Plant Pebble Crushing Piping and Instrument Diagram Sheet 1

130-FP-601	2	Metallurgical Plant FGO Stockpile & Reclaim Piping and Instrument Diagram

130-FP-606	3	Metallurgical Plant FGO Flotation Piping and Instrument Diagram

130-FP-608	3	Metallurgical Plant Concentrate Thickener No.1 Piping and Instrument Diagram

0701-130-FP-2071	C	Lihir Gold Expansion 2007 Concentrate Thickener No.2 Piping and Instrument Diagram

0701-130-FP-2196	C	Lihir Gold Expansion 2007 Sea Water Distribution Piping and Instrument Diagram

133-P-001	7	Pilot Flotation Plant Flotation Area Conditioning tanks Piping and Instrument Diagram

130-FP-059	6	Metallurgical Plant Heat recovery Project Flash and Heating Piping and Instrument Diagram

Drawing No.	Rev	Title
0701-130-FP-2071	C	Lihir Gold Expansion 2007 Concentrate Thickener No.2 Piping and Instrument Diagram

0701-130-FP-2045	B	Lihir Gold Expansion 2007 Pre-Oxidation Feed Tanks Piping and Instrument Diagram

0701-130-FP-2046	B	Lihir Gold Expansion 2007 Autoclave Feed Pumps Piping and Instrument Diagram

0701-130-FP-2047	B	Lihir Gold Expansion 2007 Pressure Oxidation Piping and Instrument Diagram

0701-130-FP-2048	B	Lihir Gold Expansion 2007 Pressure Oxidation Autoclave No.4 Piping and Instrument Diagram

0701-130-FP-2049	A	Lihir Gold Expansion 2007 Pressure Oxidation Seal Water Piping and Instrument Diagram

0701-130-FP-2050	B	Lihir Gold expansion 2007 Pressure Oxidation Seal Water Piping and Instrument Diagram

0701-130-FP-2051	C	Lihir Gold Expansion 2007 Pressure Oxidation Piping and Instrument Diagram

0701-130-FP-2052	B	Lihir Gold Expansion 2007 Autoclave No. 4 Agitators Piping and Instrument Diagram

0701-130-FP-2053	B	Lihir Gold Expansion 2007 Oxygen and Steam Blow Back Piping and Instrument Diagram

0701-130-FP-2054	B	Lihir Gold Expansion 2007 Pressure Oxidation Autoclave No. 4 Piping and Instrument Diagram

0701-130-FP-2055	B	Lihir Gold Expansion 2007 Autoclave No. 4 Feed Booster Pumps Piping and Instrument Diagram

0701-130-FP-2076	B	Lihir Gold Expansion 2007 Flash Transfer Piping and Instrument Diagram

0701-130-FP-2003	C	Lihir Gold Expansion 2007 HGO Stockpile and Reclaim Piping and Instrument Diagram

0701-130-FP-2016	C	Lihir Gold Expansion 2007 Grinding and Classification Piping and Instrument Diagram

Drawing No.	Rev	Title
0701-130-FP-2017	A	Lihir Gold Expansion 2007 SAG Mill Piping and Instrument Diagram

0701-130-FP-2018	A	Lhir Gold Expansion 2007 BALL Mill Piping and Instrument Diagram

0701-130-FP-2034	A	Lihir Gold Expansion 2007 Process Water Distribution to Grinding Piping and Instrument Diagram

0701-130-FP-2036	D	Lihir Gold Expansion 2007 Grinding Thickeners Piping and Instrument Diagram

0701-130-FP-2037	B	Lihir Gold Expansion 2007 Grinding Thickeners Piping and Instrument Diagram

0701-1300-M-107	M	Metallurgical Plant Put Put Area Site Plan

0701-1300-M-108	A	Metallurgical Plant Conveyors General Arrangements

0701-1314-M-022	C	Lihir Gold Expansion 2007 Crushing Station Study Crusher Arrangement

0701-1315-M-034	B	Lihir Gold Expansion 2007 Ore Reclaim and Handling Plant Conveyor System CV X4 Elevation (Option 2C)

0701-1315-M-039	A	Lihir Gold Expansion 2007 Ore Reclaim and Handling Plant Conveyor System CVX1 Elevation (Option 3)

0701-1315-M-046	A	Lihir Gold Expansion 2007 Ore Reclaim and Handling Plant Conveyor System CV X2 Elevation (Option 3)

0701-1316-M-01	E	Lihir Gold Expansion 2007 Ore Reclaim and Handling Plant Conveyor System Stacker Area Layout

0701-130-FP-2001	C	Lihir Gold Expansion 2007 Primary Crushing & Conveying Piping and Instrument Diagram

0701-130-FP-2002	B	Lihir Gold Expansion 2007 Primary Conveying Piping and Instrument Diagram

Drawing No.	Rev	Title
0701-130-FP-2206	B	Lihir Gold Expansion 2007 New Crusher Fire Water Piping and Instrument Diagram

130-FP-003	9	Metallurgical Plant Primary Crushing and Conveying Piping and Instrument Diagram

130-FP-004	10	Metallurgical Plant Primary Crushing and Conveying Piping and Instrument Diagram

130-FP-038	14	Metallurgical Plant Raw Water System Piping and Instrument Diagram

130-FP-601	2	Metallurgical Plant FGO Stockpile & Reclaim Piping and Instrument Diagram

0701-130-FP-2016	C	Lihir Gold Expansion 2007 Grinding and Classification Piping and Instrument Diagram

APPENDIX 6

LETTER OF AWARD
CONTENTS
▪ LETTER OF AWARD
MOP-0011 Consolidated Contract

10th September 2008
Lycopodlum Engineering Qld Pty Ltd
163 Wharf Street
Spring Hill QLD 4000

Attention:	Ian Yovlch
Telephone:	07 3244 7777
Facsimile:	07 3244 7788
Mobile:	0419 045 293
E-Mail:	to: lan.vovlch@lvcopodium.com.au
Dear Sir,

RE:	MILLION OUNCE PLANT UPGRADE PROJECT WORK PACKAGE MOPU-0011 DESIGN SERVICES FOR THE UPGRADE OF THE CRUSHING, CONVEYING, GRINDING AND OXIDATION AREAS FOR THE MOPU PROJECT AWARD NOTIFICATION
Dear Sir,
We are pleased to advise that LSA hereby accepts your Company’s Tender received 18th August 2008 (Dated 18 August) for Design Services for the Crushing, Conveying, Grinding and Oxidation Areas for the Million Ounce Plant Upgrade Project otherwise referred to as Contract No MOPU-0011 & MOPU-0016 (Solely referred to as MOPU-0011 from this date) for the price of based on a sixty (60) week schedule.
The following documents form part of the Contract:
a)	Addenda, Notices of Explanation, and Notices to Tenderer’s:
•	MOPU-0011 Notice to tenderer’s 1, 2, and 2(revised);

•	MOPU-0016 Notice to tenderer’s 1,2,3 and 4.
b)	Tender Documents as issued by LSA including:
•	Work Packages MOPU-0011 and MOPU-0016 (Issued by email 21st May 2008 and 6th June Respectively)
c)	Minutes of post tender / pre-award meetings:
•	Post Tender Meeting held 17 July 2008;

•	Post Tender Meeting held 22 August 2008; and

•	Post Tender meeting held 9th September 2008.
d)	Tender correspondence: MOPU-0011 To Consultant -
•	Email dated 21st May (MOPU-0011-L Invitation to Tender — MOPU Grinding & Oxidation Design

GPO Box 905
	Phone: +617 3318 3300	Brisbane QLD 4001 Australia
Libir Services Australia Pty Limited	Fax: +617 3318 9203	Level 9, 500 Queen Stree
ABN 33 118 087 611	Website: www LGLgold.com	Brisbane QLD 4000 Australia

Page 2.

Services)
•	Email dated 5th June (MOPU-0011-L Grinding thru POX Design Services — Notice to Tenderers #1)

•	Email dated 23rd July (MOPU-0011-L Re: — Lycopodium Capacity to Tender)

•	Email dated 21st August (MOPU-0011-L Post Tender meeting #2 — Grinding / POX / Crushing / Conveying)

•	Email dated 26th August (MOPU-0011-L RE: Clarification of Battery Limits Between MOPU-0011 & MOPU-0018)
MOPU-0011: From Consultant -
•	Email dated 22nd May (MOPU-0011-C FW: Invitation to Tender — MOPU Grinding & Oxidation Design Services)

•	Email dated 23rd July (RE: MOPU-0011-L Re: — Lycopodium Capacity to Tender [scanned by scanmail])

•	Email dated 18th August (MOPU-0011 & MOPU-0016)

•	Email dated 25th August (MOPU-0011-C Clarification of Battery Limits Between MOPU-0011 & MOPU-0018)
MOPU-0016: To Consultant —
•	Email dated 6th June (MOPU-0016-L Invitation to Tender — Crushing & Conveying Design Services)

•	Email dated 17th June (MOPU-0016-L MOPU Crushing / Conveying Design — Notice To tenderers #1)

•	Email Dated 18th June (MOPU-0016-L Crushing/Conveying Design — Notice to tenderers #2)

•	Email dated 24th June (MOPU-0016-L Crushing I Conveying Design Tender — Notice to Tenderers #3)

•	Email dated 24th June (MOPU-0016-L Crushing / Conveying Design tender — Notice to Tenderers #4)

•	Email dated 3rd July (MOPU-0016-L Crushing / Conveying Post tender Questions)

•	Email dated 16th July (MOPU-0016-L Post tender meeting agenda)

•	Email dated 23rd July (MOPU-0016-L Post tender meeting minutes)

•	Email dated 22nd August (MOPU-0016-L Information from Post tender meeting #2)

•	Email dated 22nd August (MOPU-0016-L Pebble crushing Information)

•	Email dated 25th August (MOPU-0016-L Organisational structure)

•	Email dated 25th August (MOPU-0016-L Post tender meeting #2 Miinutes)

•	Email dated 28th August (MOPU-0016-L Submission questions)

•	Email dated 2nd September (MOPU-0016-L RE: Submission Questions)

•	Email dated 3rd September (MOPU-0016-L Schedule dates)

•	Email dated 9th September (MOPU-0016-L RE: Insurance Policy)

•	Email dated 10th September (MOPU-0016-L Minutes of Meeting 9-9-08)
MOPU-0016: From Consultant -
•	Email dated 13th June (On behalf of Greg O’Neil: MOPU-0016-C Queries)

•	Email dated 18th June (Re: MOPU-0016-L MOPU Crushing / Conveying Design — Notice To tenderers #1 [scanned by scanmail])

•	Email dated 24th June (Re: MOPU-0016-L Crushing / Conveying Design tender - Notice to Tenderers #4 [scanned by scanmail])

•	Email dated 27th June (MOPU-0016-C: Tender Package for the Crushing and Conveying Facilities Design Services (P2036) — Part 1 of 3 [scanned by scanmail])

•	Email dated 27thJune (Fw: MOPU-0016-C: Tender Package for the Crushing and Conveying Facilities Design Services (P2036) — Part 2 of 3 [scanned by scanmail])

•	Email dated 27th June (Fw: MOPU-0016-C: Tender Package for the Crushing and Conveying Facilities Design Services (P2036) — Part 3 of 3 [scanned by scanmail])

•	Email dated 3rd July (Re: MOPU-0016-L Crushing / Conveying Post tender Questions [scanned by scanmail])

•	Email dated 8th July (On Behalf of Greg O’Neil: MOPU-0016 Post Tender Questions.)

•	Email dated 11th July (Re: Tender Review Meeting [scanned by scanmail])

•	Email dated 16th July (Re: MOPU-0016-L Post tender meeting agenda [scanned by scanmail])

•	Email dated 18th July (MOPU-0011 — Overall Project Schedule)

•	Email dated 21st July (MOPU-0011 — Lycopodium Capacity to Tender)

•	Email dated 22nd July (FW: MOPU-0011-L Re: — Lycopodium Capacity to Tender [scanned by scanmail])

•	Email dated 23rd July (RE: MOPU-0016-L Post tender meeting minutes [scanned by scanmail])

•	Email dated 1st August (RE: MOPU-0016-L-001 Post Tender Meeting #2 [scanned by scanmail])

•	Email dated 7th August (no subject line)

Page 3.

•	Email dated 18th August (MOPU-0011 & MOPU-0016)

•	Email dated 21st August (CV’s)

•	Email dated 27th August (no subject line)

•	Email dated 28th August (Negotiating table.)

•	Email dated 29th August (FW: [scanned by scanmail])

•	Email dated 29th August (MOPU-0016-L Submission questions [scanned by scanmail])

•	Email dated 3rd September (MOPU-0016-L RE: Submission Questions)

•	Email dated 3rd September (no subject line)

•	Email dated 4th September (Schedule & Planned Meeting)

•	Email dated 9thSeptember (Fw Insurance Policy [scanned by scanmail])

•	Email dated 10th September (Fw: MOPU-0016-L RE: Insurance Policy [scanned by scanmail])

•	Email dated 10th September (Budget. Schedule & Org Chart)
e)	Consultant’s Tender(s), and additional submitted supporting information.
Your attention is drawn to the following matters:
1.	You are advised that the Project Management of your services will be the responsibility of:
a)	Project Manager—

b)	Design Manager —

c)	Design package Manager —
2.	You are required to commence the Services immediately.

3.	A meeting is required with your Company at a time TBA to finalise the contract document and kick off the work package.

4.	This letter confirms LSA’s verbal advice of Contract Award 10th September 2008. which shall serve as the commencement of the Project Schedule, and the date of commencement of Services.
LSA looks forward to the successful performance of your Contract.

Yours faithfully,	Acceptance of Award of Contract
For and On Behalf of
Lycopodium Engineering Qld Pty Ltd